Exhibit 10.18

TOWNEPLACE SUITES BY MARRIOTT HOTEL

RELICENSING FRANCHISE AGREEMENT

BETWEEN

MARRIOTT INTERNATIONAL, INC.

AND

APPLE TEN HOSPITALITY MANAGEMENT, INC.

Location: 250 East Exchange Blvd., Columbia, SC 29209

Dated as of: March 25, 2011

9.	OPERATIONS		19

	9.1	Operating the Hotel	19
	9.2	System Promotion and Diversion to Other Businesses	20
	9.3	Employees	21
	9.4	Management and Operation of the Hotel	21

10.	TRAINING, COUNSELING, AND ADVISORY SERVICES		22

	10.1	Training	22
	10.2	Counseling and Advisory Services	23

11.	PHYSICAL FACILITIES, SUPPLIES, AND GOODS		23

	11.1	Repairs and Maintenance	23

12.	SYSTEM AND STANDARDS; FRANCHISEE ASSOCIATION		25

	12.1	Compliance with System and Standards	25
	12.2	Modification of the System and Standards	25
	12.3	Franchisee Association	25

13.	PROPRIETARY MARKS AND INTELLECTUAL PROPERTY		25

	13.1	Franchisor’s Representations and Responsibility Regarding the Proprietary Marks	25
	13.2	Franchisee’s Use of System and Intellectual Property	26
	13.3	Franchisee’s Use of Other Marks	28
	13.4	Internet Website	28

14.	CONFIDENTIAL INFORMATION; DATA PROTECTION LAWS		29

	14.1	Confidential Information	29
	14.2	Data Protection Laws	29

15.	ACCOUNTING AND REPORTS		29

	15.1	Books, Records, and Accounts	29
	15.2	Reports	30
	15.3	Franchisor Examination and Audit of Hotel Records	30

16.	INDEMNIFICATION AND INSURANCE		31

	16.1	Indemnification	31
	16.2	Insurance	31

17.	TRANSFERABILITY OF INTERESTS		33

	17.1	Transfers of Interests in the Hotel and Franchisee	33
	17.2	Transfers of Controlling Ownership Interests	34
	17.3	Transfers of Passive Investor Interests, Estate Planning, and Death or Mental Incompetency	36
	17.4	Proposed Transfer to Competitor and Right of First Refusal	37
	17.5	Interest in Real Estate and Injunctive Relief	39
	17.6	Survival of Right of First Refusal	39
	17.7	Security Interests in the Hotel or Franchisee	39
	17.8	Proposed Transfers to Specially Designated National or Blocked Person	40
	17.9	Transfers by Franchisor	40

18.	PUBLICLY-TRADED SECURITIES AND SECURITIES OFFERINGS		40

	18.1	Franchisee’s Obligations	40

	18.2	Limited Franchisor Consent	41

19.	DEFAULT AND TERMINATION		41

	19.1	Immediate Termination	41
	19.2	Termination Upon Notice with Opportunity to Cure	43
	19.3	Termination by Franchisor and Liquidated Damages	43

20.	POST-TERMINATION		46

	20.1	Franchisee Obligations	46
	20.2	Franchisor’s Rights Upon Termination or Expiration	48
	20.3	Survival	48

21.	CONDEMNATION AND CASUALTY		48

	21.1	Condemnation	48
	21.2	Casualty	48

22.	COMPLIANCE WITH LAWS; LEGAL ACTIONS		49

	22.1	Compliance with Laws	49
	22.2	Notice Regarding Legal Actions	49
	22.3	WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES	49
	22.4	Specially Designated National or Blocked Person; Anti-Money Laundering	49

23.	RELATIONSHIP OF PARTIES		50

	23.1	Reasonable Business Judgment	50
	23.2	Independent Contractor	50

24.	GOVERNING LAW; INJUNCTIVE RELIEF; COSTS OF ENFORCEMENT		50
	24.1	Governing Law	50
	24.2	Injunctive Relief	51
	24.3	Costs of Enforcement	51

25.	NOTICES		51

	25.1	Notices	51

26.	CONSTRUCTION AND SEVERABILITY; APPROVALS, CONSENTS AND WAIVERS; ENTIRE AGREEMENT		52

	26.1	Construction and Severability	52
	26.2	Approvals, Consents and Waivers	53
	26.3	Entire Agreement	53
	26.4	Amendments	53

27.	REPRESENTATIONS, WARRANTIES AND COVENANTS		53

	27.1	Existence and Power; Authorization; Contravention	53
	27.2	Ownership of Franchisee	54
	27.3	Ownership of the Hotel	54
	27.4	Additional Franchisee Acknowledgments and Representations	54

28.	MISCELLANEOUS		55

	28.1	Confidential Negotiated Changes	55
	28.2	Multiple Counterparts	56

EXHIBIT A APPROVED LOCATION, NUMBER OF GUESTROOMS AND OWNERSHIP INTERESTS IN FRANCHISEE	57

EXHIBIT B CHANGE OF OWNERSHIP RIDER	58

PROPERTY IMPROVEMENT PLAN ADDENDUM	60
ATTACHMENT ONE TO PROPERTY IMPROVEMENT PLAN ADDENDUM	63
ATTACHMENT TWO TO PROPERTY IMPROVEMENT PLAN ADDENDUM	65

EXHIBIT C RESTRICTED TERRITORY MAP	66

RELICENSING FRANCHISE AGREEMENT

          This Relicensing Franchise Agreement is effective as of the 25th day of March, 2011 (“Effective Date”) by Marriott International, Inc., a Delaware corporation and Apple Ten Hospitality Management, Inc., a Virginia corporation (“Franchisee”).

RECITALS

          A. Franchisor owns the System.

          B. Columbia East Hospitality, Inc. (“Existing Franchisee”) and Franchisor are parties to a System Hotel franchise agreement dated June 18, 2007 (“Existing Franchise Agreement”) for the operation of the Hotel (defined below).

          C. Existing Franchisee has entered into a Purchase Contract (“Purchase Agreement”) with Apple Ten Business Trust, a Virginia trust (“Owner”), an affiliate of Franchisee, pursuant to which Owner has purchased the Hotel from Existing Franchisee (the “Hotel Purchase Transaction”).

          D. Existing Franchisee desires to terminate the Existing Franchise Agreement in connection with the consummation of the Hotel Purchase Transaction.

          E. Franchisor has agreed to terminate the Existing Franchise Agreement on the terms set forth in a Termination Agreement and Release between Existing Franchisee and Franchisor (the “Termination Agreement”).

          F. Pursuant to the Termination Agreement, the termination of the Existing Franchise Agreement is not effective unless, among other things, this Agreement has become effective in accordance with its terms.

          G. Franchisee desires that the Hotel remain in the System after termination of the Existing Franchise Agreement and Franchisee desires to operate the Hotel under Franchisor’s System at the location specified herein and to obtain a franchise from Franchisor for that purpose.

          H. The Hotel opened for business as a System Hotel on May 21, 2009 (the “Opening Date”), and was operated under Franchisor’s System from the Opening Date until termination of the Existing Franchise Agreement pursuant to the Termination Agreement.

          I. Certain modifications to this Agreement are required in order to account for the fact that the Hotel was opened and operating before the Effective Date, which are set forth in the Change of Ownership Rider attached hereto as Exhibit B.

          J. Franchisee has entered into a lease dated March 25, 2011 (the “Lease”) with Owner, pursuant to which Owner has leased the Hotel to Franchisee and Franchisee has rights to operate the Hotel, and Franchisee desires to operate the Hotel as a System Hotel and wishes to obtain a license to use the System and the Proprietary Marks for that purpose.

          K. Owner, Franchisor and Franchisee are parties to that certain Owner Agreement dated as of the date hereof with respect to the Hotel (the “Owner Agreement”).

          L. It is the intention of the parties that the Hotel, together with other System Hotels will be part of a chain of hotels providing distinctive, high quality hotel services.

          M. It is important that the Hotel be operated in strict conformity with the System in order to enhance public acceptance of, and demand for, all System Hotels.

          N. In agreeing to grant the non-exclusive license under this Agreement to Franchisee, Franchisor is relying upon the business skill, financial capacity, and character of Franchisee and its principals and the guarantee by Guarantor under the Guaranty.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Franchisee and Franchisor agree as follows:

1.	DEFINITIONS

          When used in this Agreement the following terms have the meanings indicated:

          “AAA Rules” has the meaning stated in Section 17.4.

          “Accounting Period” means any one of the twelve (12) months in a calendar year or any other fiscal accounting and reporting period used by Franchisee and approved by Franchisor in writing.

          “Affiliate” means, for any Person, a Person that is directly (or indirectly through one or more intermediaries) Controlling, Controlled by, or under common Control with, such Person.

          “Agreement” means this Franchise Agreement, including any exhibits, attachments, and addenda.

          “Applicable Law” means all laws, regulations, ordinances, rules, orders, decrees, and requirements of any governmental authority having jurisdiction over the Hotel, Franchisee, Guarantor or any of the Marriott Agreements.

          “Application Fee” has the meaning stated in Section 3.1.

          “Approved Location” means the site or parcel of land described under item 1 on Exhibit A.

          “Arbitrator” has the meaning stated in Section 17.4.

          “Association” has the meaning stated in Section 12.3.

          “Brand” has the meaning stated in the definition of “Competitor.”

          “Case Goods” means furniture and fixtures used in the Hotel, its Guestrooms, and its Public Facilities, such as chests, armoires, chairs, beds, headboards, desks, tables, television sets, mirrors, pictures, wall decorations, graphics and all other unspecified items of the same class.

          “Category” means a group of System Hotels designated by Franchisor or its Affiliates, in their sole discretion, based upon certain criteria, such as geographic (e.g., worldwide, regional, state-specific, country-specific) or other attributes (e.g., resorts, urban, suburban). A Category may have specific physical and operating standards and policies or may be a descriptive classification.

          “Competitor” means any Person that owns or has an interest in a hotel brand, trade name, trademark, system, or chain (a “Brand”) or any Person that has, directly or indirectly, an Ownership Interest in, or is an Affiliate, principal, director, officer, or other individual with management responsibility of, a Person that owns or has an interest in a Brand that is comprised of at least (i) twenty

(20) full-service hotels, or (ii) fifty (50) limited-service hotels. For the purposes of defining “Competitor,” “full-service” hotels are hotels that typically offer three (3) meals per day and have an average of three thousand (3,000) square feet or more of meeting space per hotel, and “limited-service” hotels are hotels that are not “full-service” hotels. No Person will be deemed to be a Competitor if such Person has an interest in a Brand merely as a franchisee or as a mere passive investor that has no Control or influence over the business decisions concerning the Brand at issue, such as limited partners in a partnership or as a mere non-Controlling stockholder in a corporation.

          “Competitor Liquidated Damages” has the meaning stated in Section 19.3.C.

          “Confidential Information” means any or all of the following information: (i) any Standards, documents, or trade secrets approved for use in the System or in the design, construction, renovation or operation of the Hotel; (ii) any Electronic Systems and accompanying documentation developed for the System or elements thereof; (iii) Guest Profile Data; or (iv) any other confidential information, knowledge, trade secrets, business information or know-how obtained (a) through the use of any part of the System or concerning the System or the operation of the Hotel or (b) under any Marriott Agreements.

          “Control” (and any form thereof, such as “Controlling” or “Controlled”) means, for any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

          “Control Affiliate” means an Affiliate of Franchisee that directly or indirectly Controls Franchisee.

          “Data Protection Laws” means data protection and privacy laws and regulations in the United States.

          “Design Criteria” means those Standards that comprise the design criteria and such other information that is necessary for planning and construction or renovation and refurbishment of a System Hotel.

          “Dispute” means any dispute, controversy, or claim arising out of or relating to this Agreement or any other Marriott Agreement, or the making, breach, termination, or invalidity of this Agreement or any other Marriott Agreement, or the relationship created by any of those agreements.

          “Effective Date” has the meaning stated in the preamble to this Agreement.

          “Electronic Systems” means all Software, Hardware and all electronic access to Franchisor’s systems and data, licensed or made available to Franchisee relating to the System, including the Reservation System, the Property System, the Yield Management System, and any other system established under Section 8.3 or Section 12.2.

          “Electronic Systems Fees” means the Reservation System Fee, the Property System Fee, the Yield Management System Fee, and the fees for any other system established under Section 8.3 or Section 12.2.

          “Electronic Systems License Agreement” means the electronic systems license agreement that must be executed by Franchisee as a condition to using the Electronic Systems, the current form of which is set forth in the Franchise Disclosure Document.

          “Existing Franchisee” has the meaning stated in the Recitals.

          “Existing Franchise Agreement” has the meaning stated in the Recitals.

          “FF&E” means Case Goods, Soft Goods, signage, and equipment (including telephone systems, facsimile machines, copiers, vending machines, games, and electronic systems, such as equipment needed for the Electronic Systems), but does not include any item included in Fixed Asset Supplies.

          “Financed Pool” has the meaning stated in Section 5.2.

          “Fixed Asset Supplies” means supply items included within “Property and Equipment” under the Uniform System, including linen, china, glassware, silver, uniforms, and similar items.

          “Franchise Disclosure Document” means that certain document provided by Franchisor to prospective franchisees of System Hotels as required by the trade regulation rule of the Federal Trade Commission entitled “Disclosure Requirements and Prohibitions Concerning Franchising,” as such document may be updated from time to time by Franchisor.

          “Franchisee” has the meaning stated in the preamble to this Agreement.

          “Franchise Fees” has the meaning stated in Section 3.2.

          “Franchisor” means Marriott International, Inc., a Delaware corporation, and its successors and assigns.

          “Franchisor Lodging Facilities” means all hotels and other lodging facilities, chains, brands, or hotel systems owned, leased, under development, or operated or franchised, now or in the future, by Franchisor or any of its Affiliates, including: (i) Marriott Hotels, Resorts and Suites; Marriott Marquis Hotels; JW Marriott Hotels and Resorts; Marriott Conference Centers; Marriott Executive Apartments; Courtyard by Marriott Hotels; Fairfield Inn by Marriott Hotels; Fairfield Inn & Suites by Marriott Hotels; Nickelodeon Resorts by Marriott; Renaissance Hotels and Resorts; Renaissance ClubSport; Autograph Collection Hotels; Residence Inn by Marriott Hotels; Bvlgari Hotels and Resorts; Edition Hotels; Ritz-Carlton Hotels and Resorts; SpringHill Suites by Marriott Hotels; and TownePlace Suites by Marriott Hotels; (ii) other lodging products or concepts, including Marriott ExecuStay; JW Marriott Residences; Marriott Marquis Residences; and The Residences at The Ritz-Carlton; (iii) vacation, timesharing, interval or fractional ownership facilities, including Marriott Vacation Club International, The Ritz-Carlton Club, and Horizons by Marriott Vacation Club; and (iv) any other lodging product or concept developed or utilized by Franchisor or any of its Affiliates in the future.

          “Frequent Traveler Program(s)” means the frequent traveler appreciation program(s) for System Hotels and such other Franchisor Lodging Facilities designated by Franchisor or its Affiliates designed to increase the market share, length of stay and frequency of usage of such Franchisor Lodging Facilities, and/or any similar, complementary, or successor program. As of the Effective Date, such programs include “Marriott Rewards.”

          “Gross Revenues” means gross revenues and receipts of every kind (without netting for charge backs, credit card service charges, or uncollectible amounts), from all parts of and in connection with the Hotel, including revenues from leases, rentals, memberships, concessions, service charges, fees, sales, Gross Room Sales and revenues and receipts from all other operations, but not including any: (a) tips, service charges, or gratuities to Hotel employees to the extent actually received by the Hotel employees; (b) proceeds from the sale of the Hotel’s FF&E; (c) proceeds from insurance policies, other than business interruption, loss of income or other similar insurance for the Hotel; or (d) any sales tax, value added tax, or similar taxes.

          “Gross Room Sales” means: (i) gross sales and receipts of every kind that accrue from the rental of Guestrooms (without netting for charge backs, credit card service charges, or uncollectible amounts), including no-show revenue, early departure fees, late check-out fees and other revenues allocable to rooms revenue pursuant to the Uniform System, but not including any sales tax, value added tax, or similar taxes; (ii) resort fees and mandatory surcharges for facilities (although inclusion of such fees or surcharges does not constitute approval by Franchisor of such fees and surcharges, which may be limited or prohibited by Franchisor); (iii) attrition or cancellation fees that are collected from groups that cancel or do not fulfill their guaranteed number of reservations for Guestrooms; and (iv) the amount of all lost revenues and receipts due to the non-availability of Guestrooms, upon which business interruption, loss of income, or other similar insurance proceeds are calculated.

          “Guarantor” means individually and collectively the Person(s) who guarantee(s) the performance of Franchisee’s obligations under this Agreement and the other Marriott Agreements under the Guaranty.

          “Guaranty” means a guaranty executed and delivered by Guarantor for the benefit of Franchisor, the current form of which is set forth in the Franchise Disclosure Document.

          “Guest Profile Data” means personal guest profiles and information regarding guest preferences, including any information derived from or contained in any Frequent Traveler Program.

          “Guestroom” means each rentable unit in the Hotel consisting of a room, suite or suite of rooms generally used for overnight guest accommodation, entrance to which is controlled by the same key; provided that adjacent rooms with connecting doors that can be locked and rented as separate units are considered separate Guestrooms.

          “Hardware” means all computer hardware and other equipment (including all future upgrades, enhancements, additions, substitutions, and other modifications thereof) required for the operation of and connection to any Electronic System.

          “Hotel” means the hotel and all land used in connection with the hotel located or to be located at the Approved Location, including: (i) the freehold or long-term leasehold title to the Approved Location; (ii) all improvements, structures, facilities, entry and exit rights, parking, pools, landscaping, and other appurtenances (including the hotel building, Public Facilities, and all operating systems) located at the Approved Location; and (iii) all FF&E, Fixed Asset Supplies, and Inventories installed or located in such improvements at the Approved Location.

          “Hotel Purchase Transaction” has the meaning stated in the Recitals.

          “Initial Accounting Period” has the meaning stated in Section 3.11.

          “Intellectual Property” means all of the following items, regardless of the form or medium involved (e.g., paper, electronic, tape, tangible or intangible): (i) all Software, including the data and information processed or stored by such Software; (ii) all Proprietary Marks; (iii) all Confidential Information; and (iv) all other information, materials, and copyrightable or patentable subject matter owned, developed, acquired, licensed, or used by Franchisor or any of its Affiliates in connection with the System.

          “Interestholders” means, with respect to any Person, any Person that directly or indirectly holds an Ownership Interest in that Person.

          “Interest Rate” means the lesser of eighteen percent (18%) per annum or the maximum interest rate permitted by law.

          “Inventories” means “Inventories” as defined in the Uniform System, including: (i) provisions in storerooms, refrigerators, pantries, and kitchens; (ii) beverages in wine cellars and bars; (iii) other merchandise intended for sale; (iv) fuel; (v) mechanical supplies; (vi) stationery; and (vii) other expensed supplies and similar items.

          “Inventory Management” means those inventory management services made available by Franchisor to Franchisee under optional revenue management consulting arrangements.

          “Lease” has the meaning stated in the Recitals to this Agreement.

          “Local Advertising Programs” means local advertising, marketing, promotional, sales and public relations programs and activities for the Hotel, and Marketing Materials used in connection therewith.

          “Management Company” has the meaning stated in Section 9.4.A.

          “Management Company Acknowledgment” means an acknowledgment signed by the Management Company, Franchisee and Franchisor, the current form of which is set forth in the Franchise Disclosure Document.

          “Marketing Fund Activities” means: (i) the creation, production, and administration of Marketing Materials; (ii) the placement of Marketing Materials in magazines, newspapers, and similar printed, digital or electronic media or social media sites; (iii) the purchase of advertising on radio, television, the Internet, and other electronic or digital media; (iv) advertising, marketing, promotional, public relations, revenue management, reservations activities and sales campaigns, programs, seminars and other activities designed to increase sales or public awareness of the System, including publication and distribution of directories (whether offline or online), pamphlets and other forms of advertising media; (v) market research and oversight and management of the guest satisfaction program and Frequent Traveler Programs; and (vi) the retention or employment of personnel, advertising agencies, marketing consultants, and other professionals or specialists to assist in the development and implementation of any of the foregoing.

          “Marketing Fund Charge” has the meaning stated in Section 3.3.A.

          “Marketing Funds” means monies collected and used by Franchisor and its Affiliates for Marketing Fund Activities.

          “Marketing Materials” means all advertising, marketing, promotional, sales and public relations concepts, press releases, materials, copy, concepts, plans, programs, brochures, or other information to be released to the public, whether in paper, digital, electronic or computerized form, or in any form of media now or hereafter developed.

          “Marriott Agreement(s)” means, collectively, this Agreement, any other agreements executed in connection with this Agreement, and any other agreement related to the Hotel to which Franchisee, Guarantor or any of their respective Affiliates is a party and to which Franchisor or its Affiliates is also a party or beneficiary, as any may be amended, modified, supplemented, or restated.

          “Opening Date” has the meaning stated in the Recitals.

          “Other Mark(s)” means any trademark, trade name, symbol, slogan, design, insignia, emblem, device, or service mark that is not a Proprietary Mark.

          “Owner” has the meaning stated in the Recitals to this Agreement.

          “Owner Agreement” has the meaning stated in the Recitals to this Agreement.

          “Ownership Interest” means all forms of ownership of legal entities or property, both legal and beneficial, voting and non-voting, including stock interests, partnership interests, limited liability company interests, joint tenancy interests, leasehold interests, proprietorship interests, trust beneficiary interests, proxy interests, power-of-attorney interests, and all options, warrants, and any other forms of interest evidencing ownership or Control.

          “Passive Investor Interests” has the meaning stated in Section 17.3.

          “Person” means an individual, a partnership, a corporation, a limited liability company, a government, or any department or agency thereof, a trustee, a trust, an unincorporated organization, or any other entity of any kind.

          “PIP” has the meaning stated in Section 17.2.A(1)(d).

          “Property System” means all property systems (including all Software, Hardware and electronic access related thereto) designated by Franchisor for use by System Hotels in the front office, back-of-the-house, or other operations of System Hotels.

          “Property System Fee” means the fee Franchisee must pay as required by Franchisor representing the Hotel’s share of the costs and expenses of the Property System, including development and incremental operating costs, ongoing maintenance, field support costs, and a reasonable return on capital.

          “Proprietary Marks” means any trademarks, trade names, trade dress, words, symbols, logos, slogans, designs, insignia, emblems, devices, service marks, and indicia of origin (including restaurant names, lounge names, or other outlet names), or combinations thereof, that are registered by Franchisor or any of its Affiliates, or are used to identify or are otherwise associated by virtue of usage with System Hotels, all as may be changed, deleted, added to or otherwise modified by Franchisor or its Affiliates in their sole discretion. The term applies whether the Proprietary Marks are owned currently by Franchisor or any of its Affiliates, or are later developed or acquired, and whether or not they are registered in any state, foreign country or in the United States Patent and Trademark Office.

          “Prospectus” means any registration statement, solicitation, prospectus (preliminary or otherwise), memorandum, offering document, or similar documentation for the sale or transfer of an Ownership Interest, including any related amendments.

          “Public Facilities” means any meeting rooms, conference rooms, convention or banquet facilities, restaurants, bars, lounges, and all other similar public facilities.

          “Purchase Agreement” has the meaning stated in the Recitals.

          “Quality Assurance Program” means the quality assurance program that Franchisor uses to monitor guest satisfaction and the operations, facilities and services at System Hotels.

          “Reasonable Business Judgment” has the meaning stated in Section 23.1.

          “Renovation Drawings” has the meaning stated in Section 6.2.A.

          “Reserve” means the reserve account established by Franchisee meeting the requirements of Section 11.2.A.

          “Reservation System” means any reservation system designated by Franchisor for System Hotels (including all Software, Hardware and electronic access related thereto).

          “Reservation System Fee” means the fee Franchisee must pay to Franchisor representing the Hotel’s share of the costs and expenses of the Reservation System, including development and incremental operating costs, ongoing maintenance, field support costs, and a reasonable return on capital.

          “Restricted Territory” has the meaning stated in Section 2.3.

          “Sales Agent” means Franchisor acting on behalf of Franchisee for purposes of (i) Inventory Management, (ii) booking reservations at the Hotel or other booking activities, including accessing the Reservation System, or (iii) sales activities, including arranging group sales. Where Franchisor is Sales Agent for Franchisee, Franchisee consigns hotel inventory to Franchisor and retains all risk of loss of unsold or cheaply sold inventory.

          “Soft Goods” means textile, fabric and vinyl and similar products used in finishing and decorating the Hotel, its Guestrooms, corridors and Public Facilities, such as vinyl wall and floor coverings, drapes, sheers, cornice coverings, carpeting, bedspreads, lamps, lamp shades, artwork, task chairs, upholstery and all other unspecified items of the same class.

          “Software” means all computer software and accompanying documentation (including all future enhancements, upgrades, additions, substitutions, and other modifications) provided to Franchisee by or through Franchisor and/or third parties designated by Franchisor or its Affiliates required for the operation of and connection to any Electronic System.

          “Special Circumstances” has the meaning stated in Section 19.3.B.

          “Special Circumstances Liquidated Damages” has the meaning stated in Section 19.3.B.

          “Specially Designated National or Blocked Person” means: (i) a Person designated by the U.S. Department of Treasury’s Office of Foreign Assets Control from time to time as a “specially designated national or blocked person” or similar status; (ii) a Person described in Section 1 of U.S. Executive Order 13224, issued on September 23, 2001; or (iii) a Person otherwise identified by government or legal authority as a Person with whom Franchisor, or any of its Affiliates, are prohibited from transacting business.

          “Special Marketing Programs” means, as further described in Section 7.4, advertising, marketing, promotional, public relations, and sales programs and activities that are not designated by Franchisor as Marketing Fund Activities.

          “Standards” means Franchisor’s operating rules, manuals, standard operating procedures and other procedures, systems, guides, programs (including the Quality Assurance Program), requirements, directives, standards, specifications, design criteria, and such other information, initiatives and controls that are necessary for planning, designing, constructing, renovating, refurbishing, and operating System

Hotels (including the Design Criteria), as such may be modified, amended or supplemented by Franchisor or its Affiliates in accordance with Section 12.2 (and which may, with Franchisor’s prior approval, take into account specific characteristics and conditions of the local market). The Standards may be in paper or in electronic form.

          “System” means the Standards, Intellectual Property and other distinctive, distinguishing elements or characteristics that Franchisor or its Affiliates have developed, designated or authorized for the operation of System Hotels as such may be modified, amended or supplemented by Franchisor or its Affiliates in accordance with Section 12.2 including: the Reservation System, the Property System, the Yield Management System, the Electronic Systems, the Software, the Frequent Traveler Program(s), the Marketing Fund Activities, Special Marketing Programs, Training Programs, and other advertising programs and training.

          “System Hotel” means a limited-service hotel operated by Franchisor, an Affiliate of Franchisor, or a franchisee or licensee of Franchisor or its Affiliates under the trade name TownePlace Suites by Marriott in any of the fifty (50) states of the United States of America, the District of Columbia or Canada, and does not include any other Franchisor Lodging Facility or other business operation.

          “Taxes” means all taxes (including any sales, gross receipts, value-added or goods and services taxes), levies, charges, impositions, stamp or other duties, fees, deductions, withholdings or other payments levied or assessed by any competent governmental authority, including by any federal, national, state, provincial, local, or other tax authority.

          “Term” has the meaning stated in Section 4.1.

          “Term Expiration Date” has the meaning stated in Section 21.2.

          “Termination Agreement” has the meaning stated in the Recitals.

          “Transfer” means any sale, conveyance, assignment, exchange, pledge, encumbrance, lease or other transfer or disposition, directly or indirectly, voluntarily or involuntarily, absolutely or conditionally, by operation of law or otherwise.

          “Transfer Fee” has the meaning stated in Section 17.2.A(1)(c).

          “Travel Expenses” means all travel, food and lodging, living, and other out-of-pocket costs and expenses.

          “Uniform System” means the Uniform System of Accounts for the Lodging Industry, Tenth Revised Edition, 2006, as published by the Educational Institute of the American Hotel & Lodging Association, or any later edition, revision or replacement that Franchisor approves or designates.

          “Yield Management System” means any yield management system (including all Software, Hardware and electronic access related thereto) designated or required by Franchisor for use by System Hotels. The Yield Management System may be part of the Property System.

          “Yield Management System Fee” means the fee Franchisee must pay to Franchisor representing the Hotel’s share of costs and expenses of the Yield Management System, including development and incremental operating costs, ongoing maintenance, field support costs, and a reasonable return on capital.

2.	LICENSE

          2.1 Limited Grant.

                    Upon the terms of this Agreement, Franchisor hereby grants to Franchisee a limited, non-exclusive license to use the Proprietary Marks and the System and the right to operate the Hotel as a System Hotel solely at the Approved Location. Franchisee agrees to identify and operate the Hotel as a System Hotel in accordance with the System and this Agreement only as and when authorized by Franchisor.

          2.2 Franchisor’s Reserved Rights.

                    A. Franchisee agrees that except as set forth below at Section 2.3: (i) Franchisor and its Affiliates retain the right, at any location other than the Approved Location, to develop, promote, construct, own, lease, acquire and/or operate, or authorize or otherwise license or franchise to other Persons the right to develop, promote, construct, own, lease, acquire and/or operate Franchisor Lodging Facilities (including other System Hotels) and other business operations; and (ii) Franchisor or its Affiliates may exercise such right without notice to Franchisee. Franchisee covenants that it will not do anything that may interfere with the exercise of such right by Franchisor or any of its Affiliates.

                    B. Nothing in this Agreement will prevent Franchisor from allowing other Franchisor Lodging Facilities operated or franchised by Franchisor or its Affiliates to use various components of the System, including the Reservation System. Franchisor and its Affiliates also have the right to enter into affiliation agreements with other lodging facilities to permit Frequent Traveler Program members (or members of similar guest recognition programs) to redeem awards for stays at such lodging facilities.

          2.3 Territory.

                    Neither Franchisor nor its Affiliates will open to the public for business or authorize any other Person to open to the public for business a System Hotel for a period of three (3) years after the Opening Date of the Hotel, but not to extend beyond May 1, 2012, within a three (3) mile radius measured from the front door of the Hotel (“Restricted Territory”). The Restricted Territory is the highlighted bordered area as approximately set forth on the map attached hereto at Exhibit C. Should a conflict exist between the map and the narrative description stated above, the narrative will control. The restrictions set forth in this Section 2.3 will not apply to (i) any System Hotel existing or under development as of the Effective Date within the Restricted Territory; (ii) any hotel or hotels that are members of a chain of hotels (provided that such chain has a minimum of four (4) or more hotels in operation), all or substantially all (but in no event less than three (3) hotels) of which is acquired by, or merged with, or franchised by or joined through marketing agreement with, Franchisor or one of its Affiliates (or the operation of which is transferred to Franchisor or one of its Affiliates); (iii) any hotel or hotels that are members of a group of hotels that is (in a single transaction, or combination of related transactions, with a single seller or transferor) acquired by, or merged with, or franchised by or joined through marketing agreement with, Franchisor or one of its Affiliates, or the operation of which is transferred to Franchisor or one of its Affiliates, provided that such group of hotels contains no fewer than three (3) hotels; (iv) any other Franchisor Lodging Facility that is not included within the System; or (v) if any existing hotel described in (i) above ceases to operate as a System Hotel, then for each such hotel (if any), an additional hotel that may operate as a System Hotel.

3. FEES

          3.1 Application Fee.

                    Before the execution of this Agreement, Franchisee has paid to Franchisor an application fee in the amount of Fifty Thousand Dollars ($50,000), whichever is greater (“Application Fee”) in consideration of Franchisor’s investigation, review and approval process and other administrative functions and undertakings in connection with this Agreement. The Application Fee was earned by Franchisor upon Franchisor’s conditional approval of Franchisee’s application and is non-refundable.

          3.2 Franchise Fees.

                    Franchisee must pay to Franchisor an amount equal to five percent (5%) of Gross Room Sales during each Accounting Period (the “Franchise Fees”). Franchisee must not discount or sacrifice Gross Room Sales (by methods including the offering of complimentary or reduced-price rooms) in order to further any other business at or outside of the Hotel. Gross Room Sales must be accounted for on an accrual basis.

          3.3 Marketing Fund Charges; Special Marketing Program Fees.

                    A. Franchisee must pay to Franchisor a fee (the “Marketing Fund Charge”), as the Hotel’s contribution for Marketing Fund Activities. The Marketing Fund Charge is currently one and one-half percent (1.5%) of Gross Room Sales for the preceding Accounting Period. All sums Franchisor receives under this Section 3.3.A will be used as described in Section 7.3. Franchisor may modify the Marketing Fund Charge for hotels in the System, including the Hotel, to reflect the following, as determined by Franchisor: (i) any increase or decrease in the cost of providing, or the scope of, Marketing Fund Activities; (ii) any change in the method used to allocate the cost of Marketing Fund Activities; or (iii) any change in the competitive needs of the System. Franchisee agrees to be bound by any such increase or decrease; provided the total Marketing Fund Charge in any fiscal year will not exceed three percent (3%) of Gross Room Sales. System Hotels operated by Franchisor will make contributions for Marketing Fund Activities at the same percentage of Gross Room Sales required of franchisees within the System.

                    B. Franchisee must pay to Franchisor the Hotel’s share, as determined by Franchisor, of the cost of any Special Marketing Program as described in Section 7.4.

          3.4 Electronic Systems Fees.

                    A. Franchisee must pay to Franchisor the Electronic Systems Fees for any Electronic Systems provided to Franchisee for use at the Hotel.

                    B. Franchisor reserves the right to change the basis of the allocation of any Electronic Systems Fee to reflect the following, as determined by Franchisor: (i) any increase or decrease in the costs and expenses of providing the applicable Electronic System to the Hotel; (ii) any change in the method Franchisor uses to determine the applicable Electronic Systems Fee payment; or (iii) any change in the competitive needs of the System, including the right to change the basis for charging for such Electronic Systems Fee, so long as the charges for the Electronic Systems Fees are computed on a fair and consistent basis among similarly situated System Hotels or Franchisor Lodging Facilities receiving the services or utilizing the applicable Electronic Systems at the time such services and Electronic Systems are utilized.

          3.5 Other Charges.

                    Franchisee must pay to Franchisor or its Affiliates an amount specified by Franchisor to pay for (i) any training or orientation (including tuition, supplies, and Travel Expenses) required by Franchisor (including the general manager conference regardless of whether Franchisee’s personnel attend) or in which Franchisee elects to participate, (ii) purchasing, staging, programming, installing and interfacing and upgrading of Hardware and Software for any Electronic Systems, (iii) any goods or services purchased, leased or licensed by Franchisee from Franchisor or an Affiliate of Franchisor, and (iv) any optional or mandatory programs of Franchisor or its Affiliates in which Franchisee participates.

          3.6 Travel Expenses and Reimbursement.

                    Franchisee must pay to Franchisor all Travel Expenses for: (i) individuals designated by Franchisor to provide training or services under this Agreement; and (ii) Franchisor’s and its Affiliates’ corporate and regional representatives visiting the Hotel on specific Hotel business. In addition to such Travel Expenses, Franchisee must reimburse Franchisor, or such other Person designated by Franchisor, for the salary and other compensation of any individuals providing services to the Hotel, including training.

          3.7 Marriott Agreement Payments.

                    Franchisee must pay any other amounts due to Franchisor or its Affiliates under any Marriott Agreement or other agreement or debt instrument between Franchisee and Franchisor or its Affiliates.

          3.8 Making of Payments and Performance of Services.

                    All payments required by Sections 3.2 and 3.3 will be made for each Accounting Period within fifteen (15) days after the end of each Accounting Period. All other payments required by this Agreement will be made pursuant to the timing set forth in the invoice forwarded to Franchisee, which will not be less than ten (10) days after Franchisor issues such invoice. Payments due to Franchisor or its Affiliates will be paid by wire transfer of immediately available funds or such other method as Franchisor approves to the accounts designated by Franchisor. Franchisor has the right to have any service or obligation of Franchisor under this Agreement be performed by an Affiliate of Franchisor and Franchisee agrees to accept performance by such Affiliate. Franchisor also has the right to designate that payment be made to one of its Affiliates instead of Franchisor, and Franchisee must make such payments as designated.

          3.9 Interest on Late Payments.

                    If any payment by Franchisee to Franchisor under this Agreement is not received on or before its due date, such payment will be deemed overdue, and Franchisee must pay to Franchisor, in addition to the overdue amount, interest on such overdue amount which will accrue at a rate per annum equal to the Interest Rate from the date such overdue amount was due until paid. Franchisor’s entitlement to interest will be in addition to any other remedies Franchisor may have.

          3.10 Taxes.

                    A. Franchisee must promptly pay when due all Taxes levied or assessed by any Tax authority relating to the Hotel, Franchisee, this Agreement, any other Marriott Agreement or in connection with operating the Hotel.

                    B. Franchisee is responsible for payment of all Taxes, if any, levied on or deducted from any amounts payable to Franchisor or its Affiliates under this Agreement or any of the other Marriott Agreements. The amount of such Taxes must be paid by Franchisee to Franchisor or such Affiliate together with the payment to which it relates or as otherwise required by Applicable Law so that the amount actually received by Franchisor or such Affiliate in respect of such payment (after payment of such Taxes) equals the full amount stated to be payable in respect of such payment. To the extent any Applicable Law requires or allows any such deduction, payment or withholding to be paid by Franchisee directly to a governmental authority Franchisee must account for and pay such amounts promptly and provide to Franchisor receipts or other proof of such payment promptly upon receipt.

                    C. If there is a bona fide Dispute by Franchisee as to liability for Taxes, Franchisee may contest the validity of the amount of the Tax in accordance with Applicable Law, provided that Franchisee will not permit a Tax sale or seizure by levy of execution or similar writ or warrant, or attachment by creditor, to occur against any part of the Hotel. If such Dispute involves payments of Taxes that must be withheld, deducted, and paid by Franchisee related to payments to Franchisor as described in Sections 3.10.A and 3.10.B, Franchisee must pay such Taxes and submit to the withholding authority for reimbursement in connection with such Dispute, and Franchisee will be responsible for any interest or penalties assessed in connection with any delayed or non-payment.

4. TERM

          4.1 Term.

                    The term of this Agreement begins on the Effective Date and terminates on the twentieth (20th) anniversary of the Opening Date (the “Term”).

          4.2 Not Renewable.

                    This Agreement and the rights granted by this Agreement are not renewable and Franchisee has no expectation of any right to extend the Term.

5. SIZE, FINANCING, CONSTRUCTION, AND RENOVATION

          5.1 Size.

                    A. The Hotel will consist of the number of Guestrooms stated in Exhibit A or such other number approved by Franchisor.

                    B. Franchisee may expand the Hotel or construct additional Guestrooms at the Hotel, but only with Franchisor’s prior approval and only in compliance with Section 6. If Franchisor approves the proposed addition, Franchisee must pay Franchisor, within fifteen (15) days after receiving notice of approval, a fee equal to the per-room charge used in calculating the application fee for newly developed System Hotels, as specified in the Franchise Disclosure Document, multiplied by the number of such additional Guestrooms.

          5.2 Financing of the Hotel.

                    Franchisee will not, and will cause each Interestholder in Franchisee to not, incur or replace any indebtedness that is secured by a lien on or mortgage of the Hotel or pledge of Ownership Interests in Franchisee (whether such indebtedness is incurred (i) individually on behalf of the Hotel or (ii) on a pooled basis with other hotels or legal entities (a “Financed Pool”)) unless the following conditions are met at the time the indebtedness is incurred or replaced: (1) the terms of such indebtedness are commercially reasonable; (2) the debt coverage ratio is equal to or greater than 1.3; and (3) the lender is not a Competitor or an Affiliate of a Competitor. The condition set forth in clause (2) of the immediately preceding sentence will not apply to indebtedness incurred prior to the third anniversary of the Opening Date to finance the construction of the Hotel (or the conversion of such construction financing to permanent financing, if such permanent financing is obtained at the same closing as the construction financing). The debt coverage ratio as of any calculation date is the ratio of: (a) cash available for the payment of debt service (interest and principal) for the Hotel (or hotels, including the Hotel, that are part of the Financed Pool) from Gross Revenues (after deduction for any management fee or reserve required under this Agreement, any management agreement or under the terms of any financing) of the Hotel (or hotels, including the Hotel, that are part of the Financed Pool) for the twelve (12) months immediately preceding such calculation date, to (b) the greater of (x) the actual contractual amount of debt service payments required to be made during the twelve (12) month period after the calculation date for the Hotel (or hotels, including the Hotel, that are part of the Financed Pool) or (y) the amount of debt service payments that would be required to be made during the twelve (12) month period after the calculation date for the Hotel (or hotels, including the Hotel, that are part of the Financed Pool) assuming the indebtedness bears interest at an interest rate of 7.5% and has a 20-year mortgage-style principal amortization. Franchisee will give notice to Franchisor of the component hotels and legal entities in a Financed Pool before incurring such indebtedness.

          5.3 Construction/Conversion/Renovation of the Hotel.

                    Franchisee, at its expense, must start and complete in a timely fashion and to Franchisor’s satisfaction the construction, conversion or renovation, as the case may be, of the Hotel in accordance with (i) Exhibit B and (ii) the Standards.

6. SOURCING AND DESIGN APPROVALS

          6.1 Furniture, Fixtures, Equipment, Supplies, and Signage.

                    A. Franchisee will use only such signs, FF&E, Inventories and Fixed Asset Supplies that conform to the Standards and are purchased from a supplier or manufacturer designated as “approved” by Franchisor (or as approved in accordance with Section 6.1.B). Franchisor may designate approved suppliers, including Franchisor or any of its Affiliates, as the only approved supplier for certain items. Before seeking approval from Franchisor to purchase FF&E to be used in constructing or renovating the Hotel Guestrooms, Franchisee will prepare models of the basic types of rooms (double/double, king and/or single), furnish the same with the proposed FF&E, and provide Franchisor an opportunity to inspect the model rooms to determine whether such proposed FF&E satisfies the Standards. Before seeking approval from Franchisor to purchase FF&E to be used in constructing or renovating the Public Facilities, Franchisee will prepare detailed drawings of the layout of the Public Facilities and “color boards” with samples and specifications for Public Facilities FF&E, and provide Franchisor an opportunity to review and inspect the same to determine whether such proposed FF&E satisfies the Standards.

                    B. The requirements of this Section 6.1 are to insure that items used at System Hotels will be uniform and of high quality to maintain the identity, integrity and reputation of the System. If Franchisee proposes to purchase or lease any signs, FF&E, Inventories, Fixed Asset Supplies or other items not previously approved by Franchisor as meeting the Standards, or from a supplier or manufacturer that Franchisor has not previously approved, Franchisee and such supplier or manufacturer will submit to Franchisor, at no cost to Franchisor, sufficient specifications and other information and samples for Franchisor to determine whether such items meet the Standards. Franchisor may require payment of an amount not to exceed the cost of such inspection, and Franchisor will not be liable for damage to any sample. Franchisor may require such supplier or manufacturer to demonstrate to Franchisor’s satisfaction that such supplier and/or manufacturer: (i) can manufacture such products to specifications that meet the Standards; (ii) can deliver them in a timely manner and in sufficient quantities to meet the needs of the Hotel; and (iii) has insurance protecting Franchisor and its Affiliates against any relevant claims. If the proposed arrangement involves the supplying or manufacturing of products utilizing Franchisor’s Intellectual Property, Franchisor may also require the supplier or manufacturer to: (a) enter into a written agreement with Franchisor concerning the use of Franchisor’s Intellectual Property on terms acceptable to Franchisor; and (b) demonstrate to Franchisor’s satisfaction that it can comply with the terms of such agreement. Franchisor may revoke its approval as to future purchases if the supplier or manufacturer at any time after such approval fails to meet the requirements of this Section 6.1 or the Standards.

          6.2 Design Approval.

                    A. If Franchisee elects or is required by this Agreement (including, under Section 11.1) to perform construction work or renovations or refurbishment of the Hotel affecting the design, character, or appearance of the Hotel, Franchisee will obtain the prior approval of Franchisor that any such construction work or significant renovations or refurbishment complies with the Standards and the requirements set forth in this Section 6. Before commencing such construction, renovation or refurbishment, Franchisee will engage a qualified registered architect, interior designer, and other qualified consultants and cause them to: (i) adapt the Design Criteria to the Approved Location and to Applicable Law, including the Americans with Disabilities Act and/or other similar state laws, codes, and/or regulations governing public accommodations for persons with disabilities, (ii) prepare complete construction documents, including a site plan and architectural, mechanical, electrical, civil engineering, landscaping and interior design drawings and specifications, and material samples, in each case, based on the Design Criteria (collectively, the “Renovation Drawings”), and (iii) submit the Renovation Drawings to Franchisor to review for compliance with the Design Criteria at least sixty (60) days prior to commencing such construction, renovation or refurbishment. Franchisee will not deviate from the Design Criteria in the Renovation Drawings; provided if, due to unique circumstances disclosed to Franchisor prior to the date the Renovation Drawings are submitted to Franchisor, it is necessary to deviate from the Design Criteria, all deviations from the Design Criteria, including those that are necessary to adapt the Design Criteria to the Approved Location, must be clearly designated in a separate document and submitted to Franchisor along with the Renovation Drawings. Based on the complexity of the design or the Renovation Drawings, or the amount or type of services requested or needed Franchisor may charge Franchisee an amount equal to One Hundred Thirty Dollars ($130) per hour for the additional time spent reviewing the Renovation Drawings and inspecting the Hotel, in addition to Travel Expenses of personnel that inspect the Hotel.

                    B. If requested by Franchisor, Franchisee will provide to Franchisor the name, address, and relevant work experience on similar projects for any architect, engineer, design firm or general contractor that Franchisee wishes to retain, and Franchisor will have thirty (30) days after receipt of such information to notify Franchisee of its election to consent or withhold its consent. Franchisor’s election to consent or withhold its consent will be based on prior experiences of Franchisor and its Affiliates with such Person, such Person’s general business reputation, and such Person’s relevant work experience on similar projects. If Franchisor does not respond to Franchisee within thirty (30) days after Franchisor’s receipt of such information, then Franchisee may retain such Person. Neither Franchisor’s failure to respond within the required time period nor Franchisor’s consent to Franchisee’s use of such Person will be deemed an endorsement or recommendation by Franchisor of any such Person. Franchisee acknowledges and agrees that Franchisor is not liable for the unsatisfactory performance of any Person retained by Franchisee.

                    C. Franchisor will promptly review the Renovation Drawings for compliance with the Design Criteria. If Franchisor determines that the Renovation Drawings do not comply with the Design Criteria, Franchisor will provide recommended changes to Franchisee that Franchisee will incorporate into the Renovation Drawings and resubmit to Franchisor for its review. Each party will act speedily and in good faith in the preparation, submission, review and revision of the Renovation Drawings. Franchisee will not begin the construction, renovation or refurbishment until Franchisor notifies Franchisee that the Renovation Drawings comply with the Design Criteria. As soon as reasonably possible after Franchisor notifies Franchisee that the Renovation Drawings comply with the Design Criteria Franchisee will submit to Franchisor two (2) sets of the final Renovation Drawings.

                    D. Once finalized, the Renovation Drawings will not be changed, including changes required by governmental authorities, without the prior written consent of Franchisor.

                    E. Franchisee agrees that Franchisee, and not Franchisor or its Affiliates, is responsible for: (i) ensuring that any design, construction documents, specifications, and any construction, renovation, or refurbishment complies with any Applicable Law, including any requirements relating to disabled persons; (ii) any errors or omissions; or (iii) discrepancies (of any nature) in any drawings or specifications. Franchisee further acknowledges and agrees that: (a) Franchisor’s review of the Renovation Drawings is limited solely to determining whether the Renovation Drawings comply with the Design Criteria; and (b) Franchisor will have no liability or obligation with respect to renovation, upgrading or furnishing of the Hotel. Except for Franchisee’s own uses related to its construction or operation of the Hotel, Franchisee will not reproduce, use or permit the use of any of the design concepts, drawings, or Standards.

7.	LOCAL ADVERTISING AND MARKETING, PRICING, AND MARKETING FUND ACTIVITIES

          7.1 Franchisee’s Local Advertising and Marketing Programs and Press Releases.

                    A. Franchisee will undertake Local Advertising Programs that will be (i) at Franchisee’s expense, (ii) conducted to the extent that Franchisee deems necessary, and (iii) in accordance with the Standards.

                    B. Franchisee will prominently use and display in, upon and in connection with the Hotel: (i) signs and other Marketing Materials and the Proprietary Marks only in the combination, arrangement, and manner approved or required by Franchisor and in accordance with the Standards; and (ii) such other trade names, trademarks, logos, and designs as may be provided, approved, or required by Franchisor. All signs and Marketing Materials must comply with Applicable Law. Franchisee must not display in or on the Hotel premises or elsewhere, any sign or Marketing Materials of any kind that does not comply with the Standards or that Franchisor has not approved or to which Franchisor objects. Franchisee must submit samples of Marketing Materials not provided by Franchisor or its Affiliates and obtain prior approval from Franchisor before any public use of such Marketing Materials. If Franchisor, subsequent to its approval of Marketing Materials or Local Advertising Programs, withdraws its approval, Franchisee must immediately cease the use, distribution, and dissemination thereof. Any Marketing Materials developed by Franchisee may be used by other Franchisor Lodging Facilities without compensation to Franchisee.

          7.2 Reservations, Pricing, and Rates.

                    A. Franchisee must provide its prices and rates for use in the Reservation System as requested by Franchisor or in accordance with the Standards. Franchisee must: (i) honor any prices, rates, or discounts that appear in the Reservation System, or any other publication, system, program, or promotion (written or electronic); (ii) honor all reservations made through the Reservation System or that are otherwise confirmed; and (iii) not charge any Hotel guest a rate higher than the rate specified at the time that the Hotel guest’s reservation was made, according to the records of the Reservation System or, if not made through the Reservation System, the record of the reservation. Franchisee will also honor all other contracts or pricing and terms for meeting rooms or any other activity or service at or in connection with the Hotel.

                    B. Franchisee is responsible for setting its own prices and rates for Guestrooms and other products and services at the Hotel and determining any prices or rates that appear in the Reservation System or any other publication or system (written or electronic) that lists any prices or rates for the Hotel. Franchisor, however, may: (i) prohibit certain types of charges or billing practices that Franchisor determines are misleading or otherwise detrimental to the System, including price-gouging or incremental fees for services that guests would normally expect to be included in the room charge; (ii) require that Franchisee price consistently in various distribution channels; or (iii) impose other pricing requirements permitted or required by Applicable Law.

                    C. Franchisor may recommend or suggest prices or rates for the products and services offered by Franchisee or require participation in various sales or revenue management programs or promotions offered by Franchisor and its Affiliates. Franchisor’s recommendations or suggestions concerning prices or rates are not mandatory; Franchisee is ultimately responsible for determining the prices or rates at which it offers its products and services, and Franchisor’s recommendations or suggestions are not a representation or warranty by Franchisor that the use of such suggested or recommended prices or rates will produce, increase, or optimize Franchisee’s profits and Franchisor will not be liable for any such recommendations or suggestions. This provision expressly includes any prices or rates for any bookings made by or for Franchisee in connection with any sales activity or program of Franchisor or its Affiliates in which Franchisee participates.

                    D. Franchisor may provide Inventory Management or sales services at the request of, and as Sales Agent for, Franchisee. Franchisor does not represent or warrant that Inventory Management or sales determinations made by Franchisor will produce, increase, or optimize Franchisee’s profits, and Franchisor will not be liable for any such determinations. This provision expressly includes any prices, rates or bookings affected by any Inventory Management or sales services provided by Franchisor or its Affiliates to Franchisee.

          7.3 Marketing Fund Activities.

                    A. Franchisor and its Affiliates and any of their designees will direct the Marketing Fund Activities, including the placement and allocation thereof. Upon the request of Franchisee, Franchisor will provide to Franchisee an unaudited accounting of the uses of Marketing Funds in any fiscal year of Franchisor if such request is made no earlier than ninety (90) days and no later than one hundred and eighty (180) days after the end of such fiscal year. Marketing Fund Activities are intended to promote general public recognition and acceptance of the Proprietary Marks and use of System Hotels, and Franchisor and its Affiliates, and their designees, are not obligated to make expenditures for the Hotel on a basis equivalent or proportionate to the Hotel’s Marketing Fund Charges or to ensure that any particular System Hotel benefits directly or proportionately from Marketing Fund Activities or expenditures. Marketing Fund Activities may not necessarily include all of the System Hotels and some Marketing Fund Activities may benefit or include other Franchisor Lodging Facilities in addition to System Hotels.

                    B. Franchisor reserves the right to: (i) modify or reconstitute the local, regional, national or international scope of the Marketing Fund Activities; and (ii) terminate the Marketing Fund Activities and establish methods of funding Marketing Fund Activities other than payment of the Marketing Fund Charge.

                    C. Franchisor and its Affiliates do not hold Marketing Funds as a trustee or as a trust fund, and Franchisor and its Affiliates have no fiduciary duty to Franchisee with regard to the administration, use, or expenditure of Marketing Funds. Marketing Funds may be commingled with other money of Franchisor and its Affiliates and used to pay: (i) all costs associated with developing, preparing, producing, directing, administering, researching, conducting, and disseminating Marketing Fund Activities, as well as the administrative costs and overhead incurred by Franchisor, or any of its Affiliates, with respect to the foregoing (including the cost of salaries and overhead for Franchisor’s and its Affiliates’ personnel involved in Marketing Fund Activities); and (ii) the cost of collecting and accounting for the Marketing Funds. Franchisor or its Affiliates may (but will not be obligated to) (i) loan money to be used for Marketing Fund Activities and Franchisor reserves the right to charge interest at then-current market rates with respect to such loans, and (ii) use Marketing Funds to repay any such loan plus interest.

                    D. When and if Marketing Materials are produced using Marketing Funds, all System Hotels will receive a portion of such materials in quantities determined by Franchisor. If Franchisee requests any Marketing Materials in excess of such portion allocated to Franchisee, Franchisor will require Franchisee to pay for the costs of such additional Marketing Materials.

          7.4 Special Marketing Programs.

                    Franchisor and its Affiliates may establish, coordinate, affiliate with, and require Franchisee’s participation in Special Marketing Programs. Special Marketing Programs may vary in duration, apply on a local, regional, national, or Category basis, or involve clusters or groups of Franchisor Lodging Facilities utilizing services on a shared basis. Examples of Special Marketing Programs include cooperative advertising programs, sales and marketing programs, customer satisfaction programs, travel agency programs, events and Frequent Traveler Programs. Special Marketing Programs have a cost to Franchisee that is in addition to the Marketing Fund Charge. If Franchisee participates in a Special Marketing Program Franchisee will pay for such programs on the same basis as paid by other participating System Hotels, as contemplated in Section 3.3.B. Franchisee may elect to participate in such activities or Franchisor may require participation.

8.	PROPERTY SYSTEM, RESERVATION SYSTEM, AND OTHER ELECTRONIC SYSTEMS

          8.1 Systems Installation.

                    Franchisee must, at its expense, purchase or lease, install, maintain, and use at the Hotel all Electronic Systems in accordance with specifications provided by or on behalf of Franchisor and may not use such Electronic Systems to process administrative functions not specifically related to the System.

          8.2 Reservation System.

                    Franchisor will make the Reservation System available to the Hotel, provided if Franchisee is in breach of this Agreement and if such breach is not cured within the time period required for cure of such breach under this Agreement, Franchisor may, in addition to any other remedies it may have, suspend the Hotel from using the Reservation System for so long as such breach remains uncured.

Franchisee waives all claims against Franchisor and its Affiliates arising from Franchisee’s suspension from the Reservation System under this Section 8.2, other than claims that Franchisee is not in breach of this Agreement. Franchisee will cause the Hotel to participate in the Reservation System, will use the Reservation System only for the benefit of the Hotel, and will comply with all Standards related to participation.

          8.3 Optional System(s).

                    Franchisor may provide to Franchisee the specifications for the Electronic Systems for optional systems. If Franchisor makes available optional system(s) and Franchisee elects to use such system(s), Franchisee must, at its expense, purchase or lease, install, maintain, and use at the Hotel all Hardware and Software necessary for the proper and efficient utilization and operation of such system(s) in accordance with specification provided by or on behalf of Franchisor and pay any fees associated therewith pursuant to Section 3.4.

          8.4 System Communication Costs.

                    As part of the Property System, Reservations System, Yield Management System and other systems, Franchisee will: (i) at its cost and expense, use the communication system (such as telephone or Internet systems) as specified or otherwise approved by Franchisor for System Hotels; and (ii) be responsible for and pay: (a) charges for any communication system (such as telephone or Internet lines) that connects Franchisee’s equipment to the Property System, Reservation System, Yield Management System or other systems; (b) the cost of supplies used in the operation of such equipment; and (c) all other related expenses.

          8.5 Electronic Systems Provided Under License.

                    The Electronic Systems will remain the sole property of Franchisor or any third party vendors, as applicable. Franchisee will at all times treat the Electronic Systems as confidential. As a condition to using the Electronic Systems, Franchisee must execute the Electronic Systems License Agreement. Franchisee acknowledges that the Electronic Systems will be modified, enhanced, replaced, or become obsolete, and that new Electronic Systems will be created to meet the needs of the System and System Hotels and the continual changes in technology and that any such new Electronic Systems will be subject to the terms of the Electronic Systems License Agreement. If from time to time Franchisor determines that it is advisable or necessary to amend or replace the Electronic Systems License Agreement as a result of the creation, modification, enhancement, replacement or obsolescence of any Electronic Systems, Franchisee, upon the request of Franchisor, will execute the then-current form of Electronic Systems License Agreement or an amendment to the Electronic Systems License Agreement.

9. OPERATIONS

          9.1 Operating the Hotel.

                    A. Franchisee will operate the Hotel using the System, in compliance with the Standards, and in such a manner as to provide courteous, uniform, respectable, and high quality lodging and other services and conveniences to the public. Franchisee will maintain a high moral and ethical standard and atmosphere at the Hotel. Franchisee will:

                              (1) permit the duly authorized representatives of Franchisor to: (i) enter Franchisee’s facilities and inspect same at all reasonable times to confirm that Franchisee is complying with the terms of this Agreement and the Standards; and (ii) test any and all equipment, food products, and supplies located at the Hotel. Franchisee may be required to pay any costs related to such inspections and provide free lodging to any such inspector or inspectors on official duty for such time as may be reasonably necessary;

                              (2) not knowingly permit gambling to take place at the Hotel (except for a limited number of reputable charitable events permitted by law) or use the Hotel for any casino, lottery, or other type of gaming activities;

                              (3) not sell, display or use in the Hotel any vending machines, honor bars (in Guestrooms), entertainment devices, or similar products that have not been previously approved by Franchisor;

                              (4) fully participate in all customer surveys and guest satisfaction audits and offer all guest services, which may include complimentary services, as Franchisor may prescribe for System Hotels including programs and services for senior citizens, children and frequent guests;

                              (5) fully participate in travel agent programs, any complaint resolution and other programs as Franchisor may reasonably establish for System Hotels, which programs may include providing complimentary rooms or refunds to guests; and

                              (6) except as otherwise set forth herein, make when due all payments in accordance with the terms of all contracts, agreements, and invoices, except for payments that are disputed by Franchisee in good faith.

                    B. Franchisee will provide food and beverage service in the Hotel in conformity with the Standards to insure the highest degree of quality and service. Franchisee agrees:

                              (1) to use any food and beverage service outlet solely for the operation of the business franchised hereunder; keep any food and beverage service outlet open and in normal operation for such minimum hours and days as Franchisor may prescribe;

                              (2) to maintain in sufficient supply, and use at all times, only such food and beverage products and ingredients, supplies, paper goods, dinnerware and furnishings as conform with the Standards, and to refrain from deviating therefrom without Franchisor’s prior written consent; and

                              (3) to sell or offer for sale only the menu items and beverages prescribed in the Standards or otherwise approved in writing by Franchisor; to sell or offer for sale all required menu and beverage items and prepare them in accordance with the Standards; and to discontinue selling and offering for sale any items as Franchisor may, in its discretion, disapprove in writing at any time.

          9.2 System Promotion and Diversion to Other Businesses.

                    A. Franchisee must use all reasonable means to encourage and promote the use of System Hotels everywhere. If Franchisee receives a request for reservations or hotel services or accommodations or use of Public Facilities in any area where a System Hotel or other suitable Franchisor Lodging Facility is located, Franchisee must promptly refer such request to Franchisor or such Franchisor Lodging Facility. Franchisee will not, without obtaining Franchisor’s prior consent, associate or affiliate with any other hotel business organization that requires Franchisee to refer business to other members of that organization.

                    B. Unless Franchisee obtains Franchisor’s prior approval, which approval may be withheld in Franchisor’s sole discretion, Franchisee will ensure that no part of the Hotel or the System is used for or to further or promote or divert business to:

                              (1) any lodging business (including any other hotel operated by Franchisee or its Affiliates or in which Franchisee, its Affiliates or a principal of Franchisee or its Affiliates owns or holds an Ownership Interest) not operated under a trade name or trademark owned by Franchisor or any of its Affiliates, including advertising or promotion of hotels, vacation or time-sharing facilities (or any similar product sold on a fractional or other basis with use rights on a weekly or other periodic basis), conference centers, or other lodging products; or

                              (2) any other business or concession.

          9.3 Employees.

                    A. Franchisee must employ suitable individuals as a general manager and other managers (e.g., reservations manager, sales manager, and other department managers or persons with different titles but similar duties to the foregoing) and qualified personnel sufficient to staff all positions at the Hotel as required by the Standards or Franchisor. Franchisee’s general manager and other managers will devote their full time to the management and operation of the Hotel, and such Persons will not be employed in any other capacity by Franchisee or its Affiliates without the consent of Franchisor. Franchisee must use its best efforts to ensure that Franchisee’s employees at all times: (i) conduct themselves in a competent and courteous manner in accordance with the image and reputation of Franchisor and the System; (ii) wear uniforms designated or approved by Franchisor; and (iii) maintain a neat and clean appearance and render competent, sober and courteous service to all Persons.

                    B. All hiring decisions at the Hotel will be made solely by Franchisee. Franchisor does not exercise any direction or control over the employment policies or employment decisions of Franchisee. All employees of Franchisee are solely employees of Franchisee, not Franchisor, and Franchisee is not Franchisor’s agent for any purpose with regard to Franchisee’s employees.

                    C. Franchisee agrees that Franchisor has the right to communicate directly with the general manager and the other managers at the Hotel regarding day-to-day operations of the Hotel, and such communications will be deemed made to Franchisee. Franchisee authorizes Franchisor to rely on the statements of such managers as to matters relating to the operation of the Hotel.

          9.4 Management and Operation of the Hotel.

                    A. The Hotel will at all times be operated only by the Person consented to by Franchisor in accordance with this Section 9.4. Such Person (i) may be either (a) Franchisee or (b) if Franchisor in its sole discretion in connection with the grant of the license in this Agreement determines that Franchisee does not meet the requirements of this Section 9.4, a management company other than Franchisee that would perform the day-to-day operations of the Hotel (“Management Company”) and (ii) is identified in Paragraph 3 of Exhibit A. Franchisee will at all times be responsible for complying with the obligations of this Agreement regarding the management and operation of the Hotel notwithstanding the retention of a Management Company.

                    B. Any Management Company retained by Franchisee must before taking over operations of the Hotel: (i) be qualified and consented to by Franchisor; and (ii) together with Franchisee, execute and deliver to Franchisor a Management Company Acknowledgment. Franchisor’s consent to the Management Company will be evidenced by its counter-execution of the Management Company

Acknowledgment. Franchisor may withhold its consent to any proposed Management Company that, in Franchisor’s sole discretion: (a) is not financially capable or responsible; (b) is not sufficiently experienced or qualified in managerial skills or operational capacity or capability; (c) is otherwise unable to adhere fully to the obligations and requirements of this Agreement; or (d) does not provide Franchisor with all information that Franchisor reasonably requests or with access to other businesses that Management Company operates. Franchisor will have the right, at its option, to review any management agreement between Franchisee and its proposed Management Company for the Hotel to confirm that such management agreement is consistent with the terms of this Agreement and the Management Company Acknowledgment. Franchisee agrees that Franchisor will be under no obligation to consent to any proposed Management Company that is (or is an Affiliate of any Person that is) a franchisor or owner of, is under the common control of, is affiliated with, or manages lodging facilities exclusively for the franchisor or owner of, a lodging facility trade name that is competitive with Franchisor Lodging Facilities, irrespective of the number of lodging facilities operating under such a trade name. If there is a change in Control of the Management Company or if the Management Company becomes a Competitor (or an Affiliate of a Competitor), or if there is a material adverse change to the financial status or operational capacity of the Management Company, Franchisee will, or will cause Management Company to, promptly notify Franchisor of any such event and Franchisor may require Franchisee to terminate its agreement with such Management Company and engage a replacement management company that will be subject to Franchisor’s consent process under this Section 9.4.B. Franchisor will have at least thirty (30) days following Franchisor’s receipt of notice and any information Franchisor requests to review and consent to or reject any such replacement management company.

                    C. Franchisee agrees that Franchisor will have the right to communicate directly with the Management Company and the managers at the Hotel on matters relating to the operation of the Hotel, and Franchisee authorizes Franchisor to rely on the communications of such managers or Management Company as being on behalf of Franchisee.

                    D. Notwithstanding anything to the contrary set forth in this Agreement, the Management Company Acknowledgment and/or Franchisor’s Quality Assurance Program, if, during the Term of this Agreement, the Hotel is placed in the Yellow Zone for any two consecutive tracking periods or in the Red Zone for any single tracking period under Franchisor’s Quality Assurance Program, then Franchisor may require, in its sole discretion, Franchisee to replace the Management Company with another management company that has been approved by Franchisor to operate the Hotel. Such replacement shall occur within sixty (60) days from the receipt by Franchisee (or first refusal of delivery) of a written notice by Franchisor advising Franchisee that it must replace the Management Company. If Franchisee fails to replace Management Company in accordance with the terms of this Section 9.4.D., then Franchisee shall be in material default under this Agreement. For purposes of this Section 9.4.D., the terms “Yellow Zone” and “Red Zone” refer to the “Yellow Zone” and the “Red Zone” (or any comparable replacement terms) as such terms are used in Franchisor’s Quality Assurance Program.

10. TRAINING, COUNSELING, AND ADVISORY SERVICES

          10.1 Training.

                    A. The Hotel must be managed by an individual or individuals who have timely and successfully completed the training program(s) required by Franchisor. Franchisor will have the right to require that the Hotel’s or Franchisee’s management personnel attend or complete specific training program(s), including before the opening or conversion of the Hotel or in connection with a Transfer of Control of Franchisee or the Hotel. Such training courses will be conducted at such time and place as Franchisor will designate. Franchisee will advise Franchisor of all newly hired management personnel within thirty (30) days after they commence employment, and such personnel will attend and successfully complete such training program(s) within the time frame Franchisor specifies.

                    B. Franchisee must conduct such training for Franchisee’s employees as is required for them to properly operate, administer and manage the Hotel in accordance with the Standards.

                    C. Franchisor may offer, and Franchisee may elect to participate in, optional training courses for personnel engaged in operating or managing System Hotels.

                    D. Franchisor will have the right to charge tuition, fees or reimbursements described in Section 3.5 for all educational, training and orientation programs that Franchisor offers, which must be paid before receiving training materials or attending; provided, however, the tuition charge for courses conducted by Franchisor will not be greater than the tuition charged for employees attending from System Hotels operated by Franchisor. For all programs and activities under this Section 10, whether mandatory or optional, Franchisee will be responsible for paying all Travel Expenses, and the salary and other compensation for individuals attending such training. Franchisor reserves the right to require Franchisee to pay and/or reimburse Travel Expenses of the providers of such training programs and services. Franchisor reserves the right to require that Hotel employees execute confidentiality agreements in form and substance satisfactory to Franchisor.

          10.2 Counseling and Advisory Services.

                    Franchisor will make its representatives available at Franchisor’s designated offices at reasonable hours or to meet in person to consult with and advise (but not provide legal counsel or advice to) Franchisee regarding the design, operation, and management of the Hotel as a System Hotel. If Franchisor’s representative travels to the Hotel to provide such services, Franchisee must pay the expenses of such representative while at, going to, and coming from, the Hotel, including Travel Expenses, and salary or other compensation, in accordance with Section 3.6.

11. PHYSICAL FACILITIES, SUPPLIES, AND GOODS

          11.1 Repairs and Maintenance.

                    A. Franchisee will maintain the Hotel in good repair and first-class condition and in conformity with Applicable Law and the Standards. Franchisee or its Affiliates must fund the cost of all repairs and alterations at the Hotel. Franchisee will not make any major repairs, alterations, renewals, replacements, or additions to the Hotel or carry out any material alterations to the Hotel (including the design, character, or appearance thereof) without first obtaining the prior consent of Franchisor, unless such repairs, alterations, renewals, replacements, or additions are required by any Applicable Law or are otherwise required for the continued safe and orderly operation of the Hotel.

                    B. Franchisee must complete a significant renovation of Guestrooms, Guestroom corridors and Public Facilities, including (i) replacement of Soft Goods at least every five (5) to six (6) years after the date such Soft Goods were installed and (ii) replacement of Case Goods at least every ten (10) to twelve (12) years after the date such Case Goods were installed; provided, however earlier or more frequent renovations or replacements may be necessary to maintain the quality level of the Hotel in compliance with the Standards and to comply with the Quality Assurance Program. In connection with replacements in the immediately preceding sentence, the replacement of all Soft Goods or all Case Goods, as the case may be, will be done at the same time rather than being done in a piecemeal fashion or in phases. If Franchisee cannot demonstrate the date of installation of Soft Goods or Case Goods,

Franchisor will determine the date of installation for purposes of the first sentence of this Section 11.1.B after consultation with Franchisee.

                    C. In connection with any replacement of Soft Goods or Case Goods, Franchisor has the right to require Franchisee to upgrade the rest of the Hotel to conform to the building décor, trade dress, and FF&E required under then-current Standards for System Hotels of similar age. Franchisee will submit its plans for such upgrading and remodeling to Franchisor for its review and approval prior to commencing same. Franchisor will promptly review the plans for the limited purpose of determining whether the plans comply with the Standards and the applicable renovation scope. Franchisee will not begin the upgrading and remodeling until Franchisor notifies Franchisee that the plans comply with the Standards and the applicable renovation scope.

          11.2 Funding and Reserve.

                    A. Franchisee or its Affiliates must fund the cost of all repairs and alterations at the Hotel. In order to provide funds to accomplish the renovations described in 11.1.B. above, and other necessary replacements and renewals of FF&E, Franchisee will establish the Reserve, at a bank selected by Franchisee and acceptable to Franchisor. All interest earned on funds in the Reserve will be deposited in and credited to the Reserve in addition to the other funds already in the Reserve. The Reserve will not be used for repairs, alterations, improvements, renewals or replacements to the Hotel building’s structure or to its mechanical, electrical, heating, ventilating, air conditioning, plumbing or vertical transportation systems, which structure and operating systems will be maintained in good repair and condition from other funds.

                    B. Commencing with the Opening Date and continuing throughout the Term, Franchisee, within fifteen (15) days after the end of each month, will transfer into the Reserve an amount equal to five percent (5%) of Gross Revenues for such month.

                    C. At the end of each year, any amounts remaining in the Reserve will be carried forward to the next year, and will not be credited against or decrease the amount otherwise required to be deposited in the Reserve in the next year.

                    D. No later than fifteen (15) days before the beginning of each year, Franchisee will prepare and submit to Franchisor for its review and approval (i) an estimate of the expenditures necessary each year to maintain the Hotel and the amounts necessary from the Reserve for the necessary replacements and renewals of FF&E and the significant renovations described in Section 11.1 to be made during the upcoming year; and (ii) plans covering the next succeeding five (5) years that: (a) address renovations, replacements, and renewals of FF&E required to comply with the Standards; and (b) identify the availability of funding for same.

                    E. Franchisee agrees that the contributions to the Reserve required by Section 11.2.B. may not be sufficient to keep the Reserve at the levels necessary to make all replacements and renewals of FF&E necessary to maintain the Hotel as a high quality facility and in accordance with the Standards. If the funds in the Reserve are insufficient for such purpose, Franchisee will promptly provide the necessary funds in addition to the monthly contributions set forth in Section 11.2.B.

12. SYSTEM AND STANDARDS; FRANCHISEE ASSOCIATION

          12.1 Compliance with System and Standards.

                    A. Franchisee agrees that conformity with all aspects of the System and the Standards is essential in order to maintain the uniform quality and guest service of System Hotels and to enhance public acceptance of and demand for System Hotels. Therefore, Franchisee agrees that it will comply with the Standards in all matters involving the Hotel, and operate the Hotel in compliance with the System, this Agreement, and the other Marriott Agreements.

                    B. Franchisor will make the Standards available to Franchisee either in paper copy or in digital, electronic, or computerized form, or in some other form now existing or hereafter developed. Franchisee must pay a fee to retrieve, review, use, or access the Standards not in paper form. The Standards will at all times remain the sole property of Franchisor and its Affiliates. Franchisee will at all times ensure that Franchisee’s copy of the Standards is kept up-to-date, and if there is any dispute as to the contents of the Standards, the then-current Standards will control.

          12.2 Modification of the System and Standards.

                    A. Franchisor and its Affiliates expressly reserve the right, in their Reasonable Business Judgment, to modify the System and Standards or any part of either and such modifications may include materially changing, adding or deleting elements of the System; provided, however, that any modification of the Proprietary Marks under Section 13.2.B(3) may be made in Franchisor’s sole discretion. Franchisee agrees that modifications to the System may be made for all System Hotels or for any Category thereof.

                    B. Franchisee agrees that modifications to the System may require Franchisee to contribute to the cost of such modifications on a fair and consistent basis with other participating System Hotels or other hotels, as determined by Franchisor. To the extent that such modification relates to an ongoing program or system, such as the Reservation System, the Yield Management System, or Property System, or to any new Electronic Systems or other program or system, ongoing payments related to such modifications will be made in accordance with Section 3.

          12.3 Franchisee Association.

                    If Franchisor should, during the Term, sanction the formation of an association to consider topics relating to the operation of System Hotels and to make recommendations to Franchisor regarding such topics and any and all other appropriate matters (the “Association”), Franchisee, Franchisor and other System Hotel franchisees and licensees will be eligible for membership and Franchisee will pay to the Association all dues and assessments authorized by the Association (which will be consistently applied to all franchisees in the System). The Association will adopt such bylaws and elect officers as are deemed appropriate. Recommendations of the Association will be transmitted to Franchisor and regarded by Franchisor as expressing the consensus of members of the Association.

13. PROPRIETARY MARKS AND INTELLECTUAL PROPERTY

          13.1 Franchisor’s Representations and Responsibility Regarding the Proprietary Marks.

                    A. Franchisor represents with respect to the Proprietary Marks that:

                              (1) Franchisor and its Affiliates have the right to grant Franchisee the right to use the Proprietary Marks in accordance with this Agreement; and

                              (2) Franchisor will take or will cause to be taken all steps reasonably necessary to preserve and protect the ownership and validity of the Proprietary Marks; provided Franchisor will not be required to maintain any registration for the Proprietary Marks that Franchisor determines, in its sole discretion, cannot or should not be maintained.

                    B. Subject to Franchisee’s compliance with the terms of this Agreement, Franchisor will indemnify and hold Franchisee harmless against claims that Franchisee’s use of the Proprietary Marks infringes upon the rights of any third party unrelated to Franchisee, if Franchisee gives immediate notice of any such claim to Franchisor, permits Franchisor to have sole control over the defense and settlement of the claim, and cooperates fully with Franchisor in defending or settling the claim.

          13.2 Franchisee’s Use of System and Intellectual Property.

                    A. With respect to Franchisee’s use of the System and Intellectual Property under this Agreement:

                              (1) Franchisee will use the System and Intellectual Property only for such uses regarding the operation of the Hotel as are expressly authorized under this Agreement or otherwise authorized by Franchisor and only in the form and manner authorized by Franchisor, and any use thereof not so authorized will constitute an infringement of Franchisor’s rights as well as a material default of this Agreement;

                              (2) Franchisee will use the Proprietary Marks only in substantially the same places, combination, arrangement, and manner as provided in the Standards or approved by Franchisor. Franchisee will use the symbol “®,” “TM,” “SM” or such symbols or words as Franchisor may designate to protect the Proprietary Marks;

                              (3) Franchisee must identify itself as a franchisee or licensee of Franchisor and the owner and/or operator of the Hotel only as allowed or required by Franchisor and only in a manner and form designated by Franchisor. Franchisee will not use the Proprietary Marks in any manner that would or could imply that Franchisee has an Ownership Interest in the Proprietary Marks, including, on Franchisee’s corporate letterhead, business forms, contracts, or business cards, except as set forth in the Standards;

                              (4) Franchisee does not have any right to and will not Transfer, sublicense, or allow any Person to use any of the Intellectual Property, except as expressly permitted in this Agreement;

                              (5) Franchisee will not use the Intellectual Property to incur any obligation or indebtedness on behalf of Franchisor or any of its Affiliates;

                              (6) Franchisee will not use any Proprietary Mark or marks or names that are similar, in Franchisor’s sole opinion, as part of Franchisee’s corporate or legal name or in connection with any business activity or venture (other than the Hotel) or as a road name or address, or apply for trademark or service mark registration of any Proprietary Mark, any variation thereof or any mark similar to any Proprietary Mark, in the United States or any other jurisdiction, whether alone or in combination with other trademarks, trade names, trade dress, symbols, logos, slogans, designs, insignia, emblems, devices, or service marks;

                              (7) Franchisee must: (i) comply with Franchisor’s instructions in filing and maintaining any required business, trade, fictitious, assumed, or similar name registrations; (ii) obtain Franchisor’s prior approval of any name to be so registered; and (iii) indicate in the registration documents that Franchisee has the right to use such name only subject to the terms of this Agreement. Franchisee must also execute any documents and take such other action deemed necessary by Franchisor or its counsel to protect the Proprietary Marks or maintain their validity and enforceability; and

                              (8) if litigation involving the Intellectual Property is instituted or threatened against Franchisee or any notice of such infringement is received by Franchisee, or if Franchisee becomes aware of any infringement, Franchisee will promptly notify Franchisor in writing and will cooperate fully with Franchisor in Franchisor’s defense or settlement of such litigation. Franchisee will not make any demand or serve any notice, orally or in writing, or institute any legal action, or negotiate, litigate, compromise or settle any controversy with respect to any such litigation, without first obtaining Franchisor’s prior consent, which consent may be withheld in Franchisor’s sole discretion. Franchisor will have the right to bring such action and to join Franchisee as a party to any action in which Franchisor is or may be a party as to which Franchisee is or would be a necessary or proper party.

                    B. Franchisee agrees that:

                              (1) Franchisor and its Affiliates are, in the aggregate, the owners or licensees of all right, title, and interest in and to the System (other than Electronic Systems provided by or licensed by third parties) and the goodwill associated with and symbolized by the Proprietary Marks;

                              (2) the Proprietary Marks are valid and serve to identify the System and those who hold rights to operate hotels under the System;

                              (3) the Proprietary Marks and other aspects of the System are subject to replacement, addition, deletion, and other modification by Franchisor (or the Affiliate that owns the Proprietary Marks) in its sole discretion. If any such action is taken by Franchisor (or the Affiliate that owns the Proprietary Marks), Franchisee will promptly accept and use such replacement, addition, deletion, and other modification, and, in the case of the Proprietary Marks, display such changed Proprietary Marks as if they were part of the System as of the Effective Date (and replace, add, remove or modify the Proprietary Mark(s) that have been so changed), and Franchisee will bear the cost of conforming the Hotel to any such replacement, modification, addition, deletion, or other change;

                              (4) During the Term and thereafter, Franchisee will not directly or indirectly (i) attack the ownership, title or rights of Franchisor or its Affiliates in and to any part of the System; (ii) contest the validity of any part of the System or the right of Franchisor to grant to Franchisee the use of any part of the System(other than Electronic Systems provided by or licensed by third parties) in accordance with this Agreement; (iii) take any action or refrain from taking any action that could impair, jeopardize, violate, or infringe any part of the System; (iv) claim adversely to Franchisor or its Affiliates any right, title, or interest in and to the System; or (v) misuse or harm or bring into dispute the System;

                              (5) Franchisee has no Ownership Interest in the System. Franchisee’s use of the Intellectual Property and other aspects of the System under this Agreement (including any modifications, derivatives or additions thereto proposed by or on behalf of Franchisee or its Affiliates) will not give Franchisee any Ownership Interest or other interest in or to the Intellectual Property or any other aspect of the System, except the nonexclusive license granted by this Agreement. Franchisee hereby assigns (and will cause each of its employees or independent contractors who contributed to such modifications, derivatives or additions to assign) to Franchisor, in perpetuity throughout the world, all rights, title and interest (including the entire copyright and all renewals, reversions and extensions thereof) in and to all modifications, derivatives and additions to the Intellectual Property and other aspects of the System proposed by or on behalf of Franchisee or its Affiliates. Franchisee waives (and will cause each of its employees or independent contractors who contributed to such modifications, derivatives or additions to waive) all “moral rights of authors” or any similar rights that Franchisee (or its employees or independent contractors) may now or hereafter have in the modifications, derivatives and additions to the Intellectual Property and other aspects of the System proposed by or on behalf of Franchisee or its Affiliates. Franchisee agrees to execute (or cause to be executed) and deliver to Franchisor any documents and to do any acts that may be deemed necessary by Franchisor to perfect or protect the title in the modifications, derivatives or additions herein conveyed, or intended to be conveyed now or in the future;

                              (6) all goodwill arising from Franchisee’s use of the System (other than Electronic Systems provided by or licensed by third parties) and any other aspect of the System will inure solely and exclusively to Franchisor’s benefit, and upon expiration or termination of this Agreement, no monetary amount will be assigned as attributable to any goodwill associated with Franchisee’s use of any aspect of the System; and

                              (7) the rights in, and license of, the System granted hereunder to Franchisee are nonexclusive, and thus Franchisor and its Affiliates may:

                                        (a) use and may grant franchises and/or licenses to others to use the System, and otherwise profit from the System; and

                                        (b) establish, develop, franchise, and license other systems that use the Intellectual Property and other aspects of the System, without offering or providing Franchisee any rights in, to, or under such other systems.

                    C. The provisions of this Section 13.2 will survive the expiration or termination of this Agreement.

          13.3 Franchisee’s Use of Other Marks.

                    A. Franchisee will not use in any manner any of the System in connection with any Other Mark(s), without Franchisor’s prior approval.

                    B. Franchisee will not use any name or Other Mark in connection with the Hotel that may infringe upon or tend to be confused with a third party’s trade name, trademark, or other rights in intellectual property.

                    C. Franchisee will not use or permit the use of any Other Mark in or at the Hotel or in any Marketing Materials, advertising of, for, relating to or involving the Hotel or its operation without Franchisor’s prior approval, which approval may be granted or withheld in Franchisor’s sole discretion.

          13.4 Internet Website.

                    A. With the exception of a website that describes Franchisee’s franchise relationship with Franchisor and as stated in this Section 13.4 or the Standards, Franchisee will not display the Proprietary Marks on or associate the System with (through a link or otherwise) any website, electronic Marketing Materials, domain name, address, designation, or listing on the Internet or other communication system without the express consent of Franchisor. If Franchisor permits Franchisee to display or use the Proprietary Marks on Franchisee’s Internet site, the form, content and appearance of

Franchisee’s Internet site, and any modifications thereto, must comply with the Standards and be approved by Franchisor before it is posted on the Internet so that Franchisor can maintain the common identity of the System Hotels and the Proprietary Marks.

                    B. Franchisee acknowledges that the www.marriott.com domain name is the sole property of Franchisor and its Affiliates. Franchisee will not, directly or indirectly, use, register, obtain or maintain a registration for any Internet domain name, address, or other designation that contains any Proprietary Mark or any mark that is in Franchisor’s sole opinion confusingly similar, including misspellings and acronyms. Upon Franchisor’s request, Franchisee must promptly take all steps to cancel or transfer to Franchisor or its designee any such domain name, address, or other designation under its control.

14. CONFIDENTIAL INFORMATION; DATA PROTECTION LAWS

          14.1 Confidential Information.

                    Franchisee will not, during the Term or thereafter, without Franchisor’s prior consent, which consent may be granted or withheld in Franchisor’s sole discretion, copy, duplicate, record, reproduce, in whole or in part, or otherwise transmit or make available to any “unauthorized” Person any Confidential Information. Franchisee may divulge such Confidential Information only to such of Franchisee’s employees or agents as require access to it in order to operate the Hotel, and only if such employees or agents are apprised of the confidential nature of such information before it is divulged to them and they are bound by confidentiality obligations substantially similar to those listed above. All other Persons are “unauthorized” for purposes of this Agreement. Franchisee agrees that the Confidential Information has commercial value and that Franchisor and its Affiliates have taken reasonable measures to maintain its confidentiality, and, as such, the Confidential Information is proprietary and a trade secret of Franchisor and its Affiliates. Franchisee will be liable to Franchisor for any breaches of the confidentiality obligations in this Section 14.1 by its employees and agents. Franchisee will maintain the Confidential Information in a safe and secure location and will immediately report to Franchisor the theft or loss of all or any part of the Confidential Information.

          14.2 Data Protection Laws.

                    Franchisee will: (i) comply with all applicable Data Protection Laws; (ii) comply with all of Franchisor’s requirements regarding the Data Protection Laws contained in the Standards or otherwise; (iii) refrain from any action or inaction that could cause Franchisor or its Affiliates to breach any of the Data Protection Laws; (iv) do and execute, or arrange to be done and executed, each act, document and thing necessary or desirable to keep Franchisor and its Affiliates in compliance with any of the Data Protection Laws; (v) reimburse Franchisor and its Affiliates for any and all costs incurred in connection with the breach by Franchisee of such Data Protection Laws or Standards; and (vi) permit Franchisor and its Affiliates to use any data or other information each of them gathers concerning Franchisee and its Affiliates in connection with the establishment and operation of System Hotels by Franchisor and its Affiliates.

15. ACCOUNTING AND REPORTS

          15.1 Books, Records, and Accounts.

                    Franchisee at its expense must maintain and preserve for the Hotel for at least five (5) years from the dates of their preparation, complete and accurate books, records, and accounts in accordance with the Uniform System and United States generally accepted accounting principles, consistently applied, Applicable Law and the Standards. Franchisee’s obligation to preserve such books, records and accounts will survive the expiration or termination of this Agreement.

          15.2 Reports.

                    A. Upon the request of Franchisor, Franchisee must, at its expense, submit to Franchisor within fifteen (15) days after the close of each Accounting Period, an operating statement containing such information required by Franchisor, including the Gross Revenues and Gross Room Sales for such Accounting Period. In addition, within sixty (60) days after the close of each calendar or fiscal year, whichever is used by Franchisee for income tax purposes, Franchisee must furnish Franchisor a full and complete statement of income and expense from the operation of the Hotel for such preceding year, which will be prepared in accordance with the Uniform System and United States generally accepted accounting principles, consistently applied, Applicable Law and the Standards. The statement must be prepared in accordance with the Uniform System “Income Statement” with standard line items for those specified by Franchisor. Such statement also will include a reasonably detailed accounting (with such supporting documentation as Franchisor may reasonably request) of the contributions to, and expenditures from, the Reserve during such year, and such other information that Franchisor requires.

                    B. Franchisee must, at its expense, submit to Franchisor such other miscellaneous forms, periodic and other reports, records, financial statements, and other information relating to Franchisee, the Hotel and the Hotel’s marketing, sales and guests as Franchisor may reasonably request, in the form and at the times and places specified by Franchisor. Franchisor has the right to access Franchisee’s Property System and Reservation System directly to obtain marketing, sales and guest information, and Franchisee will take all actions reasonably necessary to provide such access.

          15.3 Franchisor Examination and Audit of Hotel Records.

                    A. Franchisor and its authorized representatives have the right, at any time, but upon reasonable notice to Franchisee, to: (i) examine and copy, at Franchisee’s expense, all books, records, accounts, and tax returns of Franchisee related to the operation of the Hotel during the five years preceding such examination; and (ii) have an independent audit made of any of such books, records, accounts, and tax returns. Franchisee must provide lodging without charge to Franchisor’s representatives or independent auditors while conducting and completing such audits, and Franchisee must provide such other assistance as may be reasonably requested related to the audit. If an examination or audit reveals that Franchisee has made underpayments to Franchisor or any of its Affiliates, Franchisee must immediately pay to Franchisor or such Affiliate upon demand, the amount underpaid plus interest on the underpaid amount which will accrue thereon at a rate per annum equal to the Interest Rate from the date such amount was due until paid.

                    B. If an examination or audit discloses an understatement of payments due to Franchisor of five percent (5%) or more for the period being examined or audited, or if the examination or audit reveals that the accounting procedures are insufficient to determine the accuracy of the calculation of any payments due, Franchisee must reimburse Franchisor for all costs and expenses connected with the examination or audit (including reasonable accounting and attorneys’ fees). If the examination or audit establishes a pattern of underreporting, Franchisor has the right to require that the annual financial reports due under Section 15.2.A be audited by an independent accounting firm consented to by Franchisor. The foregoing remedies are in addition to any other remedies that Franchisor may have under this Agreement, including the right to terminate this Agreement in accordance with Section 19.

                    C. If an examination or audit reveals that Franchisee has made overpayments to Franchisor or any of its Affiliates, the amount of any such overpayment, without interest, will be promptly credited against future payments due and payable by Franchisee to Franchisor or such Affiliate.

16. INDEMNIFICATION AND INSURANCE

          16.1 Indemnification.

                    Franchisee will, and hereby does, indemnify, defend, and hold harmless Franchisor and its Affiliates, their officers, directors, agents and employees, and their respective successors and assigns, from and against all losses, costs, liabilities, damages, claims, and expenses of every kind and description, including allegations of negligence by Franchisor and its Affiliates and their officers, employees, and agents, to the fullest extent permitted by Applicable Law, and including reasonable attorneys’ fees, arising out of or resulting from: (i) the unauthorized use of the Proprietary Marks; (ii) the violation of Applicable Law; or (iii) the construction, renovation, upgrading, alteration, remodeling, repair, operation, ownership or use of the Hotel or the Approved Location or of any other business conducted on, related to, or in connection with the Hotel or the Approved Location. Franchisee must promptly give notice to Franchisor of any action, suit, proceeding, claim, demand, inquiry, or investigation related to the foregoing. Franchisor will in any event have the right, through counsel of its choice, at Franchisee’s expense, to control the defense or response to any such action to the extent such action affects the interests of Franchisor, and such undertaking by Franchisor will not, in any manner or form, diminish Franchisee’s obligations to Franchisor hereunder. Under no circumstances will Franchisor or a Person indemnified hereunder be required or obligated to seek recovery from third parties or otherwise mitigate its losses in order to maintain a claim for indemnification against Franchisee under this Agreement, and the failure to pursue such recovery or mitigate a loss will in no way reduce the amounts recoverable from Franchisee by a Person indemnified hereunder. Franchisee’s obligations under this Section 16.1 will survive the termination or expiration of this Agreement.

          16.2 Insurance.

                    A. During the Term, Franchisee, at its expense, will procure and maintain such insurance as may be required by the terms of any lease or mortgage on the Approved Location, and in any event no less than the following:

                              (1) Property Insurance

                                        (a) Property insurance (or builder’s risk insurance during any period of construction) including boiler and machinery coverage on the Hotel building(s) and contents against loss or damage by fire, lightning, windstorm, and all other risks covered by the usual all-risk policy form, all in an amount not less than ninety percent (90%) of the full replacement cost thereof and a waiver of co-insurance and agreed amount endorsement. Said policy will also include coverage for landscape improvements and law and ordinance coverage in reasonable amounts.

                                        (b) Business interruption insurance covering at least twelve (12) months’ loss of profits and necessary continuing expenses (including Franchisee Fees) for interruptions caused by any occurrence covered by the insurance referred to in Sections 16.2.A(1)(a), (c) and (d). Such business interruption insurance will name Franchisor as a loss payee as its interest may appear.

                                         (c) If the Hotel is located in whole or in part within an area identified by the federal government as having a special flood hazard, flood insurance in an amount not less than the maximum coverage available under the National Flood Insurance Program and excess flood coverage with reasonable limits, but in no event less than ten percent (10%) of the full replacement cost of the Hotel building and contents, including business interruption coverage in an amount not less than that set forth in Section 16.2.A(1)(b).

                                        (d) If the Hotel is located in an “earthquake prone zone” or “windstorm prone zone” as determined by the U.S. Geological Survey or the insurance industry, earthquake insurance and windstorm insurance in an amount not less than the probable maximum loss less any applicable deductibles, including business interruption coverage in an amount not less than that set forth in Section 16.2.A(1)(b), all as determined by a recognized earthquake or windstorm engineering firm, as applicable.

                              (2) Workers’ compensation insurance in statutory amounts on all employees of the Hotel and employer’s liability insurance in amounts not less than $1,000,000 per accident/disease.

                              (3) Comprehensive or commercial general liability insurance for any losses arising or pertaining to the Hotel or its operation, with combined single limits of $1,000,000 per each occurrence for bodily injury and property damage. If the general liability coverages contain a general aggregate limit, such limit will be not less than $2,000,000, and it will apply in total to this Hotel only. Such insurance will be on an occurrence policy form and will include premises and operations, independent contractors, blanket contractual, products and completed operations, advertising injury, employees as additional insureds, broad form property damage, personal injury, incidental medical malpractice, severability of interests, innkeeper’s and safe deposit box liability, and explosion, collapse and underground coverage during any construction, renovation, upgrading and/or remodeling.

                              (4) Liquor Liability (applicable when Franchisee distributes, sells, serves, or furnishes alcoholic beverages) for combined single limits of bodily injury and property damage of not less than $1,000,000 each occurrence.

                              (5) Business Auto Liability including owned, non-owned and hired vehicles for combined single limits of bodily injury and property damage of not less than $1,000,000 each occurrence.

                              (6) Umbrella Excess Liability on a following form in excess of the liability insurance required under subsections A(2) through (5) immediately above in not less than the amount set forth opposite the number of stories in height that the Hotel is above ground:

Number of Stories Above Ground	Umbrellas Excess Liability Amount

3 or less	$9,000,000
4 or 5	$14,000,000

                              Such coverage will apply in total to the Hotel only by specific endorsement. Franchisor will have the right to require Franchisee to increase the amount of coverage if the number of stories of the Hotel above ground is greater than five (5) or if, in Franchisor’s Reasonable Business Judgment, such an increase is warranted.

                              (7) Fidelity insurance coverage or a fidelity bond in an amount not less than $250,000 per occurrence.

                              (8) Such other insurance as may be customarily carried by other hotel operators on hotels similar to the Hotel.

                    B. The following general insurance requirements will be satisfied by Franchisee:

                              (1) All insurance under subsection A(1)(b), and A(3) through (8) of this Section will by endorsement specifically name as unrestricted additional insureds Franchisor, any Affiliate of Franchisor designated by Franchisor, and their employees and agents. All insurance required hereunder will be specifically endorsed to provide that the coverages will be primary and that any insurance carried by any additional insured will be excess and non-contributory.

                              (2) Any deductibles or self-insured retentions maintained by Franchisee (excluding deductibles for high hazard risks in high hazard geological zones, such as earthquake and windstorm, which will be as required by the insurance carrier) will not exceed $25,000, or such higher amount as may be approved in advance in writing by Franchisor.

                              (3) All insurance purchased in compliance herewith will be placed with insurance companies reasonably acceptable to Franchisor and licensed to do business in the state where the Hotel is located. Such licensing requirement will not apply to those insurers providing umbrella excess liability above $5,000,000 under subsection A(6) of this Section.

                              (4) All insurance required hereunder will contain an endorsement whereby the policies will not be canceled, non-renewed, or materially changed without at least thirty (30) days prior notice to Franchisor. Franchisee will deliver to Franchisor a certificate of insurance (or certified copy of such insurance policy if requested by Franchisor) evidencing the coverages required herein. Renewal certificates of insurance (or certified copies of such insurance policy if requested by Franchisor) will be delivered to Franchisor not less than ten (10) days prior to their respective inception dates.

                              (5) All insurance required hereunder may be effected under policies of blanket insurance that cover other properties of Franchisee and its Affiliates so long as such blanket insurance fulfills the requirements herein.

                              (6) Franchisee’s obligation to maintain the insurance hereunder will not relieve Franchisee of its obligations under Section 16.1.

                              (7) Should Franchisee for any reason fail to procure or maintain the insurance required by this Agreement or as revised for substantially all franchisees or licensees in the United States by the Standards or otherwise in writing, Franchisor will have the right and authority (without however any obligation to do so) to immediately procure such insurance and to charge the cost thereof to Franchisee, which charges, together with a reasonable fee for Franchisor’s expenses in so acting, will be payable by Franchisee immediately upon notice.

17. TRANSFERABILITY OF INTERESTS

          17.1 Transfers of Interests in the Hotel and Franchisee.

                    Franchisee agrees that its rights and duties in this Agreement are personal to Franchisee, and that Franchisor entered into this Agreement in reliance on the business skill, financial capacity, and character of Franchisee and its principals and Affiliates. A Transfer of any Ownership Interest in Franchisee, the Hotel or any Ownership Interest in the Hotel, any of Franchisee’s rights or obligations under this Agreement, or a Transfer of, or change of Control in, Franchisee or a Control Affiliate is prohibited without the prior written consent of Franchisor except as otherwise set forth in Sections 17 or 18. Upon Franchisor’s request, Franchisee will furnish Franchisor with a list of the names and addresses of the Interestholders in Franchisee and any Control Affiliate (other than holders of Ownership Interests that are publicly-traded and were purchased on the open market).

          17.2 Transfers of Controlling Ownership Interests.

                    A. Except as set forth elsewhere in Sections 17 and 18, if Franchisee or any Interestholder of Franchisee or a Control Affiliate wishes to Transfer the Hotel, its Ownership Interest in the Hotel, a direct or indirect Controlling Ownership Interest in Franchisee, or effect a transaction that otherwise results in a direct or indirect change of Control in Franchisee, Franchisee will provide notice of such proposed Transfer to Franchisor. The notice will state the full name and identity of all of the parties to the proposed Transfer, including Interestholders of such parties and the terms of the Transfer, together with all other related information that is reasonably requested by Franchisor. Prior Transfers of Ownership Interests by or to the same Person or an Affiliate of such Person will be considered in determining whether a Transfer of a Controlling Ownership Interest or change of Control has occurred. Within thirty (30) days after Franchisor receives such notice and required information, Franchisor will notify Franchisee of Franchisor’s election of one of the following two alternatives:

                              (1) Franchisor’s election to consent to such Transfer, together with the conditions to the Transfer, which include the following as conditions:

                                        (a) Franchisee must deliver to Franchisor all documents, information and representations and warranties with respect to transferee’s corporate organization, authority, and ownership requested by Franchisor, including a complete copy of the sale and purchase agreement or similar document effecting the Transfer;

                                        (b) Franchisee must satisfy all of its accrued monetary obligations to Franchisor and its Affiliates, including an amount equal to a reasonable estimate of the costs and fees not yet accumulated and/or invoiced, and will execute, in a form prescribed by Franchisor, a general release of any and all claims against Franchisor and its Affiliates, and their respective officers, directors, agents and employees;

                                        (c) the proposed transferee must complete and submit to Franchisor a new franchise application together with the then-current application fee being charged to System Hotel franchisees (“Transfer Fee”). If Franchisor does not consent to the Transfer application, Franchisor will refund the Transfer Fee, less Ten Thousand Dollars ($10,000), which Franchisor will retain;

                                        (d) the transferee must enter into Franchisor’s then-current form franchise agreement and relevant ancillary agreements, which will contain the standard terms (except for duration, as provided below) then being issued for new franchised hotels under the System, including the then-current fees and charges. The new franchise agreement will be for a term that expires on or after the last day of the Term and provide for the upgrade of the Hotel to address any needed renovations and to bring the Hotel into compliance with Franchisor’s then-current Standards (including Franchisor’s Fire Protection and Life Safety Standards) pursuant to a property improvement plan (“PIP”). Franchisee will pay Franchisor’s then-current, non-refundable property improvement plan fee (currently, Ten Thousand Dollars ($10,000)) to cover Franchisor’s costs associated with creating the PIP;

                                        (e) the transferee must retain a Management Company consented to by Franchisor to control the day-to-day operations of the Hotel if Franchisor determines that transferee is not qualified to operate the Hotel;

                                        (f) the transferee must certify in writing that: (i) Franchisor did not endorse, recommend, or otherwise concur with the terms of the Transfer, (ii) Franchisor did not comment upon any financial projections submitted by Franchisee to transferee, and (iii) Franchisor did not participate in the determination of the consideration to be paid;

                                        (g) Franchisor will have the right to require that the transferee pay Franchisor’s outside counsel costs in connection with any such Transfer;

                                        (h) if the transferee is a subsidiary of a real estate investment trust or a publicly-held entity, or if the Hotel will be operated by a Management Company, Franchisor may require the transferee to establish and maintain a reserve to support the cost of future repairs and replacements of FF&E, and the transferee will deposit into such reserve each month throughout the term of the franchise agreement an amount equal to five percent (5%) of Gross Revenues or such other amount as determined by Franchisor; and

                                        (i) if due to the unique ownership structure of the transferee or the Hotel, Franchisor’s limited involvement franchising hotels with such structure (unique or not), the debt service on the Hotel, or the financial status of the transferee and its owners, Franchisor determines that additional protections are necessary, Franchisor may, among other things, require the transferee to establish and maintain a reserve (in addition to the reserve referenced in Section 17.2.A.1.(h) above) to support the cost of expenditures under the PIP and capital improvements that are beyond the scope of the FF&E reserve referenced in Section 17.2.A.1.(h) above, and the transferee will deposit into such reserve the amount required by Franchisor at the time of the Transfer and each month throughout the term of the franchise agreement.

                              (2) Franchisor’s election not to consent to the Transfer, and Franchisee will be in breach of this Agreement if Franchisee consummates such Transfer.

                    B. Franchisor has the right, in its sole discretion, to elect not to consent to a Transfer under Section 17.2.A(2) if: (i) Franchisor determines that such transferee is not capable of successfully operating the Hotel under the franchise agreement or the Standards (and requiring transferee to retain a Management Company consented to by Franchisor is not an acceptable alternative); (ii) Franchisor determines that the Management Company proposed by transferee is not capable of successfully operating the Hotel under the franchise agreement or the Standards or fails to meet Franchisor’s then-current criteria for Management Companies; (iii) Franchisor determines that the proposed transferee’s debt service or overall financial status will not permit the Hotel to be operated pursuant to the Standards; (iv) an uncured breach or default of a Marriott Agreement exists; (v) upon execution by transferee of a new franchise agreement, the transferee would be in breach of such agreement; (vi) the Hotel is not in good standing under the Quality Assurance Program; or (vii) the Transfer is subject to Section 17.4 or violates Section 17.8.

                    C. Subject to Section 17.4 and 17.8 and compliance with the conditions set forth in Section 17.2.A(1)(a), (b), (e), (f), (g), (h) and (i), Franchisor will consent to a Transfer of the Hotel or Franchisee’s Ownership Interests in the Hotel or the Ownership Interests in Franchisee or a Control Affiliate to a Person (a) in which Franchisee has a Controlling Ownership Interest and in which Franchisee owns, directly or indirectly, at least 50% of the economic interests or (b) in which the Interestholder that Controls Franchisee has a Controlling Ownership Interest and in which the Interestholder that Controls Franchisee owns, directly or indirectly, at least 50% of the economic interests, in either case provided that: (i) Franchisor is provided at least 30 days advance written notice of such Transfer; (ii) Franchisee provides to Franchisor documentation acceptable to Franchisor evidencing the Transfer by which such Person expressly assumes the obligations of Franchisee hereunder and under each other Marriott Agreement; (iii) another party acceptable to Franchisor has executed a guaranty substantially identical to the form of guaranty set forth in the then-current Franchise Disclosure Document (which party may be Franchisee or the transferee depending on the structure of the transaction) and each and every Guarantor acknowledges the Transfer and reaffirms and ratifies its obligations under the Guaranty; (iv) Franchisee is not in breach or default under any of the Marriott Agreements; (v) the Hotel is in good standing under the Quality Assurance Program; and (vi) each beneficial owner of an Ownership Interest in such Person shall have passed Franchisor’s then-current owner screen and paid any applicable fees in connection therewith.

          17.3 Transfers of Passive Investor Interests, Estate Planning, and Death or Mental Incompetency.

                    A. Subject to Sections 17.4 and 17.8, Transfers of direct or indirect, non-Controlling Ownership Interests (“Passive Investor Interests”) will be consented to by Franchisor if the following conditions are met: (a) the Passive Investor Interests are not owned by a Guarantor; (b) such Transfer(s), individually and in the aggregate, will not effect (i) a Transfer of or change in direct or indirect Control of Franchisee or the Hotel (in which case, the provisions of Section 17.2 will apply) or (ii) a Transfer of a majority of the Passive Investor Interests; (c) Franchisee provides Franchisor notice of such Transfer at least twenty (20) days prior to the consummation of such Transfer, together with reasonably detailed information concerning the identity and background of any such transferee and its Interestholders and the structure of such Transfer, and a representation and warranty that such information is true, correct and complete and that the requirements of this Section 17.3.A are met; and (d) Franchisee pays the then-current fee for background checks for any such transferee and its Interestholders and such background checks reveal that (x) each such Person has not been convicted of a felony, (y) each such Person is not otherwise known to have violated the law, and (z) each such Person’s character and reputation otherwise complies with the Standards. If requested by Franchisor, Franchisee will execute an amendment to this Agreement that updates the information on Exhibit A regarding the ownership of Franchisee to reflect the ownership after the Transfer. Franchisor will have the right to require that Franchisee pay Franchisor’s outside counsel costs in connection with any such Transfer.

                    B. Subject to Sections 17.4 and 17.8, for estate planning, Transfers of an Ownership Interest in Franchisee to a member of an Interestholder’s immediate family or to a trust for the benefit of such immediate family member or to any Person in which the Interestholder has and, during the Term continues to have, the Controlling Ownership Interest may be completed in accordance with the requirements set forth in Section 17.3.A above, so long as such Transfers do not in the aggregate result in a change of Control of Franchisee.

                    C. Subject to Sections 17.4 and 17.8, if any Interestholder holding a Controlling Ownership Interest in Franchisee dies or becomes mentally incompetent, the interest of such person may be Transferred in accordance with and subject to the terms of Section 17.2.A(1) provided that (i) any such Transfer will be made within twelve (12) months of the date of death or mental incompetency, (ii) the obligations of Franchisee under this Agreement are satisfied pending the Transfer, and (iii) the Hotel will be continuously operated by Franchisee or a Management Company as required under Section 9.4. If such death or mental incompetency results in the temporary appointment of an executor, custodian or other representative for a period not to exceed twelve (12) months, such appointment will not be deemed a breach of this Section 17 if the conditions above are satisfied, and (x) Franchisor is given notice of such appointment within thirty (30) days of the date thereof; and (y) the appointee agrees to cause the Hotel to be operated in compliance with this Agreement.

          17.4 Proposed Transfer to Competitor and Right of First Refusal.

                    A. If there is a proposed Transfer to a Competitor of (i) the Hotel (or any interest therein), (ii) Franchisee’s Ownership Interest in this Agreement, or (iii) an Ownership Interest or other interest in either Franchisee or a Control Affiliate, Franchisee will give notice thereof to Franchisor, stating the full name and identity of the prospective purchaser or tenant, as the case may be, including the names and addresses of the Interestholders of such prospective purchaser or tenant, the price or rental and all other terms of such proposed transaction, together with all other related information that is reasonably requested by Franchisor. Within thirty (30) days after receipt by Franchisor of such notice and information from Franchisee, Franchisor will notify Franchisee of Franchisor’s election, made in its sole discretion, of one (1) of the immediately following four (4) alternatives:

                              (1) Acquisition of Control of Hotel for Cash. If the proposed Transfer is a sale or lease of the Hotel for cash consideration, Franchisor (or its designee) will have the right to purchase or lease the Hotel at the same price or rental and upon the same terms (other than any terms relating to the Brand of the Hotel) as those contained in such offer from (or to) a Competitor. In such event, Franchisee and Franchisor (or its designee) will promptly enter into an agreement for sale or lease at the price or rental and on terms consistent with such offer.

                              (2) Acquisition of Franchisee/Acquisition of Control of Hotel. If the proposed Transfer is a purchase or lease of all or a portion of the Ownership Interests or the assets (which includes the Hotel) of Franchisee or a Control Affiliate, or a merger with or into Franchisee or a Control Affiliate, or the acquisition of Franchisee’s Ownership Interest in the Hotel, or any sale or lease of the Hotel involving non-cash consideration, or other form of Transfer, Franchisor (or its designee) will have the right to purchase or lease the Hotel at the purchase or lease price under terms consistent with such offer as agreed to by the parties. If the parties are unable to agree as to a purchase or lease price and terms within fourteen (14) days of Franchisor’s election, the purchase or lease price of the Hotel will be determined as provided below.

                                        (a) Within thirty (30) days after the fourteen (14) day period in this Section 17.4.A(2) expires, Franchisor and Franchisee will each obtain, at its own expense, an appraisal of the fair market value of the Hotel from a nationally recognized appraiser of Hotel properties comparable to the Hotel. In determining the fair market value, the appraisers will assume that the Hotel is not subject to a management agreement but is subject to this Agreement. If, after receiving such appraisals, the parties agree on the fair market value of the Hotel, such agreed fair market value will constitute the purchase or lease price.

                                        (b) If within fourteen (14) days after receiving the appraisals the parties are not able to agree on such fair market value, the purchase or lease price will be determined by “baseball arbitration” in Washington, D.C. in accordance with the Arbitration Rules for the Real Estate Industry of the American Arbitration Association then in effect (“AAA Rules”) as modified by this Agreement. The parties will jointly select a third party to act as the sole arbitrator (the “Arbitrator”) to determine the fair market value of the Hotel, and such Arbitrator will be a person having at least ten (10) years’ recent professional experience as to the subject matter in question and will be qualified to act as an Arbitrator in accordance with the AAA Rules. If the parties do not agree on an Arbitrator with such qualifications within fifteen (15) days after the expiration of such fourteen (14) day period referred to above, the Arbitrator will be appointed by the American Arbitration Association in Washington, D.C. in accordance with the AAA Rules.

                                        (c) The Arbitrator will be instructed and obligated to decide, within thirty (30) days after appointment, whether the appraisal submitted by Franchisor or the appraisal submitted by Franchisee most accurately reflects the fair market value of the Hotel based upon the appraisals submitted and such information as is normally relied upon by an appraiser of hotels and real estate. Each party agrees to fully cooperate and provide all information requested by the Arbitrator related to the Arbitrator’s determination of fair market value hereunder. The Arbitrator’s choice of appraisal will be in writing, will constitute the purchase price hereunder, and will be final, conclusive and binding on the parties as an “award” under the AAA Rules, and may be enforced by a court of competent jurisdiction. The expenses of the arbitration will be borne equally by the parties to the arbitration. Franchisor (or its designee) will have the right, at any time within thirty (30) days of being notified in writing of the decision of the Arbitrator, to either (a) enter into an agreement to purchase the Hotel premises and related property at the valuation determined by the Arbitrator, or (b) give notice of its intent to terminate this Agreement under Section 19.1.K within fourteen (14) days of such notice. If Franchisor elects to give notice of its intent to terminate this Agreement within fourteen (14) days of such notice, upon receipt of Franchisor’s election to terminate, Franchisee must either: (i) cancel the Transfer to a Competitor on or before the end of such fourteen (14) days or (ii) remove the Hotel from the System, pay liquidated damages, and otherwise comply with Franchisee’s post-termination obligations, in each case, as set forth in Sections 19.3 and 20 or, at Franchisor’s election, as may be set forth in a termination agreement on terms acceptable to Franchisor.

                              (3) Termination of Franchise Agreement. Franchisor may place this Agreement in default and give notice of its intent to terminate this Agreement under Section 19.1.K within fourteen (14) days of such notice. If Franchisor elects to give notice of its intent to terminate this Agreement within fourteen (14) days of such notice, upon receipt of Franchisor’s election to terminate, Franchisee must either: (i) cancel the Transfer to a Competitor on or before the end of such fourteen (14) days or (ii) remove the Hotel from the System, pay liquidated damages, and otherwise comply with Franchisee’s post-termination obligations, in each case, as set forth in Sections 19.3 and 20 or, at Franchisor’s election, as may be stated in a termination agreement on terms acceptable to Franchisor.

                              (4) Consent. Franchisor may consent to such Transfer, which consent will be on such terms as Franchisor may require, in its sole discretion.

                    B. If a Competitor proposes to acquire all of the Ownership Interests of an Affiliate of Franchisee and the Affiliate does not directly or indirectly own, lease, or operate any hotels operating under a trade name owned by Franchisor or any of its Affiliates, Franchisor will not have any right of first refusal to purchase the Hotel or right to terminate this Agreement, as provided above in Section 17.4.A with respect to such Transfer.

                    C. If the Transfer to a Competitor is by foreclosure, judicial or legal process, or any other means, Franchisor (or its designee) will have the right to purchase the Hotel upon notice to Franchisee. If the parties are unable to agree as to a purchase price and terms within thirty (30) days of Franchisor’s notice, the fair market value of the Hotel premises and related property will be determined by arbitration in accordance with Section 17.4.A(2). This provision will survive the termination of this Agreement under Section 19.1 in connection with the Competitor’s actions under this Section 17.4.C.

                    D. If Franchisee or any of its Affiliates becomes a Competitor, Franchisee will notify Franchisor in accordance with Section 17.4.A and provide all information reasonably requested by Franchisor related to becoming a Competitor and required thereby, or if Franchisor otherwise determines that Franchisee or any of its Affiliates has become a Competitor, Franchisor will so notify Franchisee and Franchisor will have the rights provided in Section 17.4.A(2) as if the Hotel were subject to a non-cash offer from a third party except that Franchisor will have thirty (30) days instead of fourteen (14) to agree on purchase terms.

          17.5 Interest in Real Estate and Injunctive Relief.

                    Franchisee acknowledges that Franchisor’s rights under Section 17.4 are real estate rights with respect to the Hotel. Franchisor is entitled to file a record of such interest in and among the appropriate real estate records of the jurisdiction in which the Hotel is located, and Franchisee will cooperate as requested by Franchisor in such filing. Such filing will indicate that Franchisor’s rights in real estate under Section 17.4 will be subordinate only to the exercise of the rights of bona fide lenders under a mortgage or security deed secured by the Hotel if and for so long as: (i) the lender is not a Competitor or Affiliate of a Competitor; (ii) any such mortgage or security deed is and remains validly recorded and in full force and effect; and (iii) the indebtedness underlying such mortgage or security deed complies with the requirements of Section 5.2. Franchisee agrees that damages are not an adequate remedy if Franchisee breaches its obligations under such Section 17.4 and that Franchisor will be entitled to injunctive relief to prevent or remedy such breach without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting a bond. If this Agreement is terminated and Franchisor’s rights under Sections 17.4, 17.5 and 17.6 are no longer in effect, at the request of Franchisee or the transferee, Franchisor will deliver upon request an instrument in recordable form to terminate any such recording of interest in real estate.

          17.6 Survival of Right of First Refusal.

                    Except for termination of this Agreement under Section 17.4.A(3), Franchisee agrees that Franchisor’s rights under Section 17.4 will survive early termination of this Agreement (as opposed to expiration of this Agreement as provided in Section 4.1) and will bind Franchisee and its Affiliates, if the events in either Section 17.6.A or Section 17.6.B occur:

                    A. before or within six (6) months after termination of this Agreement, a proposed Transfer to a Competitor occurs with respect to the Hotel, Franchisee or an Affiliate, or an Ownership Interest in either Franchisee or such Affiliate; and

                              (1) this Agreement is terminated under (x) Sections 19.1.K or L, (y) Section 19.2.B or (z) Section 19.2.D based upon a violation of Section 13.2; or

                              (2) this Agreement is terminated under Sections 19.1.A, B, C, D or E and an Affiliate, principal, or director of Franchisee obtains possession of the Hotel, or such Affiliate, principal, or director is the party filing the suit or seeking the execution or foreclosure referenced in Section 19.1.

                    B. there is a purported early termination of this Agreement (as opposed to expiration of this Agreement as provided in Section 4.1) by Franchisee and before or within six (6) months after such purported termination, a proposed Transfer to a Competitor occurs with respect to the Hotel, the Franchisee or an Affiliate of Franchisee, or an Ownership Interest in either Franchisee or such Affiliate.

          17.7 Security Interests in the Hotel or Franchisee.

                    In connection with any financing benefiting the Hotel, Franchisee will not mortgage, grant a security interest in, or otherwise pledge as collateral, the Hotel, and will not permit a mortgaging, granting of a security interest in, or otherwise pledging as collateral of an Ownership Interest in Franchisee, or in a Person Controlling Franchisee to banks or other bona fide reputable lending institutions that are not Competitors, unless: (i) such financing meets the requirements of Section 5.2 or Franchisor otherwise consents to such financing in writing; (ii) this Agreement will not be pledged, mortgaged, assigned as collateral for any financing, or the subject of a security interest; and (iii) if such lender forecloses on, or otherwise exercises its rights against, the Hotel or such Ownership Interests, Franchisor will have the rights under Section 19.1.

          17.8 Proposed Transfers to Specially Designated National or Blocked Person.

                    No Transfer of any direct or indirect Ownership Interest in Franchisee, the Hotel or any Marriott Agreement will be made to a Specially Designated National or Blocked Person or to a Person in which a Specially Designated National or Blocked Person has an interest or provides funding. Any such Transfer will be a material default under this Agreement.

          17.9 Transfers by Franchisor.

                    Franchisor will have the right to Transfer this Agreement to any Person without prior notice to, or consent of, Franchisee, provided such Person (a) assumes Franchisor’s obligations to Franchisee under this Agreement, (b) is an Affiliate of Franchisor or acquires substantially all of Franchisor’s rights in respect of System Hotels in the relevant Category, and (c) is a Person reasonably capable of performing Franchisor’s obligations under this Agreement. Franchisee agrees that any such Transfer will constitute a release and novation of Franchisor with respect to this Agreement. This Agreement will be binding on and inure to the benefit of Franchisor and the successors and assigns of Franchisor.

18. PUBLICLY-TRADED SECURITIES AND SECURITIES OFFERINGS

          18.1 Franchisee’s Obligations.

                    A. Publicly-traded securities in Franchisee or in any Control Affiliate may be Transferred in compliance with Applicable Law without Franchisor’s consent if the Transfer will not result in a Transfer of Control (as determined by Franchisor) in Franchisee or a Control Affiliate. Any Transfer of Ownership Interests in Franchisee or a Control Affiliate that will result in a Transfer of Control of Franchisee or any Control Affiliate (as determined by Franchisor) will be subject to Section 17.2.

                    B. Without limiting Franchisor’s rights under Section 17.2, in connection with any Transfer of Ownership Interests in Franchisee or a Control Affiliate involving any proposed public or private offering of securities that uses in any way the Proprietary Marks, identifies the Hotel, Franchisor or its Affiliates, or discusses the relationship between Franchisor or its Affiliates and franchisee or its Affiliates, Franchisee must also:

                              (1) provide Franchisor with appropriate representation or information demonstrating the lawfulness of the offering and obtain Franchisor’s consent to such use;

                              (2) fully and unconditionally indemnify and hold harmless Franchisor and its Affiliates in connection with the Prospectus and the offering;

                              (3) use any Proprietary Marks in the Prospectus and in any supporting or related materials only as approved by Franchisor in writing; and

                              (4) submit to Franchisor for its review at least thirty (30) days before the earliest of the date on which any Prospectus is delivered to a potential investor or filed with the Securities and Exchange Commission or any other governmental authority responsible for the regulation of the sale of securities, a copy of the proposed Prospectus, all supporting and related materials and releases.

Franchisor, in its sole discretion, may require Franchisee to pay for its costs and expenses in performing the limited review of the proposed Prospectus in accordance with this Section 18, including attorneys’ fees and expenses.

                    C. If the indemnification provided for in Section 18.1.B(2) above will for any reason be unavailable or insufficient to hold Franchisor and its Affiliates harmless in respect of any claim, then Franchisee will, in lieu of indemnifying Franchisor and its Affiliates, contribute to the amount paid or payable by Franchisor and its Affiliates as a result of any such claim, action, loss liability, cost, and expense of any kind, including reasonable attorneys’ fees, in respect thereof, (i) in such proportion as will be appropriate to reflect the relative benefits received by Franchisor and its Affiliates on the one hand and Franchisee and its Affiliates on the other or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Franchisor and its Affiliates on the one hand and Franchisee and its Affiliates on the other with respect to any claim, or action in respect thereof, as well as any other relevant equitable considerations. Franchisee and Franchisor agree that it would not be just and equitable if contributions under this Section 18.1 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. Franchisee’s obligations under this Section 18.1 will survive the termination or expiration of this Agreement.

          18.2 Limited Franchisor Consent.

                    Franchisor’s review of the Prospectus will be conducted solely for the benefit of Franchisor to determine the accuracy and completeness of any description of Franchisor’s relationship with Franchisee and compliance with the other requirements of Section 18.1 and not to benefit or protect any other Person, and its consent will not constitute any kind of authorization, acceptance or agreement, endorsement, or ratification of the offering or Prospectus, either express or implied.

19. DEFAULT AND TERMINATION

          19.1 Immediate Termination.

                    Franchisor may terminate this Agreement and all rights granted to Franchisee under this Agreement without affording Franchisee any opportunity to cure the default, effective immediately upon notice to Franchisee (or upon such notice period or cure period given by Franchisor in its sole discretion or as required by Applicable Law), if:

                              A. Franchisee or any Guarantor becomes insolvent, generally does not pay its debts as they become due, admits that any of them is unable to pay its debts as they become due, or makes a general assignment for the benefit of creditors; or proceedings for a compromise with creditors are instituted by, against, or consented to by Franchisee or any Guarantor; or

                              B. Franchisee or any Guarantor files a voluntary petition under any bankruptcy, insolvency, or similar law, or consents to an involuntary petition under any bankruptcy, insolvency, or similar law filed against it; or an order approving an involuntary petition in bankruptcy, insolvency, or similar declaration filed against Franchisee or any Guarantor remains unvacated ninety (90) days after the date of entry thereof; or

                              C. a court of competent jurisdiction enters an order, judgment, or decree, on the application of a creditor, adjudicating Franchisee or any Guarantor as bankrupt, insolvent, or similar status or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of Franchisee’s or any Guarantor’s assets, and such order, judgment, or decree remains unstayed and in effect for a period of ninety (90) days or will be consented to by Franchisee or such Guarantor; or

                              D. execution is levied against the Hotel, Franchisee, or any material real or personal property comprising the Hotel in connection with a final judgment for the payment of money; or

                              E. a suit to foreclose any lien, mortgage, or security interest in the Hotel or any material real or personal property that is a part of the Hotel, or any security interest in Franchisee is initiated and not vacated within sixty (60) days; or

                              F. a threat or danger to public health or safety shall have occurred from the construction, renovation, repair, refurbishment, upgrading, remodeling, maintenance, or operation of the Hotel that, in the opinion of Franchisor, could reasonably be expected to result in: (i) substantial liability or (ii) an adverse effect on the Hotel, other System Hotels, the System, the Proprietary Marks, or the goodwill associated therewith; provided, however, Franchisee may request that Franchisor reinstate this Agreement, and Franchisor will thereafter reinstate this Agreement, if, within six (6) months after termination under this Section 19.1.F., the threat or danger to public health or safety is eliminated and Franchisor has determined that such reinstatement would not cause substantial liability or loss of goodwill; or

                              G. Franchisee or any principal, director, officer, shareholder, or agent of Franchisee contrary to the provisions of this Agreement discloses or causes to be disclosed any Confidential Information provided to Franchisee or fails to exercise reasonable care to prevent such disclosure; or

                              H. (i) any of the representations and warranties by Franchisee under Sections 22.4 or 27 fails to be true and correct in any material respect when made, deemed made, furnished or as of the date of this Agreement or (ii) any of the representations and warranties by Franchisee under Sections 22.4 or 27 fails to be true and correct at any time during the Term; or

                              I. an inspection of Franchisee’s books and records under Section 15.3.B establishes a pattern of underreporting by Franchisee involving three (3) or more Accounting Periods within any twenty-four (24) month period; or

                              J. Franchisee or any Interestholder of a Controlling Ownership Interest in Franchisee is or has been convicted of a felony or other similar crime or offense or has engaged in a pattern or practice of acts or conduct that is likely in Franchisor’s judgment to, as a result of the adverse publicity that has occurred in connection with such offense, acts, or conduct, adversely affect the Hotel, other System Hotels, the System, the Proprietary Marks, the goodwill associated therewith or Franchisor’s interests therein, any Franchisor Lodging Facility or any other business conducted by Franchisor or any of its Affiliates; or

                              K. Franchisee becomes a Competitor or an Affiliate of a Competitor or a Transfer occurs that does not comply with the provisions of Section 17 or 18; or

                              L. (i) Franchisee dissolves or liquidates, (ii) Franchisee loses its right to manage or operate the Hotel, (iii) Franchisee loses ownership or the right to possession of the Hotel or the Approved Location, except as otherwise provided in Section 21, or (iv) the Hotel ceases to operate as a System Hotel;

                              M. Franchisee fails to achieve the thresholds of performance established by the Quality Assurance Program and such failure has not been cured within the applicable cure period for such failure under the Quality Assurance Program; or

                              N. if Franchisee or Owner is in default under the Lease or Owner Agreement, or if the Lease or Owner Agreement is terminated for any reason.

          19.2 Termination Upon Notice with Opportunity to Cure.

                    Franchisor may terminate this Agreement and all rights granted to Franchisee hereunder for the reasons set forth below if (i) Franchisor gives Franchisee notice of default that provides thirty (30) days for cure of the default (or such greater number of days given by Franchisor in its sole discretion or required by Applicable Law) and identifies the breach or breaches of this Agreement, and (ii) Franchisee fails to cure in the time and manner specified in the notice of default or as specifically provided in this Section 19.2:

                              A. Franchisee fails to do any of the following in a timely manner to Franchisor’s satisfaction: (i) perform any of the requirements stated in Exhibit B by the dates required for commencement or completion of such requirements; or (ii) begin or complete any renovation, repair, refurbishment, upgrading or remodeling of the Hotel as required by Franchisor under Section 11.1 or any Standards for the renovation, repair, refurbishment, upgrading or remodeling of the Hotel; or

                              B. Franchisee and its Affiliates fail to pay any indebtedness to Franchisor or any of its Affiliates when same becomes due and payable; or

                              C. any Interestholder of a non-Controlling Ownership Interest in Franchisee, or any officer, director, or employee of Franchisee is or has been convicted of a felony or other crime or offense or has engaged in a pattern or practice of acts or conduct that is likely, as a result of the adverse publicity that has occurred in connection with such offense, acts or conduct, in Franchisor’s judgment, to adversely affect the Hotel, other System Hotels, the System, the Proprietary Marks, the goodwill associated therewith or Franchisor’s interests therein, any Franchisor Lodging Facility or any other business conducted by Franchisor or any of its Affiliates, and such Person is not terminated from its relationship with Franchisee; or

                              D. Franchisee fails to fully comply with the Standards or there occurs any other breach of this Agreement or any of the other Marriott Agreements.

          19.3 Termination by Franchisor and Liquidated Damages.

                    A. Franchisee has agreed to operate the Hotel as a System Hotel in compliance with this Agreement for the Term. If Franchisee should fail to do so, Franchisee acknowledges and agrees that Franchisor would be damaged in several ways, including loss of future Franchise Fees and Marketing Fund Charges and injury to the goodwill in the Proprietary Marks. Franchisee acknowledges and agrees that it is difficult to estimate the revenues of the Hotel over a period of years and that elements of Franchisor’s damages not directly calculated from the Hotel’s revenues are inherently difficult to calculate and the proofs thereof would be burdensome and costly (although such damages are real and meaningful to Franchisor and the System). Franchisor and Franchisee agree that liquidated damages (calculated as set forth in this Section 19.3) are not a penalty and represent a reasonable estimate of just and fair compensation of Franchisor for the damages that it would suffer if Franchisee should fail to operate the Hotel as a System Hotel in compliance with this Agreement for the Term. Upon termination of this Agreement under this Section 19, Franchisee will promptly pay to Franchisor liquidated damages in an amount equal to (i) the average monthly Franchise Fees and Marketing Fund Charges payable to Franchisor during the previous two (2) years times (ii) the lesser of (x) thirty-six (36) or (y) one-half (1/2) the number of months that would then otherwise remain in the Term. If the Hotel has not opened with the approval of Franchisor or has not been operating as a System Hotel pursuant to a franchise agreement for at least two (2) years (whether pursuant to this Agreement or a franchise agreement between Franchisor and a previous franchisee), the following will be used instead of clause (i) in the above calculation: the greater of (a) the average monthly Franchise Fees and Marketing Fund Charges payable to Franchisor for the previous two (2) years for all United States System Hotels on a per room basis times the number of rooms at the Hotel or (b) the average monthly Franchise Fees and Marketing Fund Charges payable for the Hotel for the period during which the Hotel was opened as a System Hotel; provided that if either party believes that such calculation would not be representative of the projected stabilized performance of the Hotel, the party will notify the other in writing and clause (i) in the above calculation of liquidated damages will be recalculated by multiplying the projected stabilized revenue for the Hotel submitted by Franchisee in its franchise application by the highest percentage rates used to calculate Marketing Fund Charges and any component of Franchise Fees in this Agreement.

                    B. Franchisee further acknowledges and agrees that if this Agreement is terminated with Special Circumstances (as defined below), Franchisor and the System will suffer greater and fundamentally different damages due to the number or types of Franchisor Lodging Facilities exiting the System, which practicably may not be replaceable or, if replaceable, may take longer to replace due to the Special Circumstances. The consequences of Special Circumstances include significant loss of distribution in the markets served by the hotels, confusion to customers and loss of customer confidence due to unavailability of Franchisor Lodging Facilities in locations previously serviced by such Franchisor Lodging Facilities, disadvantage to Franchisor in competing for national accounts and other bookings, loss of foregone opportunities in markets where the Franchisor Lodging Facilities were located and increased difficulty in quality System growth. Therefore, Franchisor and Franchisee agree that if this Agreement is terminated with Special Circumstances a distinct liquidated damages calculation is warranted, as described below. If a termination occurs with Special Circumstances, then Franchisee will pay to Franchisor the amount of liquidated damages that is due under Section 19.3.A times the applicable percentage stated in the chart below (“Special Circumstances Liquidated Damages”). “Special Circumstances” means that, in addition to this Agreement, one or more franchise, license or owner agreements between Franchisor and Franchisee, or the respective Affiliates of either, are terminated within a twelve-month period that includes the termination date of this Agreement and the termination of any of such agreements together with the termination of this Agreement involve at least one set of circumstances stated in the first column of the chart below:

	2 Agreements Terminated	3-4 Agreements Terminated	5-8 Agreements Terminated	9-15 Agreements Terminated	16 –25 Agreements Terminated	>26 Agreements Terminated

5 or More Agreements For Franchisor Lodging Facilities Are Terminated	N/A	N/A	125%	175%	200%	300%
3 or More Agreements For Franchisor Lodging Facilities In Same State Are Terminated	N/A	125%	150%	200%	250%	300%

	2 Agreements Terminated	3-4 Agreements Terminated	5-8 Agreements Terminated	9-15 Agreements Terminated	16 –25 Agreements Terminated	>26 Agreements Terminated

3 or More Agreements For Franchisor Lodging Facilities in Top 20% of Room Count, Franchise Fees or GSS Score for Relevant System Are Terminated	N/A	125%	150%	200%	250%	300%
3 or More Agreements For Franchisor Lodging Facilities in Same Metropolitan Statistical Area Are Terminated	N/A	175%	250%	300%	300%	300%
2 or More Agreements For Franchisor Lodging Facilities With Over 400 Guestrooms that are the Major Group Representation in a Secondary or Tertiary Market Are Terminated	150%	175%	250%	300%	300%	300%
2 or More Agreements For Franchisor Lodging Facilities Resorts or Hotels for Which at Least 50% of Guests are Leisure Travelers Are Terminated	150%	175%	250%	300%	300%	300%
2 or More Agreements For JW Marriott Hotels Are Terminated	150%	175%	250%	300%	300%	300%

For each agreement terminated, Special Circumstances Liquidated Damages will be calculated using the largest applicable percentage multiplier in the chart. By way of example, if six agreements for Franchisor Lodging Facilities are terminated, five of which are for hotels located in the same state (and the five agreements do not have any other applicable Special Circumstances), and the remaining agreement is for a hotel located in another state (and it does not have any other applicable Special Circumstances), the percentage multiplier for each of the five agreements for hotels located in the same state will be 150% (in the chart, see row entitled “3 or More Agreements For Franchisor Lodging Facilities In Same State Are Terminated” and column entitled “5-8 Agreements Terminated”) and the percentage multiplier for the remaining agreement will be 125% (in the chart, see row entitled “5 or More Agreements For Franchisor Lodging Facilities Are Terminated” and column entitled “5-8 Agreements Terminated”).

                    C. If, in connection with the termination of this Agreement, the Hotel is Transferred to a Competitor, or any other event specified in Section 17.4 occurs, as a result of which Franchisor has the rights provided therein, and either (x) Franchisee does not comply with Franchisor’s right of first refusal or comply with its other obligations relating to such right of first refusal under Section 17.4 or (y) Franchisor elects to terminate this Agreement or condition its consent to such Transfer on the payment of liquidated damages, Franchisee will pay to Franchisor the amount of liquidated damages that is due under Section 19.3.A times one hundred fifty percent (150%) (“Competitor Liquidated Damages”). If the Transfer to a Competitor also involves Special Circumstances for which the percentage multiplier is greater than 150%, as determined under Section 19.3.B, Franchisee will promptly pay to Franchisor Special Circumstances Liquidated Damages instead of Competitor Liquidated Damages.

                    D. In addition to liquidated damages, Franchisor will have the right to recover reasonable attorneys’ fees and court costs incurred in collecting such sums plus interest on all amounts due under Section 19.3 which will accrue at a rate per annum equal to the Interest Rate from the date such liquidated damages are due until paid. Such legal remedies will not preclude Franchisor from any equitable remedies to which it may be entitled under Applicable Law. Franchisee’s obligation to pay Franchisor liquidated damages, if applicable, and other sums pursuant to Section 19.3 will survive termination of this Agreement. Payment of liquidated damages to Franchisor will not affect the obligations of Franchisee to take action or abstain from taking action after the termination of this Agreement as required by Section 19.3 and Section 20 or Franchisor’s remedies in the event that Franchisee does not comply with its obligations thereunder.

20.	POST-TERMINATION

20.1 Franchisee Obligations.

                    A. Upon expiration or other termination of this Agreement, all rights granted under this Agreement to Franchisee will immediately terminate and Franchisee, at its expense, will comply with each of the following obligations:

                              (1) Franchisee will immediately cease to operate the Hotel as a System Hotel and will not directly or indirectly represent or give the impression that it is a present or former franchisee or licensee of Franchisor or that the Hotel was previously part of the System;

                              (2) Franchisee will immediately and permanently cease to use and remove from the Hotel and any other place of business any Intellectual Property and any other identifying characteristics and marks of the System, including any Electronic Systems, signs, fixtures, furniture, furnishings, equipment, advertising materials, stationery, supplies, forms, or other articles that display any Proprietary Marks or any trade dress or other distinctive features or designs associated with Franchisor or the System. Any signs containing any Proprietary Marks that Franchisee is unable to remove from the

Hotel despite its best efforts upon termination or expiration of this Agreement will be completely covered by Franchisee from view and physically removed within twenty-four (24) hours after termination or expiration. Franchisee also will immediately remove all content regarding Franchisor, the System, and the Proprietary Marks from any Internet sites under its control and will take all necessary actions required by Franchisor to disassociate itself from Franchisor on the Internet. Franchisee will, at Franchisor’s option, cancel or assign to Franchisor or its designee, any domain name owned by or under the control of Franchisee or its Affiliates that contains any Proprietary Mark, or any mark that is in Franchisor’s sole opinion confusingly similar, including misspellings and acronyms;

                              (3) Franchisee must take such action as may be necessary to cancel any fictitious, trade, or assumed name or equivalent registration that contains any Proprietary Mark or any variations thereof, and Franchisee must furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within thirty (30) days after termination or expiration of this Agreement;

                              (4) Franchisee will immediately turn over to Franchisor the originals and all copies of any Confidential Information, Intellectual Property, and all other System materials relating to the operation of the Hotel and the System, or such other information generated by Franchisee through its use of the System that is deemed confidential by Franchisor, all of which are acknowledged by Franchisee to be Franchisor’s property. Franchisee will not retain a copy or record of any of the foregoing, except for Franchisee’s copy of this Agreement, any correspondence between the parties, and any other documents that Franchisee reasonably needs for compliance with any provisions of Applicable Law. If Franchisor permits Franchisee to continue to use any Intellectual Property after the termination or expiration date (such permission to be explicit and specific), such use by Franchisee will be in accordance with the terms of this Agreement;

                              (5) Franchisee agrees that it will make no use of any of the Confidential Information or System or disclose or reveal it or any portion thereof to anyone not employed by Franchisor or its franchisees or licensees. Additionally, Franchisee will not assist anyone not franchised or licensed to use the System in constructing or equipping any hotel premises incorporating the distinctive features or equipment layout that Franchisor (or any of its Affiliates) owns, has originated, or developed and which are identifying characteristics of businesses using the System; and

                              (6) Franchisee will immediately make such alterations as may be necessary to distinguish the Hotel clearly from its former appearance and other System Hotels in order to prevent any possibility of confusion by the public. Franchisee will make such specific additional changes as Franchisor may reasonably request for this purpose. Until all alterations required by this Section 20.1.A are completed, Franchisee must maintain a conspicuous sign at the registration desk in a form specified by Franchisor, stating that the Hotel is no longer associated with System Hotels. Franchisee will advise all customers and prospective customers telephoning the Hotel that the Hotel is no longer associated with System Hotels.

          Franchisee agrees that its failure to comply with any of the requirements of this Section 20.1.A will cause irreparable injury to Franchisor.

                    B. Upon expiration or other termination of this Agreement, Franchisee will promptly pay: (i) all amounts owing to Franchisor and any of its Affiliates; (ii) any costs and expenses incurred by Franchisor, or fees charged by Franchisor, in connection with removing the Hotel from the System; and (iii) without limiting Franchisee’s obligations that relate to the period prior to the date of such termination, an amount equal to a reasonable estimate of costs and fees incurred or likely to be incurred, but not yet accumulated, billed and/or invoiced, which will be due on the date Franchisee is notified of such amount. Franchisor is entitled to receive interest on any amount not paid when due hereunder which will accrue at a rate per annum equal to the Interest Rate from the date such payment was due.

          20.2 Franchisor’s Rights Upon Termination or Expiration.

                    Upon or prior to the termination or expiration of this Agreement, Franchisor may give notice of the pending expiration or termination of this Agreement to, and take such other action relating to, customers, suppliers, travel agents, wholesalers, concessionaires, and other Persons that might be affected by such expiration or termination.

          20.3 Survival.

                    The rights and obligations of the parties under this Section 20 will survive termination or expiration of this Agreement.

21. CONDEMNATION AND CASUALTY

          21.1 Condemnation.

                    Franchisee will, at the earliest possible time, give Franchisor notice of any proposed taking by eminent domain, condemnation, compulsory acquisition, or similar proceeding. If such taking is substantial enough to render impractical the continued operation of the Hotel in accordance with the System and guest expectations, this Agreement will terminate upon notice by Franchisor or Franchisee to the other party and the execution and delivery of a termination agreement and release in form and substance acceptable to Franchisor, and Franchisor and Franchisee will share equitably in the condemnation award; provided, however, Franchisor’s portion of such award will be limited to compensating Franchisor for Franchisor’s lost Franchise Fees under this Agreement, which amount will not exceed the amount of the applicable liquidated damages due under Section 19.3. Further, if such condemnation is the sole basis for termination of this Agreement, Franchisor’s portion of such award will be in lieu of payment of the applicable liquidated damages due under Section 19.3. If such taking, in Franchisor’s opinion, will not render the continued operation of the Hotel impractical, Franchisee must promptly make whatever repairs and restorations are necessary to make the Hotel conform substantially to its condition, character, and appearance immediately before such taking, according to plans and specifications approved by Franchisor. Franchisee will take all measures necessary to ensure that the resumption of normal operation of the Hotel is not unreasonably delayed.

          21.2 Casualty.

                    If the Hotel is damaged or destroyed by fire or other cause and such damage or destruction is substantial and material, affecting over fifty percent (50%) of the Hotel, and necessitates the closing of the Hotel for a period in excess of ninety (90) days, Franchisee will have the right to terminate this Agreement upon notice to Franchisor given within ninety (90) days of such closing of the Hotel if it elects not to repair or rebuild the Hotel. Franchisee will not be required to pay Franchisor the liquidated damages due under Section 19.3 in connection with such termination if such casualty is the sole basis for termination of this Agreement and Franchisee executes and delivers to Franchisor a termination agreement and release in form and substance acceptable to Franchisor; provided, however, if subsequent to such notice and before the date on which the Term would otherwise have ended under Section 4 if such notice of termination had not been given (the “Term Expiration Date”), Franchisee or any of its Affiliates or any Interestholder in Franchisee with an Ownership Interest of twenty percent (20%) or greater operates a hotel; vacation, timesharing, interval or fractional ownership facility; condominium; apartment; or other lodging product at the Approved Location (the “Other Lodging Product”), which Other Lodging

Product is not operated under a license or franchise from Franchisor or one of its Affiliates, then in such event, Franchisee will be obligated to promptly pay to Franchisor an amount equal to the applicable liquidated damages set forth in Section 19.3, but clause (ii) in the calculation of liquidated damages in Section 19.3 will be the lesser of (a) thirty-six (36) or (b) one-half (1/2) the number of months then remaining between (x) the date upon which the Other Lodging Product is first operated, and (y) the Term Expiration Date. Franchisee’s obligation set forth in this Section 21.2 will survive termination of this Agreement. If the Hotel does not close for ninety (90) days or Franchisee does not elect to terminate this Agreement in accordance with the provisions of this Section 21.2, the Hotel will be promptly renovated and reopened within a reasonable time in accordance with the System and pursuant to plans and specifications approved by Franchisor in accordance with Section 6.2.

22. COMPLIANCE WITH LAWS; LEGAL ACTIONS

22.1 Compliance with Laws.

                    Franchisee will comply with all Applicable Law, and will obtain in a timely manner all permits, certificates, and licenses necessary for the full and proper operation of the Hotel and compliance with the Marriott Agreements. Franchisee will forward to Franchisor within seven (7) days of Franchisee’s receipt copies of all inspection reports, warnings, certificates, and ratings issued by any governmental entity related to the Hotel that indicate a material failure to meet or maintain governmental standards regarding health or life safety or any other material violation of Applicable Law that may adversely affect the operation or financial condition of the Hotel or Franchisee.

          22.2 Notice Regarding Legal Actions.

                    Franchisee will notify Franchisor within seven (7) days: (i) after the commencement of any material action, suit, or other proceeding that involves the Hotel or Franchisee; or (ii) after the commencement of any action, suit, or other proceeding that involves Franchisor or Franchisor’s relationship with Franchisee or the Hotel, and within seven (7) days of the issuance of any judgment, order, writ, injunction, award, or other decree of any court, agency, or other governmental instrumentality that may adversely affect the operation or financial condition of the Hotel or Franchisee. Nothing in this Section 22.2, however, will abrogate any notice requirement that Franchisee may have under any insurance program or contract.

          22.3 WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES.

                    FRANCHISEE AND FRANCHISOR EACH HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE PUNITIVE DAMAGES IN ANY LITIGATION, ACTION, CLAIM, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, ARISING OUT OF, PERTAINING TO OR IN ANY WAY ASSOCIATED WITH THE COVENANTS, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES SET FORTH HEREIN, THE RELATIONSHIPS OF THE PARTIES HERETO, WHETHER AS “FRANCHISEE” OR “FRANCHISOR” OR OTHERWISE, THIS AGREEMENT OR ANY OTHER MARRIOTT AGREEMENT, OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE FOREGOING.

          22.4 Specially Designated National or Blocked Person; Anti-Money Laundering.

                    Franchisee represents and warrants to Franchisor that: (i) neither Franchisee (including any and all of its directors and officers), nor any of its Affiliates or the funding sources for any of the foregoing is a Specially Designated National or Blocked Person; (ii) neither Franchisee nor any of its

Affiliates is directly or indirectly owned or controlled by the government of any country that is subject to an embargo by the United States government; and (iii) neither Franchisee nor any of its Affiliates is acting on behalf of a government of any country that is subject to such an embargo. Franchisee further represents and warrants that it is in compliance with any applicable anti-money laundering law, including the USA Patriot Act. Franchisee agrees that it will notify Franchisor in writing immediately upon the occurrence of any event that would render the foregoing representations and warranties of this Section 22.4 incorrect.

23. RELATIONSHIP OF PARTIES

23.1 Reasonable Business Judgment.

                    Except where Franchisor has reserved “sole discretion” or as otherwise indicated in this Agreement, Franchisor agrees to use “Reasonable Business Judgment” when discharging its obligations or exercising its rights or discretion under this Agreement, including with respect to any consents and approvals and the administration of Franchisor’s relationship with Franchisee. “Reasonable Business Judgment,” with respect to the System, means that Franchisor’s action or inaction has a business basis that is intended to: (i) benefit the System or the profitability of the System, including Franchisor, regardless of whether some individual hotels may be unfavorably affected; (ii) increase the value of the Proprietary Marks; (iii) increase or enhance overall hotel guest or franchisee or owner satisfaction; or (iv) minimize possible brand inconsistencies or customer confusion. If Franchisor’s action or exercise of discretion is unrelated to the System (e.g., is related to a requested approval with respect to the Hotel), as described above, Reasonable Business Judgment means that Franchisor has a business basis and has not acted in bad faith. Franchisee will have the burden of establishing that Franchisor failed to exercise Reasonable Business Judgment, and neither the fact that Franchisor benefited economically from an action nor the existence of other “reasonable” alternatives will, by themselves, establish such failure. To the extent that any implied covenant, such as the implied covenant of good faith and fair dealing, or civil law duty of good faith is applied to this Agreement, Franchisor and Franchisee intend that Franchisor will not have violated such covenant or duty if Franchisor has exercised Reasonable Business Judgment.

          23.2 Independent Contractor.

                    A. This Agreement does not create a fiduciary relationship between Franchisor and Franchisee. Franchisee is an independent contractor, and nothing in this Agreement is intended to constitute either party as an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose, except that Franchisor will have the right to act on Franchisee’s behalf as Franchisee’s Sales Agent.

                    B. Nothing in this Agreement authorizes Franchisee to make any contract, agreement, warranty, or representation on Franchisor’s behalf or to incur any debt or other obligation in Franchisor’s name.

24. GOVERNING LAW; INJUNCTIVE RELIEF; COSTS OF ENFORCEMENT

24.1 Governing Law.

                    A. This Agreement takes effect upon its acceptance and execution by Franchisor in the State of Maryland, United States of America, and will be interpreted and construed under the laws thereof, which laws will prevail in the event of any conflict of law. Nothing in this Section 24.1 is intended, or will be deemed, to make the Maryland Franchise Registration and Disclosure Law apply to this Agreement, or the transactions or relationships contemplated hereby, if such law otherwise would not be applicable.

                    B. Franchisee hereby expressly and irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of Maryland, United States of America for the purpose of any Dispute. So far as is permitted under Maryland law, this consent to personal jurisdiction will be self-operative.

          24.2 Injunctive Relief.

                    Franchisor will be entitled to injunctive or other equitable or judicial relief, without the necessity of proving the inadequacy of money damages as a remedy, without the necessity of posting a bond, and without waiving any other rights or remedies at law or in equity, for any actual or threatened material breach or violation of this Agreement or the Standards.

          24.3 Costs of Enforcement.

                    If for any reason it becomes necessary for either party to initiate any legal or equitable action to secure or protect its rights under this Agreement, the prevailing party will be entitled to recover all costs incurred by it in successfully enforcing such rights, including reasonable attorneys’ fees.

25. NOTICES

25.1 Notices.

                    A. Subject to Section 25.1.B, all notices, requests, demands, statements, and other communications required or permitted to be given under the terms of this Agreement will be in writing and delivered by hand against receipt, sent by certified mail (postage prepaid and return receipt requested), or carried by reputable overnight courier service, to the respective party at the following addresses:

To Franchisor:	Marriott International, Inc.
10400 Fernwood Road
Bethesda, MD 20817
Attn: Law Department 52/923.25

with a copy to:	Marriott International, Inc.
10400 Fernwood Road
Bethesda, MD 20817
Attn: Vice President, Owner and Franchise Services
Department 51/926.19

To Franchisee:	APPLE TEN HOSPITALITY MANAGEMENT, INC.
814 East Main Street
Richmond, VA 23219
Attn: Krissy Gathright, Vice President
Email: kgathright@applereit.com

or at such other address as designated by notice from the respective party to the other party. Any such notice or communication will be deemed to have been given at the date and time of: (A) receipt or first refusal of delivery, if sent via certified mail or delivered by hand; or (B) one day after the posting thereof, if sent via reputable overnight courier service.

                    B. Franchisor may provide Franchisee with routine information, invoices, the Standards and other System requirements and programs, such as the Quality Assurance Program, including any modifications thereto, by regular mail or by e-mail, facsimile, or by making such information available to Franchisee on the Internet, an extranet, or other electronic means.

26. CONSTRUCTION AND SEVERABILITY; APPROVALS, CONSENTS AND WAIVERS; ENTIRE AGREEMENT

26.1 Construction and Severability.

                    A. Except as expressly provided to the contrary in this Agreement, each section, part, term and/or provision of this Agreement, including Section 16.1, will be considered severable; and if, for any reason any section, part, term, or provision is determined to be invalid, unenforceable or contrary to, or in conflict with, any existing or future Applicable Law or by a court or agency having valid jurisdiction, such will not impair the operation of, or have any other effect upon, such other sections, parts, terms, and provisions of this Agreement as may remain otherwise intelligible, and the latter will continue to be given full force and effect and bind Franchisor and Franchisee. To the extent possible, such invalid or unenforceable sections, parts, terms, or provisions will be deemed to be replaced with a provision that is valid and enforceable and most nearly reflects the original intent of the invalid or unenforceable provision.

                    B. No right or remedy conferred upon or reserved to Franchisor or Franchisee by this Agreement is intended to be, nor will be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each will be cumulative of every other right or remedy.

                    C. Nothing in this Agreement is intended, or will be deemed, to create any third party beneficiary or confer any rights or remedies under or by reason of this Agreement upon any Person other than Franchisor (and its Affiliates) or Franchisee, and their respective permitted successors and assigns.

                    D. When this Agreement provides that Franchisor may take or refrain from taking any action or exercise discretion, such as rights of approval or consent, or to modify the System or any part of it, or to make other determinations or modifications under this Agreement, Franchisor may do so from time to time.

                    E. Unless otherwise stated, references to Sections are to Sections of this Agreement.

                    F. Unless otherwise stated, references to Exhibits, Attachments or Addenda are to Exhibits, Attachments and Addenda to this Agreement, and all of such are incorporated by reference into this Agreement.

                    G. Words importing the singular include the plural and vice versa as the context may imply. Words importing a gender include each gender as the context may imply.

                    H. References to days, months, and years are to calendar days, calendar months, and calendar years, respectively.

                    I. The words “include,” “included” and “including” will be terms of enlargement or example (meaning that, for instance, “including” will be read as “including but not limited to”) and will not imply any restriction or limitation unless the context clearly requires otherwise.

                    J. Captions and section headings are used for convenience only. They are not part of this Agreement and will not be used in construing it.

          26.2 Approvals, Consents and Waivers.

                    Except as specifically provided in Sections 9.3.C and 9.4.C, the Management Company Acknowledgment, or in Exhibit B, approvals, designations, and consents required under this Agreement will not be effective unless evidenced by a writing signed by the duly authorized officer or agent of the party giving such approval or consent. No waiver, delay, omission, or forbearance on the part of Franchisor or Franchisee to exercise any right, option or power arising from any default or breach by the other party, or to insist upon strict compliance by the other party with any obligation or condition hereunder, will affect or impair the rights of Franchisor or Franchisee, respectively, with respect to any such default or breach or subsequent default or breach of the same or of a different kind. Any delay or omission of either party to exercise any right arising from any such default or breach will not affect or impair such party’s rights with respect to such default or breach or any future default or breach. Franchisor will not be liable to Franchisee for providing (or denying) any waiver, approval, consent, or suggestion to Franchisee in connection with this Agreement or by reason of any delay or denial of any request.

          26.3 Entire Agreement.

                    As of the date of this Agreement, this Agreement, including, all exhibits, attachments, and addenda, and the Marriott Agreements contain the entire agreement between the parties as it relates to the Hotel and the Approved Location. Nothing in this Agreement, however, is intended to require Franchisee to waive reliance on any representations contained in the Franchise Disclosure Document referred to in Section 27.4.C. This is a fully integrated agreement.

          26.4 Amendments.

                    No agreement of any kind relating to the matters covered by this Agreement will be binding upon either party unless and until the same has been made in a written, non-electronic instrument that has been duly executed by the non-electronic signature of all interested parties. This Agreement may only be amended in a written, non-electronic instrument that has been duly executed by the non-electronic signature of all interested parties and may not be amended or modified by conduct manifesting assent, or by electronic signature, and each party is hereby put on notice that any individual purporting to amend or modify this Agreement by conduct manifesting assent or by electronic signature is not authorized to do so.

27. REPRESENTATIONS, WARRANTIES AND COVENANTS

27.1 Existence and Power; Authorization; Contravention.

                    A. Each party represents, warrants and covenants that: (i) it is a legal entity duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation; (ii) it and its Affiliates have and will continue to have the ability to perform its obligations under this Agreement; and (iii) it has and will continue to have all necessary power and authority to execute and deliver this Agreement.

                    B. Each party represents, warrants and covenants that the execution and delivery of this Agreement and the performance by such party of its obligations hereunder: (i) have been duly authorized by all necessary action; (ii) do not require the consent, vote, or approval of any third parties (including lenders) except for such consents as have been properly obtained; and (iii) do not and will not contravene, violate, result in a breach of, or constitute a default under (a) its certificate of formation, operating agreement, articles of incorporation, by-laws, or other governing documents, (b) any Applicable Law; or (c) any agreement, indenture, contract, commitment, restriction or other instrument to which it or any of its Affiliates is a party or by which it or any of its Affiliates is bound.

                    C. Franchisee represents and warrants that all of the representations and warranties made in the application or any other information provided in connection with this Agreement are true, correct and complete as of the time made and as of the date hereof, regardless of whether such representations and warranties were provided by Franchisee, one of its Affiliates, or by a third party on behalf of Franchisee, unless Franchisee has notified Franchisor of a change in the representations and warranties or the information and Franchisor has approved the change.

          27.2 Ownership of Franchisee.

                    Franchisee represents and warrants to Franchisor that Franchisee is owned directly and indirectly as set forth on Exhibit A. Upon the request of Franchisor, Franchisee will submit to Franchisor evidence, in form and substance satisfactory to Franchisor, confirming that Franchisee is owned directly and indirectly as set forth on Exhibit A.

          27.3 Ownership of the Hotel.

                    Franchisee hereby represents, warrants and covenants to Franchisor that (i) Owner is the sole owner of the Hotel, (ii) the Hotel is leased to Franchisee pursuant to the Lease, and (iii) the Lease grants Franchisee full and exclusive control of the Hotel and all rights, powers and authority with respect to the Hotel required or desirable for the performance of Franchisee’s obligations hereunder. To the extent that the Lease provides that any of the obligations of Franchisee hereunder are to be performed by Owner, Franchisee agrees that it will cause Owner to perform such obligations in accordance with this Agreement. Franchisee acknowledges and agrees that neither the existence of the Lease nor any terms thereof that require Owner to perform obligations of Franchisee hereunder will serve as an assignment of such obligation to Owner (or Franchisor’s consent thereto) or will relieve Franchisee of any obligation under this Agreement, and Franchisee covenants that the Lease shall in no way limit or restrict Franchisor’s rights or remedies under this Agreement.

          27.4 Additional Franchisee Acknowledgments and Representations.

                    A. IN ENTERING THIS AGREEMENT, FRANCHISEE REPRESENTS AND WARRANTS THAT IT DID NOT RELY ON, AND FRANCHISOR AND FRANCHISOR’S REPRESENTATIVES HAVE NOT MADE, ANY PROMISES, REPRESENTATIONS, WARRANTIES OR AGREEMENTS RELATING TO FRANCHISING THE HOTEL OR THE APPROVED LOCATION, EXCEPT AS EXPRESSLY CONTAINED IN THIS AGREEMENT AND IN THE FRANCHISE DISCLOSURE DOCUMENT REFERRED TO IN SECTION 27.4.C.

                    B. FRANCHISEE AGREES THAT THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT INVOLVES SUBSTANTIAL BUSINESS RISKS, IS A VENTURE WITH WHICH FRANCHISEE IS FAMILIAR AND HAS RELEVANT EXPERIENCE AND ITS SUCCESS WILL BE LARGELY DEPENDENT UPON THE ABILITY OF FRANCHISEE AS AN INDEPENDENT BUSINESS. FRANCHISOR EXPRESSLY DISCLAIMS THE MAKING OF,

AND FRANCHISEE AGREES FRANCHISEE HAS NOT RECEIVED, ANY INFORMATION, WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, AS TO THE POTENTIAL VOLUME, PROFITS, OR SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT. IF FRANCHISOR FURNISHES ADVICE, CONSULTATION, TRAINING, OR OTHER FORMS OF ASSISTANCE IN CONNECTION WITH THE HOTEL OR THE APPROVED LOCATION WITH REGARD TO MATTERS SUCH AS FINANCING, DESIGN, CONSTRUCTION, RENOVATION, MENU PLANNING, OPERATION AND MANAGEMENT OF THE HOTEL, FRANCHISOR DOES NOT GUARANTEE OR ASSURE THE SUCCESS OR SATISFACTORY RESULT OF SUCH MATTERS AND FRANCHISOR WILL NOT THEREBY INCUR ANY LIABILITY OR BE RESPONSIBLE IN ANY WAY FOR ANY ERROR, OMISSION OR FAILURE OF WHATEVER NATURE IN SUCH FINANCING, DESIGN, CONSTRUCTION, RENOVATION, MENU PLANNING, OPERATION OR MANAGEMENT OF THE HOTEL OR THE APPROVED LOCATION.

                    C. FRANCHISEE ACKNOWLEDGES THAT FRANCHISEE RECEIVED A COPY OF THIS AGREEMENT, THE EXHIBITS AND ATTACHMENTS HERETO, IF ANY, AND AGREEMENTS RELATING THERETO, IF ANY, AT LEAST SEVEN (7) CALENDAR DAYS BEFORE THE DATE ON WHICH THIS AGREEMENT WAS EXECUTED. FRANCHISEE FURTHER ACKNOWLEDGES THAT FRANCHISEE HAS RECEIVED THE FRANCHISE DISCLOSURE DOCUMENT REQUIRED BY THE TRADE REGULATION RULE OF THE FEDERAL TRADE COMMISSION ENTITLED “DISCLOSURE REQUIREMENTS AND PROHIBITIONS CONCERNING FRANCHISING,” AT LEAST FOURTEEN (14) CALENDAR DAYS BEFORE THE DATE ON WHICH FRANCHISEE EXECUTED THIS AGREEMENT OR MADE ANY PAYMENT TO FRANCHISOR IN CONNECTION WITH THIS AGREEMENT.

                    D. FRANCHISEE ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD THE FRANCHISE DISCLOSURE DOCUMENT REFERRED TO IN SECTION 27.4.C. PROVIDED TO FRANCHISEE, THIS AGREEMENT, INCLUDING THE EXHIBITS AND ATTACHMENTS AND ADDENDA HERETO, IF ANY, AND RELATED AGREEMENTS, IF ANY, AND FRANCHISEE HAS HAD AMPLE TIME AND OPPORTUNITY TO CONSULT WITH ADVISORS AND LEGAL COUNSEL OF FRANCHISEE’S OWN CHOOSING ABOUT THE POTENTIAL BENEFITS AND RISKS OF ENTERING INTO THIS AGREEMENT. FRANCHISEE AGREES THAT FRANCHISEE HAS HAD AN OPPORTUNITY TO NEGOTIATE THIS AGREEMENT.

                    E. NOTWITHSTANDING FRANCHISEE’S ACKNOWLEDGMENT IN SECTION 27.4.C ABOVE, FRANCHISEE REPRESENTS THAT FRANCHISEE’S INITIAL INVESTMENT IN THE FRANCHISED BUSINESS IS IN EXCESS OF ONE MILLION DOLLARS ($1,000,000), EXCLUDING THE COST OF UNIMPROVED LAND AND ANY FINANCING RECEIVED FROM FRANCHISOR OR ITS AFFILIATES AND THUS IS EXEMPTED FROM THE FEDERAL TRADE COMMISSION’S FRANCHISE RULE DISCLOSURE REQUIREMENTS PURSUANT TO 16 CFR 436.8(a)(5)(i).

28. MISCELLANEOUS

28.1 Confidential Negotiated Changes.

                    Franchisee acknowledges and agrees that the terms of this Agreement and all exhibits, attachments or addenda or other agreements ancillary to, or executed in connection with this agreement, that have been negotiated (“negotiated terms”) from the standard form of agreements set forth in the Franchise Disclosure Document referred to in Section 27.4.C are strictly confidential and Franchisee will not disclose such negotiated terms to any Person without the prior consent of Franchisor except (1) as required by law, (2) as may be necessary to enforce this Agreement in any legal proceedings, or (3) to those of Franchisee’s managers, members, officers, directors, employees, attorneys, accountants, agents or lenders as is necessary for the operation or financing of the Hotel. It will be a material default hereunder if Franchisee, its managers, members, officers, directors, employees, attorneys, accountants, agents or lenders disclose the negotiated terms to any unauthorized Person without the prior consent of Franchisor.

          28.2 Multiple Counterparts.

                    This Agreement may be executed in a number of identical counterparts, each of which will be deemed an original for all purposes and all of which will constitute, collectively, one agreement. Delivery of an executed signature page to this Agreement by electronic transmission will be effective as delivery of a manually signed counterpart of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Relicensing Franchise Agreement, under seal, as of the Effective Date.

FRANCHISOR:

ATTEST:	MARRIOTT INTERNATIONAL, INC.

	By:	/s/ James C. Fisher	(SEAL)

Assistant Secretary	Name: James C. Fisher
Title: Senior Vice President

FRANCHISEE:

ATTEST:	APPLE TEN HOSPITALITY MANAGEMENT, INC.
a Virginia corporation

/s/ Amy D. Kramer	By:	/s/ Justin G. Knight (SEAL)

(Assistant) Secretary	Name: Justin G. Knight
Title: President

EXHIBIT A

APPROVED LOCATION, NUMBER OF GUESTROOMS AND
OWNERSHIP INTERESTS IN FRANCHISEE

1.	Approved Location of the Hotel:

250 East Exchange Blvd., Columbia, SC 29209

2.	Approved Number of Guestrooms:

91

3.	Name of Entity That Will Operate the Hotel:

Newport Columbia Management, LLC

4.	Ownership Interest(s) in Franchisee:

Ownership of Apple Ten Hospitality Management, Inc.	% Interest

Apple Ten Hospitality Management, Inc. 814 East Main Street Richmond, VA 23219	100%

Ownership of Apple Ten Hospitality, Inc.	% Interest

Apple REIT Ten, Inc. 814 East Main Street Richmond, VA 23219	100%

Ownership of Apple REIT Ten, Inc.	% Interest

Publicly-Held Company	100%

EXHIBIT B

CHANGE OF OWNERSHIP RIDER

Franchisee desires that the Hotel continue to be operated as a System Hotel and the following additional terms and provisions and modifications to the Agreement will apply, which are an integral part of the Agreement:

1.	Section 2.1 is hereby amended by inserting the following sentence at the beginning of such Section:

          “On or before the Effective Date, Franchisee has (i) caused Existing Franchisee to deliver to Franchisor the Termination Agreement duly executed by all parties thereto other than Franchisor and (ii) paid Franchisor’s outside legal counsel fees and expenses incurred in connection with the review, preparation and negotiation of this Agreement and ancillary documents related thereto.”

2.	Section 3 is hereby amended by adding a new Section 3.11 at the end of such Section, which reads as follows:

“3.11 Initial Accounting Period Charges.

          Franchisee agrees that, except for amounts due pursuant to Sections 3.2 or 3.3.A above, if the Effective Date is not the first day of an Accounting Period then, for the Accounting Period in which the Effective Date occurs (the “Initial Accounting Period”), Franchisee must pay to Franchisor all amounts due to Franchisor or its Affiliates with respect to the operation of the Hotel for the entire Initial Accounting Period as though the term of this Agreement had begun on the first day of the Initial Accounting Period, and that any dispute between Franchisee and Existing Franchisee concerning the allocation of payments for the Initial Accounting Period will be no defense to Franchisee’s obligations pursuant to this Section 3.11.”

3.	The reference to the “Opening Date” in the first sentence of Section 11.2.B is amended to be a reference to the “Effective Date.”

4.	Section 27.4 is hereby amended by adding the following new Paragraphs F and G after Paragraph E:

          “F. FRANCHISEE ACKNOWLEDGES THAT FRANCHISOR (i) DID NOT ENDORSE, RECOMMEND, OR OTHERWISE CONCUR WITH THE TERMS OF ANY TRANSACTION PURSUANT TO WHICH FRANCHISEE MAY HAVE ACQUIRED THE RIGHT TO OPERATE THE HOTEL FROM A PRIOR FRANCHISEE OF FRANCHISOR; (ii) DID NOT PARTICIPATE IN THE DECISION REGARDING THE PRICE OR COMPENSATION TO BE PAID BY FRANCHISEE TO ANY THIRD PARTY FOR SUCH RIGHT, WHICH DECISION WAS MADE WITHOUT ANY INTERVENTION, SUPPORT OR PARTICIPATION BY FRANCHISOR; AND (iii) DID NOT COMMENT UPON ANY FINANCIAL PROJECTIONS SUBMITTED TO FRANCHISEE BY OR ON BEHALF OF ANY PRIOR FRANCHISEE.

          G. FRANCHISEE ACKNOWLEDGES AND AGREES TO BE BOUND BY ALL ANCILLARY AGREEMENTS BETWEEN EXISTING FRANCHISEE AND FRANCHISOR, INCLUDING, BUT NOT LIMITED TO, ANY LICENSING AGREEMENTS, COST SHARING AGREEMENTS, CLUSTER REVENUE AGREEMENTS, AND ANY OTHER AGREEMENTS RELATING TO THE EXISTING FRANCHISE AGREEMENT. FRANCHISEE AGREES TO EXECUTE ANY SEPARATE ACKNOWLEDGEMENTS OR AMENDMENTS TO SUCH AGREEMENTS SIGNIFYING FRANCHISEE’S AGREEMENT TO BE BOUND BY SUCH AGREEMENTS AS FRANCHISOR MAY REASONABLY REQUEST.”

PROPERTY IMPROVEMENT PLAN ADDENDUM

Franchisee agrees to upgrade and renovate the Hotel at the Approved Location in accordance with the following terms and provisions in order for Franchisee to use the System and continue to operate the Hotel as a System Hotel:

          1. Scope of Work; Drawings and Specifications.

                    A. Franchisor and Franchisee have agreed to the construction, upgrading, and renovation requirements set forth in Attachment One to this Property Improvement Plan Addendum (the “Scope of Work”) in order for Franchisee to use the System and continue to operate the Hotel as a System Hotel. All work, including, furniture, fixtures, equipment, furnishings, materials and signs in the Scope of Work must comply with the Standards and this Agreement. The Scope of Work is in addition to, and the completion of such work does not satisfy, Franchisee’s obligation to periodically upgrade and renovate the Hotel pursuant to Section 11.1.B of this Agreement, which obligation is independent of Franchisee’s obligation to complete the Scope of Work.

                    B. If any material changes to the Hotel occur after February 18, 2011 but before completion of the Scope of Work, then the Hotel will be subject to reinspection by Franchisor (“Material Change Review”) and Franchisor reserves the right to modify the Scope of Work, including by adding additional requirements to the Scope of Work, to address the material changes to the Hotel and Franchisee agrees that it will be required to complete the requirements in the modified Scope of Work to Franchisor’s satisfaction in the time period required by Franchisor, in addition to the other requirements in this Property Improvement Plan Addendum. Franchisee must cooperate fully, and must cause its contractor and subcontractors to cooperate fully, with any inspections conducted by Franchisor pursuant to a Material Change Review. If a Material Change Review is performed, Franchisor reserves the right to charge Franchisee its then-current fee for such reinspection.

                    C. Within ten (10) days of the Effective Date, Franchisee will obtain from Franchisor the Design Criteria. Upon receipt thereof, Franchisee will engage a qualified registered architect, interior designer, and other qualified consultants and cause them to: (i) adapt the Design Criteria to the Approved Location and to Applicable Law, including the Americans with Disabilities Act and/or other similar state laws, codes, and/or regulations governing public accommodations for persons with disabilities, (ii) prepare complete construction documents, including a site plan and architectural, mechanical, electrical, civil engineering, landscaping and interior design drawings and specifications, and material samples, in each case, based on the Design Criteria and the Scope of Work (collectively, the “Plans”), and (iii) submit the Plans to Franchisor to review for compliance with the Design Criteria and Scope of Work at least sixty (60) days prior to commencing work on the items in the Scope of Work. Franchisee will not deviate from the Design Criteria in the Plans. Franchisor may charge Franchisee an amount equal to One Hundred Thirty Dollars ($130) multiplied by the number of hours required to review the Plans.

                    D. If requested by Franchisor, Franchisee will provide to Franchisor the name, address, and relevant work experience on similar projects for any architect, engineer, design firm or general contractor that Franchisee wishes to retain, and Franchisor will have thirty (30) days after receipt of such information to notify Franchisee of its election to consent or withhold its consent. Franchisor’s election to consent or withhold its consent will be based on prior experiences of Franchisor and its Affiliates with such Person, such Person’s general business reputation, and such Person’s relevant work experience on similar projects. If Franchisor does not respond to Franchisee within thirty (30) days after Franchisor’s receipt of such information, then Franchisee may retain such Person. Neither Franchisor’s failure to respond within the required time period nor Franchisor’s consent to Franchisee’s use of such

Person will be deemed an endorsement or recommendation by Franchisor of any such Person. Franchisee acknowledges and agrees that Franchisor is not liable for the unsatisfactory performance of any Person retained by Franchisee.

                    E. Franchisor will promptly review the Plans for compliance with the Design Criteria and the Scope of Work. If Franchisor determines that the Plans do not satisfy such requirements, Franchisor will provide recommended changes to Franchisee that Franchisee will incorporate into the Plans and resubmit to Franchisor for its review. Each party will act speedily and in good faith in the preparation, submission, review and revision of the Plans. Franchisee will not begin work on the Scope of Work until Franchisor notifies Franchisee that the Plans satisfy such requirements. As soon as reasonably possible after Franchisor notifies Franchisee that the Plans comply with the Design Criteria Franchisee will submit to Franchisor two (2) sets of the final Plans and a cost estimate for the Scope of Work. Once finalized, the Plans will not be changed, including changes required by governmental authorities, without the prior written consent of Franchisor.

                    F. Franchisee agrees that Franchisee, and not Franchisor or its Affiliates, is responsible for: (i) ensuring that any design, construction documents, specifications, and any construction, renovation, or refurbishment complies with any Applicable Law, including any requirements relating to disabled persons; (ii) any errors or omissions; or (iii) discrepancies (of any nature) in any drawings or specifications. Franchisee further acknowledges and agrees that: (a) Franchisor’s review of the Plans is limited solely to determining whether the Plans comply with the Design Criteria and the Scope of Work; and (b) Franchisor will have no liability or obligation with respect to renovation, upgrading or furnishing of the Hotel. Except for Franchisee’s own uses related to its construction or operation of the Hotel, Franchisee will not reproduce, use or permit the use of any of the design concepts, drawings, or Standards.

          2. Renovation of the Hotel.

                    A. Franchisee agrees to perform each item in the Scope of Work by the date set forth in the Scope of Work with respect to such item and Franchisee agrees that it will not use any portion of the Reserve to pay for the Scope of Work. Time is of the essence, but the deadline for completion of items in the Scope of Work will be equitably extended by reason of any delay caused by acts of God, the public enemy, strikes, war, governmental restrictions, or other causes beyond Franchisee’s control (excluding for the avoidance of doubt, unavailability of financing), except that no such extension will be made for aggregate delays in excess of thirty (30) days unless a request for additional time is made in writing to Franchisor giving reasons for the delay, and under no circumstances will such extension exceed one hundred and eighty (180) days. In addition, upon Franchisee’s written request and provided Franchisee has diligently pursued renovation of the Hotel, Franchisor may, in its sole discretion, extend the deadlines any item in the Scope of Work. Extension requests will be considered in increments of one or more months, provided, however, no more than two (2) extensions totaling six (6) months in the aggregate will be considered. For any extension, Franchisor will have the right to require Franchisee to pay to Franchisor a nonrefundable extension fee not to exceed Two Thousand Dollars ($2,000) per month for each month of the extension. The extension fee will be paid to Franchisor with the written request for the extension and will be fully refunded in the event Franchisor declines to grant the requested extension.

                    B. Franchisee will obtain all permits and certifications required for lawful renovation, upgrading and operation of the Hotel, including zoning, access, sign, building permits and fire requirements, and will certify in writing to Franchisor, if requested, that all such permits and certifications have been obtained.

                    C. Franchisee will possess or obtain adequate financing for renovation, upgrading and furnishing the Hotel and Franchisee will bear the entire cost of renovation, upgrading, equipping, supplying and furnishing the Hotel, including all FF&E, Electronic Systems and other items and equipment as specified by Franchisor for the System.

                    D. Franchisee will ensure that the Hotel complies with Applicable Law and the Standards, including Franchisor’s Fire Protection and Life Safety standards (even if such standards exceed federal, state or local code requirements).

                    E. During the renovation and upgrading period, Franchisor or its representatives will have the right to visit the job site at any time in order to observe the work and Franchisee will cooperate fully, and will cause its contractors and subcontractors to cooperate fully, with any site visits conducted by Franchisor.

                    F. Franchisee must, upon the earlier of (i) completion of the work or (ii) the first anniversary of the Effective Date, provide to Franchisor a written certificate or opinion from its architect, licensed professional engineer, or recognized expert consultant on the Americans with Disabilities Act stating that the Hotel conforms to the requirements of the Americans with Disabilities Act, the related federal regulations, and all other applicable state and local laws, regulations and other requirements governing public accommodations for persons with disabilities. If the completion date for any item or items set forth in the Scope of Work extends beyond the first anniversary of the Effective Date, Franchisee must provide an additional certificate to Franchisor with respect to such item or items upon final completion of all work related to any and all such items. The certificate or opinion will be in the form attached to this Change of Ownership Rider as Attachment Two.

                    G. The Hotel is subject to further review by Franchisor to, among other things, ensure that the Hotel complies with the requirements of this Property Improvement Plan Addendum (“PIP Review”). Franchisee must ensure that the Hotel complies with all requirements specified by Franchisor following any PIP Review. Franchisee must cooperate fully, and must cause its contractors and subcontractors to cooperate fully, with any inspections conducted by Franchisor pursuant to any PIP Review. If Franchisor determines that the Scope of Work was not completed to Franchisor’s satisfaction, Franchisee will be charged Franchisor’s then-current fee to perform a re-inspection, which may increase for any subsequent re-inspections until Franchisor determines that the Scope of Work is completed to its satisfaction.

                    H. Franchisor will not be deemed to have approved any work done pursuant to this Property Improvement Plan Addendum unless such approval is set forth in writing and signed by Franchisor’s authorized representative. If such approval is partial or contingent, Franchisee hereby authorizes its general manager of the Hotel or Franchisee’s director of operations (or a person with a different title but similar duties) to acknowledge in writing the additional work to be performed and the time within which such work will be performed, and such written acknowledgement will be binding on Franchisee.

ATTACHMENT ONE

TO PROPERTY IMPROVEMENT PLAN ADDENDUM

SCOPE OF WORK

          All items must be completed within six (6) months of the Effective Date, unless otherwise noted with respect to a particular item.

Description		Due Date	Comments

I.	BUILDING INTERIOR - GENERAL

Décor Package Requirement – Must use Uptown package or submit a custom décor package for Marriott review and approval prior to installation.

1.

Implement the current design concepts in the public space and guestrooms, pursuant to the published design requirements, and all remaining requirements of a 6 year renovation per TownePlace Suites renovation standards. The completed renovation must comply with the TownePlace Suites renovation requirements and product specifications that are most current at the time of the renovation. All renovation information can be accessed on the CFRST New Build and Renovation web site. (Buzzsaw)

5/2015 in connection with the next renovation and upgrade required pursuant to Section VII.D. of the Franchise Agreement.

II.	FIRE PROTECTION / LIFE SAFETY

Property must comply with all standards and requirements as detailed in the Fire and Life Safety Audit items listed below regardless of current status of compliance with local codes or previous franchiser guidelines

Required completion timeframe is from the Effective Date.			Due Date

This property was surveyed by Lenny Johnson on February 25, 2011. In accordance with Marriott’s Module 14 or national codes, the change of ownership requirements are as follows:

Within 30 days of agreement execution:

1.

There should be no storage within 18” of any sprinkler head - Remove storage from within 18” of sprinkler head in main riser/engineering shop, back office, meeting room closets, employee break room, laundry room, & breakfast prep room.

	2.	Store all flammable containers i.e. paint, etc– in a yellow fire proof cabinet in engineering shop.

	3.	Install a sprinkler head in closet under Stair A – level 1.

4.	Remove storage from 3rd floor electric room at elevator lobby. No storage within 36” of electrical panels.

5.	Repair ceiling around sprinkler head in both meeting room closets.

6.	Repair the low hanging sprinkler head – 2nd floor elevator lobby (near room 218).

Within 180 days of agreement execution:

7.	Chain & lock all control valves in public spaces.

8.	Repair hole in wall of closet in storage room – air conditioner closet, & 2nd floor laundry chute closet.

ATTACHMENT TWO

TO PROPERTY IMPROVEMENT PLAN ADDENDUM

ADA CERTIFICATION

(TO BE COMPLETED BY FRANCHISEE’S ARCHITECT, ENGINEER, ADA

CONSULTANT, OR OTHER LICENSED PROFESSIONAL)

          In connection with the TownePlace Suites Columbia Southeast/Fort Jackson (the “Hotel”), I hereby represent and certify to Apple Ten Hospitality Management, Inc. and to Marriott International, Inc. that:

(i)

I have used professionally reasonable efforts to ensure that the Hotel conforms to and complies with the design standards and requirements of the Americans with Disabilities Act (“ADA”), the ADA Architectural Guidelines (“ADAAG”), and all other related or similar state and local laws, regulations, and other requirements governing public accommodations for persons with disabilities in effect at the time that this certification is made, and

(ii)	In my professional judgment, the Hotel does in fact conform to and comply with such design standards and requirements.

By:

Print Name:

Firm:

Date:

EXHIBIT C

RESTRICTED TERRITORY MAP

GUARANTY

          This GUARANTY (“Guaranty”) is executed as of ___________________, 2011, by Apple Ten Hospitality, Inc., a corporation organized and existing under the laws of Virginia (“Guarantor”), in favor of and for the benefit of Marriott International, Inc., a Delaware corporation (“Franchisor”). In consideration of and as an inducement to Franchisor to execute the Relicensing Franchise Agreement dated as of __________________, 2011 (as such agreement may be amended, supplemented, restated or otherwise modified, the “Agreement”), by and between Franchisor and Apple Ten Hospitality Management, Inc., a Virginia corporation (“Franchisee”), Guarantor hereby agrees as follows:

          1. Guarantor hereby unconditionally warrants to Franchisor and its successors and assigns that all of Franchisee’s representations and warranties (i) in any application submitted by or on behalf of Franchisee to Franchisor in connection with any Marriott Agreement and (ii) in any Marriott Agreement are true, accurate and complete as of the time made and as of the date hereof. Further, Guarantor unconditionally guarantees that all of Franchisee’s obligations under the Agreement and any other Marriott Agreement will be punctually paid and performed.

          2. Upon default by Franchisee and notice from Franchisor, Guarantor will immediately make each payment and perform each obligation required by Franchisee under the Agreement and any other Marriott Agreement. Franchisor may extend, modify or release any indebtedness or obligation of Franchisee, or settle, adjust or compromise any claims against Franchisee without notice to Guarantor and any such action will not affect the obligations of Guarantor under this Guaranty. Guarantor hereby waives notice of any amendment, supplement, restatement or other modification of the Agreement and any other Marriott Agreement and notice of demand for payment or performance by Franchisee. Guarantor’s guarantee hereunder will extend to any extension or renewal of the Agreement and any other Marriott Agreement.

          3. Guarantor hereby agrees that the obligations of Guarantor under this Guaranty will not be reduced, limited, terminated, discharged, impaired or otherwise affected by: (i) Franchisee’s failure to pay a fee or provide other consideration to Guarantor in consideration for the issuance of this Guaranty; (ii) the occurrence or continuance of a default under the Agreement or any other Marriott Agreement; (iii) any assignment of the Agreement or any other Marriott Agreement; (iv) any modification or amendment of, or waiver or consent or other action taken with respect to, the Agreement or any other Marriott Agreement, including any indulgence in or extension of time for the payment of any amounts payable of Franchisee under or in connection with the Agreement or any other Marriott Agreement or for the performance of any other obligation of Franchisee under the Agreement or any other Marriott Agreement (any of which modifications, amendments, waivers or consents may be agreed to or granted without the approval or consent of Guarantor); (v) the voluntary or involuntary liquidation, sale or other disposition of all or any portion of Franchisee’s assets, or the receivership, insolvency, bankruptcy, reorganization or similar proceedings affecting Franchisee or its assets or the release or discharge of Franchisee from any of its obligations under the Agreement or any other Marriott Agreement or (vi) any change of circumstances, whether or not foreseeable, and whether or not any such change does or might vary the risk of Guarantor hereunder. No failure of Franchisor to exercise any power or right hereunder, or to insist upon compliance by Guarantor with any term hereof will constitute a waiver of Franchisor’s right thereafter to demand full compliance with any term herein.

          4. This Guaranty constitutes a guaranty of payment and performance and not of collection, and Guarantor specifically waives any obligation of Franchisor to proceed against Franchisee on any money or property held by Franchisee or by any other Person as collateral security, by way of set-off or otherwise or against any other guarantor. Guarantor further agrees that this Guaranty will continue to be effective or be reinstated as the case may be, if at any time payment of any of the guaranteed obligations is rescinded or must otherwise be restored or returned by Franchisor upon the insolvency, bankruptcy or reorganization of Franchisee or Guarantor, all as though such payment has not been made.

          5. Except as otherwise expressly set forth herein, all notices, requests, demands, statements and other communications required or permitted to be given hereunder will be in writing and will be delivered by nationally recognized overnight courier service to Franchisor at the address set forth in the Agreement and to Guarantor at the address set forth below or for either at such other address as may be designated by Guarantor or by Franchisor, and such communication will be effective three days after the day sent. This Guaranty may be amended only by a written instrument signed by a duly authorized representative of each of Guarantor and Franchisor.

          6. Guarantor hereby unconditionally and irrevocably waives notice of acceptance of this Guaranty, presentment, demand, diligence, protest and notice of dishonor or of any other kind to which Guarantor otherwise might be entitled under applicable law.

          7. Guarantor agrees to pay Franchisor all expenses, including reasonable attorneys’ fees and court costs, incurred by Franchisor, its subsidiaries, Affiliates, or any of their respective successors and assigns, to remedy any defaults of or enforce any rights under this Guaranty, the Agreement or any other Marriott Agreement, effect termination of this Guaranty, the Agreement or any other Marriott Agreement, or to collect any amounts due under this Guaranty, the Agreement or any other Marriott Agreement.

          8. If more than one Person has executed this Guaranty as a Guarantor hereunder, the liability of each such Guarantor will be joint, several and primary. This Guaranty may be executed in any number of counterparts, each of which will be deemed an original, but all of which, when taken together, will constitute one and the same instrument. Delivery of an executed signature page to this Guaranty by facsimile transmission will be effective as delivery of a manually signed counterpart of this Guaranty.

          9. Upon the death of any individual Guarantor, the estate of such Guarantor will be bound by this Guaranty but only for defaults and obligations hereunder existing at the time of death, and the obligations of any other Guarantors will continue in full force and effect.

          10. Guarantor represents and warrants to Franchisor that: (i) neither Guarantor (including any and all of its directors and officers), nor any of its Affiliates or the funding sources for any of the foregoing is a Specially Designated National or Blocked Person; (ii) neither Guarantor nor any of its Affiliates is directly or indirectly owned or controlled by the government of any country that is subject to an embargo by the United States government; and (iii) neither Guarantor nor any of its Affiliates is acting on behalf of a government of any country that is subject to such an embargo. Guarantor further represents and warrants that it is in compliance with any applicable anti-money laundering law, including the USA Patriot Act. Guarantor agrees that it will notify Franchisor in writing immediately upon the occurrence of any event that would render the foregoing representations and warranties of this Section 10 incorrect.

          11. This Guaranty is executed pursuant to, and will be construed under and governed by, the laws of the State of Maryland, without regard to its conflict of laws provisions. Guarantor hereby submits itself to the non-exclusive jurisdiction of the courts of the State of Maryland, United States of America, in any suit, action, or proceeding arising, directly or indirectly, out of or relating to this Guaranty; and so far as is permitted under applicable law, this consent to personal jurisdiction will be self-operative. Unless specifically defined herein, all capitalized terms used in this Guaranty will have the same meanings set forth in the Agreement.

          12. GUARANTOR HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE

PUNITIVE DAMAGES IN ANY LITIGATION, ACTION, CLAIM, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, ARISING OUT OF, PERTAINING TO OR IN ANY WAY ASSOCIATED WITH THE COVENANTS, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES SET FORTH IN THIS GUARANTY, THE RELATIONSHIPS OF THE PARTIES HERETO, WHETHER AS “GUARANTOR” OR OTHERWISE, THE AGREEMENT OR ANY OTHER MARRIOTT AGREEMENT, OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE FOREGOING.

          IN WITNESS WHEREOF, the undersigned has executed this Guaranty, under seal, as of the date first above written.

GUARANTOR:

ATTEST:	APPLE TEN HOSPITALITY, INC.

	By:	(SEAL)

(Assistant) Secretary	Name:
Title:

ADDRESS FOR NOTICES TO GUARANTOR:

814 East Main Street
Richmond, VA 23219

MANAGEMENT COMPANY ACKNOWLEDGMENT

          This Management Company Acknowledgment (“Management Company Acknowledgment”) is executed as of ___________________, 2011, by and among Newport Columbia Management, LLC, a [state] limited liability company (“Management Company”), Apple Ten Hospitality Management, Inc., a Virginia corporation (“Franchisee”), and Marriott International, Inc., a Delaware corporation (“Franchisor”).

          WHEREAS, Management Company has entered into an agreement (“Management Agreement”) with Franchisee, pursuant to which Management Company will operate that certain TownePlace Suites by Marriott hotel located at 250 East Exchange Boulevard, Columbia, SC 29209 (the “Hotel”), in accordance with the terms of that certain Relicensing Franchise Agreement dated _________________, 2011 (as such agreement may be amended, supplemented, restated or otherwise modified, the “Franchise Agreement”) between Franchisor and Franchisee; and

          WHEREAS, Franchisee has requested that Franchisor consent to the operation of the Hotel by Management Company in accordance with the Franchise Agreement.

          NOW, THEREFORE, in consideration of the mutual undertakings and benefits to be derived herefrom, the receipt and sufficiency of which are acknowledged by each of the parties hereto, it is hereby agreed as follows:

          1. Franchisor’s Consent. Subject to and in accordance with the terms and conditions of this Management Company Acknowledgment and the Franchise Agreement, Franchisor hereby consents to the operation of the Hotel by Management Company and grants to Management Company the right to operate the Hotel in accordance with the Standards and to use the System, at, and only at, the Approved Location during the term of the Franchise Agreement on behalf of Franchisee. Franchisor’s grant in the immediately preceding sentence will terminate without notice to Management Company contemporaneously with the occurrence of any of the following events: (a) any termination of the Franchise Agreement, (b) the execution of another management company acknowledgment among Franchisor, Franchisee and another management company or (c) the execution of an amendment to the Franchise Agreement consenting to the operation of the Hotel by Franchisee; provided that the duties and obligations of Management Company that by their nature or express language survive such termination, including Sections 3.b. and c. below, will continue in full force and effect notwithstanding the termination of Franchisor’s grant in the immediately preceding sentence.

          2. Management Company Representations and Covenants. Management Company represents and warrants to Franchisor that:

                    a. Management Company is not in control of or controlled by Persons who have been convicted of any felony or a crime involving moral turpitude, or been convicted of any other crime or offense or committed any acts, or engaged in any conduct that is reasonably likely to have an adverse effect on the System, the Proprietary Marks, the goodwill associated therewith, or Franchisor’s interests therein;

                    b. neither Management Company nor any Affiliate of Management Company is a Competitor;

                    c. the Management Agreement is valid, binding and enforceable; contains no terms, conditions, or provisions that are, or through any act or omission of Franchisee or Management Company, may be or may cause a breach of or default under the Franchise Agreement; and is for a term of not less than ten (10) years; and

                    d. neither Management Company nor any Affiliate of Management Company is a Person with whom United States persons are prohibited from transacting business.

          3. Management Company and Franchisee Acknowledgments. Management Company and Franchisee covenant and agree to the following:

                    a. Management Company will have the exclusive authority and responsibility for the day-to-day management of the Hotel on behalf of, and for the benefit of, Franchisee with respect to and in accordance with the terms of the Franchise Agreement. The general manager of the Hotel will be an employee of Management Company and devote his or her full time and attention to the management and operation of the Hotel and will have successfully completed Franchisor’s management training program as required under the Franchise Agreement. The general manager and other department managers of the Hotel will be employees of the Management Company, while other staff at the Hotel may be employed by Franchisee;

                    b. The Hotel will be operated in strict compliance with the requirements of the Franchise Agreement, and Management Company will observe fully and be bound by all terms, conditions and restrictions regarding the management and operation of the Hotel set forth in the Franchise Agreement, including those related to Intellectual Property, as if and as though Management Company had executed the Franchise Agreement as “Franchisee,” provided that Management Company obtains no rights under the terms of the Franchise Agreement except as specifically set forth herein and the rights granted hereunder do not constitute a franchise or sub-franchise to Management Company. Management Company will comply with all Applicable Laws, and will obtain in a timely manner all permits, certificates, and licenses necessary for the full and proper operation of the Hotel;

                    c. Franchisor may enforce directly against Management Company all terms in the Franchise Agreement regarding Intellectual Property and the management and operation of the Hotel during and subsequent to Management Company’s tenure as operator of the Hotel. Franchisor will have the right to seek and obtain all available legal and equitable remedies from Management Company based on Management Company’s failure to comply with the terms of this Management Company Acknowledgment, in addition to any remedies Franchisor may obtain from Franchisee under the Franchise Agreement;

                    d. Management Company hereby assigns (and will cause each of its employees or independent contractors who contributed to such modifications, derivatives or additions to assign) to Franchisor, in perpetuity throughout the world, all rights, title and interest (including the entire copyright and all renewals, reversions and extensions thereof) in and to all modifications, derivatives or additions to the Intellectual Property and other aspects of the System proposed by or on behalf of Management Company or its Affiliates. Management Company waives (and will cause each of its employees or independent contractors who contributed to such modifications, derivatives or additions to waive) all “moral rights of authors” or any similar rights that Management Company (or its employees or independent contractors) may now or hereafter have in the modifications, derivatives or additions to the Intellectual Property and other aspects of the System proposed by or on behalf of Management Company or its Affiliates. Management Company agrees to execute (or cause to be executed) and deliver to Franchisor any documents and to do any acts that may be deemed necessary by Franchisor to perfect or protect the title in the modifications, derivatives and additions herein conveyed, or intended to be conveyed now or in the future;

                    e. Any default under the terms of the Franchise Agreement caused wholly or partially by Management Company will constitute a default under the terms of the Management Agreement, for which Franchisee will have the right to terminate the Management Agreement;

                    f. Franchisee and Management Company will not modify or amend the Management Agreement in such a way as to create a conflict or other inconsistency with the terms of the Franchise Agreement or this Management Company Acknowledgment;

                    g. Except in extraordinary circumstances, such as theft or fraud on the part of Management Company or a default by Franchisee under the Franchise Agreement caused by Management Company for which Franchisee needs to promptly remove Management Company from the Hotel, the Management Agreement will not be terminated or permitted to expire without at least thirty (30) days’ prior notice to Franchisor; and

                    h. Management Company will perform the day-to-day operations of the Hotel. Franchisor has the right to communicate directly with Management Company and the managers at the Hotel regarding day-to-day operations of the Hotel and such communications will be deemed made to Franchisee because Management Company and the managers at the Hotel are acting on behalf of Franchisee and Management Company as their authorized representatives. Franchisor has the right to rely on instructions of Management Company and the managers at the Hotel as to matters relating to the operation and promotion of the Hotel, and the agreements of such managers are binding on Management Company and Franchisee.

          4. Existence and Power. Each of Management Company and Franchisee represents and warrants with respect to itself that (i) it is a legal entity duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation, (ii) it has the ability to perform its obligations under this Management Company Acknowledgment and under the Management Agreement, and (iii) it has all necessary power and authority to execute and deliver this Management Company Acknowledgment.

          5. Authorization; Contravention.

                    a. Management Company and Franchisee each represents and warrants with respect to itself that the execution and delivery of this Management Company Acknowledgment and the performance by Management Company and Franchisee of its respective obligations hereunder and under the Management Agreement: (i) have been duly authorized by all necessary action; (ii) do not require the consent of any third parties (including lenders) except for such consents as have been properly obtained; and (iii) do not and will not contravene, violate, result in a breach of, or constitute a default under (a) its certificate of formation, operating agreement, articles of incorporation, by-laws, or other governing documents, (b) any regulation of any governmental body or any decision, ruling, order, or award by which each may be bound or affected, or (c) any agreement, indenture or other instrument to which each is a party; and

                    b. Management Company represents and warrants to Franchisor that: (i) neither Management Company (including any and all of its directors and officers), nor any of its Affiliates or the funding sources for any of the foregoing is a Specially Designated National or Blocked Person (as defined in the Franchise Agreement); (ii) neither Management Company nor any of its Affiliates is directly or indirectly owned or controlled by the government of any country that is subject to an embargo by the United States government; and (iii) neither Management Company nor any of its Affiliates is acting on behalf of a government of any country that is subject to such an embargo. Management Company further represents and warrants that it is in compliance with any applicable anti-money laundering law, including the USA Patriot Act. Management Company agrees that it will notify Franchisor in writing immediately upon the occurrence of any event which would render the foregoing representations and warranties of this Section 5.b. incorrect.

          6. Controlling Agreement. If there are conflicts between any provision(s) of the Franchise Agreement and this Management Company Acknowledgment on the one hand and the Management Agreement on the other hand, the provision(s) of the Franchise Agreement and this Management Company Acknowledgment will control.

          7. No Release. This Management Company Acknowledgment will not release or discharge Franchisee from any liability or obligation under the Franchise Agreement and Franchisee will remain liable and responsible for the full performance and observance of all of the provisions, covenants, and conditions set forth in the Franchise Agreement.

          8. Limited Consent. Franchisor’s consent to Management Company operating the Hotel and Franchisor’s grant to Management Company of the right to operate the Hotel are personal to Management Company, and this Management Company Acknowledgment is not assignable by Franchisee or Management Company. If there is a change in control of Management Company or if Management Company becomes, is acquired by, comes under the control of, or merges with or into a Competitor, or if there is a material adverse change to the financial status or operational capacity of Management Company, Franchisee will promptly notify Franchisor of any such change and Management Company will be subject to the consent process under the Franchise Agreement as a new operator of the Hotel.

          9. Defined Terms. Unless specifically defined herein, all capitalized terms used in this Management Company Acknowledgment will have the same meanings set forth in the Franchise Agreement.

          10. Counterparts. This Management Company Acknowledgment may be executed in any number of counterparts, each of which will be deemed an original, but all of which, when taken together, will constitute one and the same instrument. Delivery of an executed signature page to this Management Company Acknowledgment by facsimile transmission will be effective as delivery of a manually signed counterpart of this Management Company Acknowledgment.

          11. Governing Law. This Management Company Acknowledgment will be construed in accordance with the laws of the State of Maryland without regard to the conflict of laws principles thereof, and contains the entire agreement of the parties hereto. Management Company hereby submits itself to the non-exclusive jurisdiction of the courts of the State of Maryland, United States of America, in any suit, action, or proceeding arising, directly or indirectly, out of or relating to this Management Company Acknowledgment; and so far as is permitted under applicable law, this consent to personal jurisdiction will be self-operative.

          12. Management Company’s Address. Management Company’s mailing address is 4290 New Town Avenue, Williamsburg, VA 23188. Management Company agrees to provide notice to both Franchisee and Franchisor if there is any change in Management Company’s mailing address.

          13. WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES. MANAGEMENT COMPANY, FRANCHISEE AND FRANCHISOR EACH HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE PUNITIVE DAMAGES IN ANY LITIGATION, ACTION, CLAIM, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, ARISING OUT OF, PERTAINING TO OR IN

ANY WAY ASSOCIATED WITH THE COVENANTS, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES SET FORTH HEREIN, THE RELATIONSHIPS OF THE PARTIES HERETO, WHETHER AS “MANAGEMENT COMPANY,” “FRANCHISEE” OR “FRANCHISOR” OR OTHERWISE, THIS AGREEMENT OR ANY OTHER MARRIOTT AGREEMENT, OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE FOREGOING.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Management Company Acknowledgment, under seal, as of the date first above written.

FRANCHISOR:

ATTEST:	MARRIOTT INTERNATIONAL, INC.

	By:	(SEAL)

Assistant Secretary	Name:
Title:

FRANCHISEE:

ATTEST:	APPLE TEN HOSPITALITY
MANAGEMENT, INC.

	By:	(SEAL)

(Assistant) Secretary	Name:
Title:

MANAGEMENT COMPANY:

WITNESS:	NEWPORT COLUMBIA MANAGEMENT, LLC

	By:	(SEAL)

Witness	Name:
Title:

ELECTRONIC SYSTEMS LICENSE AGREEMENT

          This Electronic Systems License Agreement (this “License Agreement”) is made and entered into effective as of the ____ day of ___________________, 2011 (“Effective Date”), between Marriott International, Inc., a Delaware corporation (“Franchisor”), and Apple Ten Hospitality Management, Inc., a Virginia corporation (“Franchisee”).

WITNESSETH:

          WHEREAS, Franchisor and Franchisee have entered into a Franchise Agreement dated as of the date hereof (the “Franchise Agreement”) under which Franchisee will establish and operate the Hotel under Franchisor’s System at the location specified in the Franchise Agreement; and

          WHEREAS, under the terms of the Franchise Agreement, Franchisee is required to use certain Electronic Systems in connection with, and as a condition of operating the Hotel, and Franchisor desires to make available to Franchisee such Electronic Systems under the terms of this License Agreement.

          NOW, THEREFORE, in consideration of the premises and the undertakings and commitments of each party to the other party set forth herein, the parties agree as follows:

          1. Defined Terms. Capitalized terms not defined in this License Agreement will have the meaning given to them in the Franchise Agreement.

          2. License Grant. Subject to the terms of this License Agreement, Franchisor hereby grants to Franchisee a nonexclusive, non-transferable right and license to use the Electronic Systems made available by Franchisor. For each Electronic System, the license will commence on the installation date thereof, and will extend until termination of this License Agreement or such time as Franchisor ceases to make such Electronic System available in accordance with Franchisor’s operation of the System.

          3. Ownership; Use Restrictions. All Electronic Systems will at all times remain the sole property of Franchisor or any third-party vendors, as applicable. Franchisee will at all times treat the Electronic Systems as confidential. Franchisee will not at any time, without Franchisor’s or such third party’s prior consent (which may be withheld in Franchisor’s or such third party’s sole discretion), copy, modify, reverse engineer, or otherwise duplicate the Electronic Systems or any component thereof, in whole or in part, or otherwise make the same available to any third party. Franchisee will use the Electronic Systems for the exclusive purpose of operating the Hotel in accordance with the Franchise Agreement. Franchisee will take reasonable measures to ensure that only authorized employees of Franchisee at the Hotel have access to the Electronic Systems, and only for permitted purposes hereunder. Such measures will be subject to review and inspection by Franchisor. Franchisee will not attempt to modify, delete or circumvent any measures used by Franchisor to safeguard the Electronic Systems and the Intellectual Property therein. Franchisor reserves the right to suspend Franchisee’s access to any Electronic System in order to protect Franchisor’s Intellectual Property or other systems, data or property of Franchisor or its vendors.

          4. Third Party Vendors; Preferred Vendors. If any Electronic System is provided by a third party vendor, Franchisee will comply with the terms provided by such vendors in connection therewith. Franchisee acknowledges and agrees that such third party vendors will have the right to enforce such terms directly against Franchisee, and Franchisor will have no liability in connection with Franchisee’s use of any third party Electronic System. Franchisor may also require Franchisee to execute license or similar agreements directly with such third party vendors in order to obtain access to Electronic Systems that are required under Franchisor’s System. Franchisee will be deemed to be in direct privity of contract with any third party provider of Electronic Systems. From time to time Franchisor may designate a third party vendor of Electronic Systems as a “preferred vendor” based on Franchisor’s reasonable judgment that such third party Electronic System is suitable or desirable for Franchisor’s System. Franchisee acknowledges and agrees that Franchisor neither endorses nor makes any representations or warranties in connection with any third party’s Electronic Systems, including any Electronic System provided by a preferred vendor.

          5. Support Services. Franchisor will use commercially reasonable efforts to maintain and support the Electronic Systems (the “Services”) during the term of this License Agreement either by itself or through third party vendors as deemed appropriate by Franchisor.

          6. Term and Termination. This License Agreement will commence on the Effective Date and remain in force until termination of the Franchise Agreement.

          7. DISCLAIMERS. FRANCHISEE ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS LICENSE AGREEMENT, FRANCHISOR PROVIDES THE ELECTRONIC SYSTEMS AND ANY ASSOCIATED SERVICES ON AN AS-IS BASIS, AND FRANCHISOR DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CUSTOM OR USAGE IN THE TRADE, IN CONNECTION WITH FRANCHISEE’S USE OF THE ELECTRONIC SYSTEMS AND THE PROVISION OF THE SERVICES UNDER THIS LICENSE AGREEMENT.

          8. Limitation on Liability. Franchisor will not be liable for any damage arising out of or in connection with the use or failure of any Electronic Systems or Services, including, but not limited to, corruption of data, and Franchisee hereby waives any right to or claim of any exemplary, incidental, indirect, special, consequential, or other similar damages (including loss of profits) in connection with the use or failure of Electronic Systems or Services, even if Franchisor has been advised of the possibility of same. Franchisor will use reasonable efforts, to the extent legally permissible, to pass through to Franchisee any warranties or other similar protections provided to Franchisor by Franchisor’s vendors with respect to Electronic Systems.

          9. Indemnification. Franchisee agrees to indemnify, defend and hold harmless Franchisor and its respective officers, directors, employees, agents, successors, and assigns, from any losses, fines, liabilities, damages and claims, and all related costs and expenses, including reasonable legal fees, disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties (collectively, “Losses”) incurred by Franchisor in connection with Franchisee’s use of the Electronic Systems or any failure by Franchisee to comply with the terms of this License Agreement. Such indemnification and hold harmless obligations will be subject to and incorporated into the Section of the Franchise Agreement delineating Franchisee’s indemnification obligations.

          10. Software License Rights Upon Termination. Franchisee acknowledges and agrees that most Software purchased by Franchisees through Franchisor’s procurement process is purchased in Franchisor’s name, and is not assignable to Franchisee upon termination of this License Agreement (“Non-Assignable Software”). As such, upon termination of this License Agreement, Franchisee’s right to use such Non-Assignable Software will automatically cease. With respect to software purchased through Franchisor’s procurement process that is assignable to Franchisee upon termination of this License Agreement (“Assignable Software”), upon the request of Franchisee, Franchisor will provide reasonable assistance in helping to facilitate assignment of such software, including obtaining consent of the vendor where necessary. Upon termination of this License Agreement, Franchisee will delete both Assignable Software and Non-Assignable Software obtained through Franchisor’s procurement process

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and, with respect to Assignable Software, Franchisee may reinstall such software on the applicable computing equipment using software copies obtained by Franchisee directly from the applicable vendor.

          11. Miscellaneous. All notices and other communications hereunder will be in writing and will be delivered in accordance with the terms of the Franchise Agreement. This License Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto. Waiver of any provision hereof in one or more instances will not preclude enforcement thereof on future occasions. This License Agreement may not be assigned by Franchisee to any third party, except in connection with an assignment of the Franchise Agreement as expressly permitted therein. This License Agreement and the legal relations between the parties hereto will be governed by and construed in accordance with the laws of the jurisdiction set forth in the Franchise Agreement. This License Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other communications, whether written or oral.

          12. WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES. FRANCHISEE AND FRANCHISOR EACH HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE PUNITIVE DAMAGES IN ANY LITIGATION, ACTION, CLAIM, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, ARISING OUT OF, PERTAINING TO OR IN ANY WAY ASSOCIATED WITH THE COVENANTS, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES SET FORTH HEREIN, THE RELATIONSHIPS OF THE PARTIES HERETO, WHETHER AS “FRANCHISEE” OR “FRANCHISOR” OR OTHERWISE, THIS AGREEMENT OR ANY OTHER MARRIOTT AGREEMENT, OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE FOREGOING.

          IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be duly executed and delivered, under seal, as of the date first above written.

FRANCHISOR:

ATTEST:	MARRIOTT INTERNATIONAL, INC.

	By:	(SEAL)

Assistant Secretary	Name: James C. Fisher
Title: Senior Vice President

FRANCHISEE:

ATTEST:	APPLE TEN HOSPITALITY
MANAGEMENT, INC.

	By:	(SEAL)

(Assistant) Secretary	Name: Justin G. Knight
Title: President

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OWNER AGREEMENT

          This AGREEMENT (“Agreement”) is entered into as of the ____ day of _________, 2011, by and among Marriott International, Inc., a Delaware corporation (“Franchisor”), Apple Ten Hospitality Management, Inc., a Virginia corporation (“Franchisee”), and Apple Ten Business Trust, a Virginia trust (“Owner”).

W I T N E S S E T H:

          WHEREAS, Franchisor and Franchisee are parties to that certain Relicensing Franchise Agreement dated as of __________, 2011 (as may be amended from time to time, the “Franchise Agreement”) relating to the Hotel (as defined in the Franchise Agreement); and

          WHEREAS, Franchisee and Owner have entered into a lease (the “Lease”) pursuant to which Franchisee will lease the Hotel from Owner and will operate the Hotel; and

          WHEREAS, Owner, Franchisee and Franchisor desire that the Hotel be operated as a System Hotel pursuant to the terms and conditions of the Franchise Agreement and this Agreement.

          NOW, THEREFORE, the parties, in consideration of the premises and the undertakings and commitments of each party set forth herein, agree as follows:

1.	[Intentionally Omitted.]

2.	Termination of the Franchise Agreement.

          Franchisor will have the right to terminate this Agreement immediately upon termination of the Franchise Agreement by delivering written notice to Owner.

3.	Termination of the Lease.

          Owner will notify Franchisor immediately of any pending or actual termination or expiration of the Lease that is to occur or has occurred prior to expiration of the Franchise Agreement, and Franchisor will have the right to terminate this Agreement and the Franchise Agreement in connection with any such expiration or termination. If there is a dispute between Owner and Franchisee relating to the termination of the Lease, Franchisor will have the right to permit Franchisee to operate the Hotel pursuant to the Franchise Agreement as long as Franchisee has possession of the Hotel, and all of Franchisor’s rights under this Agreement will be reserved pending resolution of such dispute whether by final court or administrative order or negotiated settlement.

4.	Transfers Not Involving Competitors.

          Section 17 of the Franchise Agreement will apply hereunder to any Transfer of the Hotel, any Ownership Interest in the Hotel, the Owner, this Agreement or the Lease, or a change of Control in Owner, Franchisee or Owner, as if Owner were a party thereto; any such Transfer(s) by Owner as described above will be made only in strict compliance with Section 17 as the context requires.

5.	Transfers Involving a Competitor and Right of First Refusal.

          A. No Transfers to a Competitor. If there is a proposed Transfer to a Competitor of the Hotel, any Ownership Interest in the Hotel, Owner’s Ownership Interest in this Agreement or in the

Lease, or an Ownership Interest in either Owner or a Control Affiliate of Owner, and Owner wishes to accept such proposed Transfer, Owner will give notice thereof to Franchisor, stating the full name and identity of the prospective purchaser or tenant, as the case may be, including the names and addresses of the Interestholders of such prospective purchaser or tenant, the price or rental and all terms of such proposed transaction, together with all other related information that is reasonably requested by Franchisor and reasonably available to Owner. Within thirty (30) days after receipt by Franchisor of such notice and information from Owner, Franchisor will notify Owner of Franchisor’s election, made in its sole discretion, of one (1) of the immediately following four (4) alternatives:

                    (1) Acquisition of Control of Hotel for Cash. If the proposed Transfer is a sale or lease of the Hotel for cash consideration, Franchisor (or its designee) will have the right to purchase or lease the Hotel at the same price or rental and upon the same terms (other than any terms relating to the Brand of the Hotel) as those contained in such offer from (or to) a Competitor. In such event, Owner and Franchisor (or its designee) will promptly enter into an agreement for sale or lease at the price or rental and on terms consistent with such offer.

                    (2) Acquisition of Owner/Acquisition of Control of Hotel. If the proposed Transfer is a purchase or lease of all or a portion of the Ownership Interests or the assets (which includes the Hotel) of Owner or an Affiliate of Owner, or a merger with or into Owner or an Affiliate of Owner, or the acquisition of Owner’s Ownership Interest in this Agreement or the Lease, or any sale or lease of the Hotel involving non-cash consideration, or other form of Transfer, Franchisor (or its designee) will have the right to purchase or lease the Hotel at the purchase or lease price under terms consistent with such offer as agreed to by the parties. If the parties are unable to agree as to purchase or lease price and terms within fourteen (14) days of Franchisor’s election, the purchase or lease price of the Hotel will be determined as provided below.

                              (a) Within thirty (30) days after the fourteen (14) day period in this Section 5.A.(2) expires, Franchisor and Owner will each obtain, at its own expense, an appraisal of the fair market value of the Hotel from a nationally recognized appraiser of Hotel properties comparable to the Hotel. In determining the fair market value, the appraisers will assume that the Hotel is not subject to a management agreement but is subject to the existing Franchise Agreement. If, after receiving such appraisals, the parties agree on the fair market value of the Hotel, such agreed fair market value will constitute the purchase or lease price.

                              (b) If, within fourteen (14) days after receiving the appraisals the parties are not able to agree on such fair market value, the purchase or lease price will be determined by “baseball arbitration” in Washington, D.C. in accordance with the Arbitration Rules for the Real Estate Industry of the American Arbitration Association then in effect (“AAA Rules”) as modified by this Agreement. The parties will jointly select a third party to act as the sole arbitrator (the “Arbitrator”) to determine the fair market value of the Hotel, and such Arbitrator will be a person having at least ten (10) years’ recent professional experience as to the subject matter in question and will be qualified to act as an Arbitrator in accordance with the AAA Rules. If the parties do not agree on an Arbitrator with such qualifications within fifteen (15) days after the expiration of such fourteen (14) day period referred to above, the Arbitrator will be appointed by the American Arbitration Association in Washington, D.C. in accordance with the AAA Rules.

                              (c) The Arbitrator will be instructed and obligated to decide, within thirty (30) days after appointment, whether the appraisal submitted by Franchisor or the appraisal submitted by Owner more accurately reflects the fair market value of the Hotel based upon the appraisals submitted and such information as is normally relied upon by an appraiser of hotels and real estate. Each party agrees to fully cooperate and provide all information requested by the Arbitrator related to the Arbitrator’s

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determination of the fair market value of the Hotel. The Arbitrator’s choice of appraisal will be in writing, will constitute the purchase price hereunder, and will be final, conclusive and binding on the parties as an “award” under the AAA Rules, and may be enforced by a court of competent jurisdiction. The expenses of the arbitration will be borne equally by the parties to the arbitration. Franchisor (or its designee) will have the right, at any time within thirty (30) days of being notified in writing of the decision of the Arbitrator, to either (a) purchase the Hotel premises and related property at the valuation determined by the Arbitrator, or (b) terminate this Agreement pursuant to clause (3) below.

                    (3) Termination of Owner Agreement and Franchise Agreement. Franchisor may place Owner and Franchisee in default and terminate this Agreement and the Franchise Agreement, respectively, in which event Owner and Franchisee will be obligated, jointly and severally, to pay Franchisor the applicable liquidated damages and otherwise comply with the obligations referenced in Section 9.B of this Agreement.

                    (4) Consent. Franchisor may consent to such Transfer, which consent will be on such terms as Franchisor may require, in its sole discretion.

          This Section 5.A will survive termination of this Agreement for any reason if, before such termination, any event specified in Section 5 occurs, as a result of which Franchisor has exercised (or has the right to exercise) such right of first refusal, notwithstanding Section 5.G.

          B. Affiliates. If a Competitor proposes to acquire all of the Ownership Interests of an Affiliate of Owner and such Affiliate does not directly or indirectly own, lease, or operate any hotels operating under a trade name owned by Franchisor or any of its Affiliates, Franchisor will not have any right of first refusal to purchase the Hotel or right to terminate this Agreement, as provided above in Section 5.A. with respect to such Transfer.

          C. Foreclosure. If the Transfer to a Competitor is by foreclosure, judicial or legal process, or any other means, Franchisor (or its designee) will have the right to purchase the Hotel upon notice to Owner. If the parties are unable to agree as to a purchase price and terms within thirty (30) days of Franchisor’s notice, the fair market value of the Hotel premises and related property will be determined by arbitration in accordance with Section 5.A.(2) above. This provision will survive the termination of this Agreement and the termination of the Franchise Agreement under Section 19.1 thereof in connection with the Competitor’s actions under Section 17.4.C of the Franchise Agreement or this Section 5.C.

          D. Owner Becomes a Competitor. If Owner or any of its Affiliates becomes a Competitor, Owner will notify Franchisor in accordance with Section 5.A., and provide all information reasonably requested by Franchisor related to becoming a Competitor and requested thereby and provide the data required pursuant to Section 5.A, or if Franchisor otherwise determines that Owner or any of its Affiliates has become a Competitor, Franchisor will so notify Owner and Franchisor will have the rights provided in Section 5.A., as if the Hotel were subject to a non-cash offer from a third party except that Franchisor will have thirty (30) days instead of fourteen (14) to agree on purchase terms.

          E. Right of First Refusal. In addition to the events specified in Section 5.A, Franchisor will have the rights set forth in Section 5.A. if any event occurs granting Franchisor a right of first refusal under Section 17 of the Franchise Agreement, and, in connection with such event, Owner fails to terminate the Lease and enter into, or cause a Substitute Operator to enter into, an Interim Franchise Agreement and/or a New Franchise Agreement, as applicable, in accordance with this Agreement.

          F. Real Estate Rights. Owner acknowledges that Franchisor’s rights under this Section 5 are real estate rights with respect to the Hotel. Franchisor is entitled to file a record of such interest in and

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among the appropriate real estate records of the jurisdiction in which the Hotel is located, and Owner will cooperate as requested by Franchisor in such filing. Such filing will indicate that Franchisor’s rights in real estate under Section 17.4 of the Franchise Agreement and Section 5 of this Agreement will be subordinate only to the exercise of the rights of bona fide lenders under a mortgage or security deed secured by the Hotel, only if and for so long as: (i) the lender is not a Competitor or Affiliate of a Competitor; (ii) any such mortgage or security deed is and remains validly recorded and in full force and effect; and (iii) the indebtedness underlying such mortgage or security deed complies with the requirements of Section 7 hereof. Owner agrees that damages are not an adequate remedy if Owner breaches its obligations under this Section 5 and that Franchisor will be entitled to injunctive relief to prevent or remedy such breach without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting a bond. If this Agreement is terminated and Owner’s rights under this Section 5 are no longer in effect, at the request of Owner or the transferee, Franchisor will deliver an instrument in recordable form to terminate any such recording of interest in real estate.

          G. Survival of Right of First Refusal. Except for termination of this Agreement pursuant to Section 5.A.(3) above, Owner agrees that Franchisor’s rights under Section 5 will survive early termination of this Agreement (as opposed to expiration of this Agreement as provided in Section 12 hereof) and will bind Owner and its Affiliates, if the events in either Section 5.G.(1) or Section 5.G.(2) occur:

                    (1) before or within six (6) months after termination of this Agreement, a proposed Transfer to a Competitor occurs with respect to the Hotel, Owner or an Affiliate, or an Ownership Interest in either Owner or such Affiliate; and

                              (a) the Franchise Agreement is terminated under (x) Sections 19.1.K or L; or (y) Section 19.2.B; or (z) Section 19.2.D based upon a violation of Section 13.2; or

                              (b) the Franchise Agreement is terminated under Section 19.1.A, B, C, D or E and an Affiliate, principal, or director of Owner obtains possession of the Hotel, or such Affiliate, principal, or director is the party filing the suit or seeking the execution or foreclosure referenced in Section 19.1.

                    (2) there is a purported early termination of this Agreement (as opposed to expiration of this Agreement as provided in Section 12 of this Agreement) by Owner and before or within six (6) months after such purported termination, a proposed Transfer to a Competitor occurs with respect to the Hotel, the Owner or an Affiliate of Owner, or an Ownership Interest in either Owner or such Affiliate.

6.	[Intentionally Omitted.]

7.	Financing of the Hotel.

          Owner will not, and will cause each Interestholder in Owner to not, incur or replace any indebtedness that is secured by a lien on or mortgage of the Hotel or pledge of Ownership Interests in Owner (whether such indebtedness is incurred (i) individually on behalf of the Hotel or (ii) on a pooled basis with other hotels or legal entities (a “Financed Pool”)) unless the following conditions are met at the time the indebtedness is incurred or replaced: (1) the terms of such indebtedness are commercially reasonable; (2) the debt coverage ratio is equal to or greater than 1.3; and (3) the lender is not a Competitor or an Affiliate of a Competitor. The condition set forth in clause (2) of the immediately preceding sentence will not apply to indebtedness incurred prior to the third anniversary of the Opening Date to finance the construction of the Hotel (or the conversion of such construction financing to permanent financing, if such permanent financing is obtained at the same closing as the construction

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financing). The debt coverage ratio as of any calculation date is the ratio of: (a) cash available for the payment of debt service (interest and principal) for the Hotel (or hotels, including the Hotel, that are part of the Financed Pool) from Gross Revenues (after deduction for any management fee or reserve required under the Franchise Agreement, any management agreement, or under the terms of any financing) of the Hotel (or hotels, including the Hotel, that are part of the Financed Pool) for the twelve (12) months immediately preceding such calculation date, to (b) the greater of (x) the actual contractual amount of debt service payments required to be made during the twelve (12) month period after the calculation date for the Hotel (or hotels, including the Hotel, that are part of the Financed Pool) or (y) the amount of debt service payments that would be required to be made during the twelve (12) month period after the calculation date for the Hotel (or hotels, including the Hotel, that are part of the Financed Pool) assuming the indebtedness bears interest at an interest rate of 7.5% and has a 20-year mortgage-style principal amortization. Owner will give notice to Franchisor of the component hotels and legal entities in a Financed Pool before incurring such indebtedness.

8.	Operation of the Hotel.

          The Hotel will be operated as a System Hotel for the term hereof. Owner shall cause Franchisee to operate the Hotel in accordance with the terms of the Franchise Agreement. Failure of Owner to comply with the provisions of this Section 8 will be a material default by Owner hereunder giving Franchisor the right to terminate this Agreement and the Franchise Agreement.

9.	Owner’s Obligations under the Franchise Agreement.

          A. Franchisee Default. If Franchisor declares Franchisee to be in default under the Franchise Agreement, Franchisor may (after providing the notice and applicable cure period, if any, required in Section 1 above) enforce the Franchise Agreement directly against Owner as if Owner were the Franchisee under the Franchise Agreement, and Owner will perform, or cause to be performed, the provisions of the Franchise Agreement including, without limitation, Section 3 on fees, Section 9 on operations of the Hotel, Section 11.2 on the Reserve, and Section 16 on indemnification and insurance.

          B. Termination of Franchise Agreement. If the Franchise Agreement is terminated and Franchisee fails to perform any post-termination obligation under the Franchise Agreement, Franchisor may enforce the Franchise Agreement directly against Owner as if Owner were the Franchisee under the Franchise Agreement, and Owner will perform, or cause to be performed, all post-termination obligations of Franchisee under the Franchise Agreement, including, without limitation, Section 16.1 on indemnification, Section 19.3 on liquidated damages, Section 20.1.A. on de-identifying the Hotel as part of the System and cessation of the use of the System and Proprietary Marks, and Section 20.1.B. on paying other costs and amounts.

10.	Provisions of the Lease.

          Any lease governing the lease and operation of the Hotel (including the Lease) will include the substance of the immediately following provisions or such other provisions and requirements as set forth in the Franchise Agreement or in Franchisor’s then-current disclosure document.

          A. Franchisee will have exclusive possession of the Hotel and exclusive control of the day-to-day operations of the Hotel;

          B. The Hotel will be operated in full compliance with the provisions of the Franchise Agreement. The Franchise Agreement will control in case of conflict with the lease;

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          C. A default by Franchisee under the terms of the Franchise Agreement will constitute a default under the terms of the lease;

          D. In the event of an uncured default caused by Franchisee that leads to termination of the Franchise Agreement, the lease will be terminated; and

          E. The provisions in the lease that reflect this Section 10 and any other provisions in the lease affecting, or for the benefit of, Franchisor will not be amended or modified without Franchisor’s prior written consent.

11.     Surrender by Franchisee.

          Upon the occurrence of the events described herein for the replacement of Franchisee as possessor and operator of the Hotel, Franchisee will surrender its rights and interest in the Franchise Agreement to Franchisor and peaceably turn over possession of the Hotel to Owner without need for legal or judicial process.

12.     Term.

          The term of this Agreement will commence on the date first set forth above and will expire upon the expiration of the term of the Franchise Agreement unless this Agreement is terminated prior thereto in accordance with this Agreement. If the term of the Franchise Agreement is renewed or otherwise extended, the term of this Agreement automatically will be extended to be coterminous with the extended term of the Franchise Agreement.

13.     Survival.

          Notwithstanding any provision to the contrary contained herein, Sections 9, 16 and 17 of this Agreement will survive and remain in full force and effect after termination or expiration of this Agreement for any reason, and Sections 5 and 14 will survive the termination or expiration of this Agreement for any reason to the extent provided in such Sections.

14.     Casualty.

          If the Hotel is damaged or destroyed by fire or other cause and such damage or destruction is substantial and material, affecting over fifty percent (50%) of the Hotel, and necessitates the closing of the Hotel for a period in excess of ninety (90) days, Owner will have the right to terminate this Agreement and to cause the Franchise Agreement to be terminated upon notice to Franchisor given within ninety (90) days of such closing of the Hotel if it elects not to repair or rebuild the Hotel. Owner and Franchisee will not be required to pay Franchisor the liquidated damages due under Section 19.3 of the Franchise Agreement in connection with such termination if such casualty is the sole basis for termination of this Agreement and Owner and Franchisee execute and deliver to Franchisor a termination agreement and release in form and substance acceptable to Franchisor; provided, however, if subsequent to such notice and before the date on which the Term of the Franchise Agreement would otherwise have ended under Section 4 of the Franchise Agreement if such notice of termination had not been given (the “Term Expiration Date”), Owner, or any of its Affiliates or Interestholder with an Ownership Interest of twenty-percent (20%) or greater (the “Owner Entity”) operates a hotel; vacation, timesharing, interval or fractional ownership facility; condominium; apartment; or other lodging product at the Approved Location (the “Other Lodging Product”), which Other Lodging Product is not operated under a license or franchise from Franchisor or one of its Affiliates, then in such event, Owner will be obligated to promptly pay to Franchisor an amount equal to the applicable liquidated damages set forth in Section 19.3 of the

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Franchise Agreement, but clause (ii) in the calculation of liquidated damages will be the lesser of (a) thirty-six (36) or (b) one-half (½) the number of months then remaining between (x) the date on which the Other Lodging Product is first operated by or for the Owner Entity or Franchisee Entity, and (y) the Term Expiration Date. Owner’s obligations set forth in this Section 14 will survive termination of this Agreement. If the Hotel does not close for ninety (90) days or the Owner does not elect to terminate this Agreement in accordance with the provisions of this Section 14, the Hotel will be promptly renovated and reopened within a reasonable time in accordance with the System and pursuant to plans and specifications approved by Franchisor in accordance with Section 6.2 of the Franchise Agreement.

15.	Condemnation.

          Owner will, at the earliest possible time, give Franchisor notice of any proposed taking of the Hotel by eminent domain, condemnation, compulsory acquisition, or similar proceeding. If such taking is substantial enough to render impractical the continued operation of the Hotel in accordance with the System and guest expectations, this Agreement will terminate upon notice by Franchisor, Owner, or Franchisee to the other parties and the execution and delivery of a termination agreement and release in form and substance acceptable to Franchisor (and the Franchise Agreement will terminate upon notice by Franchisor or Franchisee to the other party and the execution and delivery of a termination agreement and release in form and substance acceptable to Franchisor), and Franchisor will share equitably in the condemnation award; provided, however, Franchisor’s portion of such award will be limited to compensating Franchisor for Franchisor’s lost Franchise Fees, which amount will not exceed the amount of the applicable liquidated damages due under Section 19.3 of the Franchise Agreement. Further, if such condemnation is the sole basis for termination of this Agreement and the Franchise Agreement, Franchisor’s portion of such award will be in lieu of payment of the applicable liquidated damages due under Section 19.3 of the Franchise Agreement. If such taking, in Franchisor’s opinion, will not render the continued operation of the Hotel impractical, Owner must promptly make whatever repairs and restorations are necessary to make the Hotel conform substantially to its condition, character, and appearance immediately before such taking, according to plans and specifications approved by Franchisor. Owner will take all measures necessary to ensure that the resumption of normal operation of the Hotel is not unreasonably delayed.

16.	Notices.

          A. Subject to Section 16.B., all notices, requests, demands, statements, and other communications required or permitted to be given under the terms of this Agreement will be in writing and delivered by hand against receipt, sent by certified mail (postage prepaid and return receipt requested), or carried by reputable overnight courier service, to the respective party at the following addresses:

To Franchisor:	Marriott International, Inc.
10400 Fernwood Road
Bethesda, MD 20817
Attn: Law Department 52/923.25

With a copy to:	Marriott International, Inc.
10400 Fernwood Road
Bethesda, MD 20817
Attn: Vice President, Owner and Franchise Services

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To Franchisee:	Apple Ten Hospitality Management, Inc.
814 East Main Street
Richmond, VA 23219
Attn: Krissy Gathright, Vice President
Email: kgathright@applereit.com

To Owner:	Apple Ten Business Trust
814 East Main Street
Richmond, VA 23219
Attn: Krissy Gathright, Vice President
Email: kgathright@applereit.com

or at such other address as designated by notice from the respective party to the other parties. Any such notice or communication will be deemed to have been given at the date and time of: (A) receipt or first refusal of delivery, if sent via certified mail or delivered by hand; or (B) one day after the posting thereof, if sent via reputable overnight courier service.

          B. Franchisor may provide Franchisee and Owner with routine information, invoices, the Standards and other System requirements and programs, such as the Quality Assurance Program, including any modifications thereto, by regular mail or by e-mail, facsimile, or by making such information available to Franchisee and Owner on the Internet, an extranet, or other electronic means.

17.	Successors and Assigns.

          Franchisor will have the right to Transfer this Agreement to any Person without prior notice to, or consent of, Owner or Franchisee, provided the transferee assumes Franchisor’s obligations to Owner and Franchisee under this Agreement. Owner and Franchisee hereby acknowledge and agree that any such Transfer will constitute a release and novation of Franchisor with respect to this Agreement. This Agreement may not be assigned by Owner or Franchisee without the consent of Franchisor.

18.	Governing Law.

          This Agreement is executed pursuant to, and will be interpreted and construed under and governed exclusively by, the laws of the State of Maryland, United States of America, which laws will prevail in the event of any conflict of law. Each party hereby expressly and irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of Maryland, United States of America, in any suit, action, or proceeding arising, directly or indirectly, out of or relating to this Agreement; and so far as is permitted under applicable law, this consent to personal jurisdiction will be self-operative. Nothing in this Section 18 is intended, or will be deemed, to make the Maryland Franchise Registration and Disclosure Law apply to this Agreement, or the transactions or relationships contemplated hereby, if such law otherwise would not be applicable.

19.	Hotel Ownership and Ownership Structure.

          A. Owner represents, warrants, and covenants to Franchisor that (i) Owner is the sole owner of the Hotel and holds good and marketable fee title to the Approved Location of the Hotel; and (ii) Owner is owned directly and indirectly as set forth on Attachment A. Upon the request of Franchisor, Owner will submit to Franchisor evidence, in form and substance satisfactory to Franchisor, confirming that Owner is owned directly and indirectly as set forth on Attachment A.

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          B. Owner represents, warrants, and covenants to Franchisor that: (i) neither Owner (including any and all of its directors and officers), nor any of its Affiliates or the funding sources for any of the foregoing is a Specially Designated National or Blocked Person; (ii) neither Owner nor any of its Affiliates is directly or indirectly owned or controlled by the government of any country that is subject to an embargo by the United States government; and (iii) neither Owner nor any of its Affiliates is acting on behalf of a government of any country that is subject to such an embargo. Owner further represents and warrants that it is in compliance with any applicable anti-money laundering law, including the USA Patriot Act. Owner agrees that it will notify Franchisor in writing immediately upon the occurrence of any event that would render the foregoing representations and warranties of this Section 19.B. incorrect.

20.	Entire Agreement; Counterparts.

          A. This Agreement, including the attachments hereto, and the agreements executed simultaneously herewith, or pursuant to, or in connection with, this Agreement (including, without limitation, the Franchise Agreement), contains the entire agreement between the parties hereto as it relates to the Hotel as of the date hereof. The Franchise Agreement is attached hereto as Attachment C; Owner hereby acknowledges that it has read and fully understands Attachment B as it applies hereunder.

          B. This Agreement may be executed in a number of identical counterparts, each of which will be deemed an original for all purposes and all of which will constitute, collectively, one agreement. Delivery of an executed signature page to this Agreement by facsimile transmission will be effective as delivery of a manually signed counterpart of this Agreement. This is a fully integrated agreement. No agreement of any kind relating to the matters covered by this Agreement will be binding upon any party unless and until the same has been made in a written, non-electronic instrument that has been duly executed by the non-electronic signature of all interested parties. This Agreement may not be amended or modified by conduct manifesting assent, or by electronic signature, and each party is hereby put on notice that any individual purporting to amend or modify this Agreement by conduct manifesting assent or by electronic signature is not authorized to do so.

21.	Effects of Waivers.

          No waiver, delay, omission, or forbearance on the part of Franchisor or Owner to exercise any right, option or power arising from any default or breach by the other party, or to insist upon strict compliance by the other party with any obligation or condition hereunder, will affect or impair the rights of Franchisor or Owner, respectively, with respect to any such default or breach or subsequent default or breach of the same or of a different kind. Any delay, forbearance, or omission of either party to exercise any right arising from any such default or breach will not affect or impair such party’s rights with respect to such default or breach or any future default or breach. Franchisor will not be liable to Owner for providing (or denying) any waiver, approval, consent, or suggestion to Owner in connection with this Agreement or by reason of any delay or denial of any request.

22.	Construction and Severability.

          A. Except as expressly provided to the contrary herein, each section, part, term and/or provision of this Agreement will be considered severable; and if, for any reason any section, part, term of provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such will not impair the operation of, or have any other effect upon, such other sections, parts, terms and provisions of this Agreement as may remain otherwise intelligible, and the latter will continue to be given full force and effect and bind the parties hereto. To the extent possible, such invalid or unenforceable sections, parts, terms or provisions will be

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deemed to be replaced with a provision that is valid and enforceable and most nearly reflects the original intent of the invalid or unenforceable provision.

          B. Nothing in this Agreement is intended, or will be deemed, to create any third party beneficiary or confer any rights or remedies under or by reason of this Agreement upon any Person other than Franchisor (and its Affiliates), Franchisee, or Owner, and their respective permitted successors and assigns.

23.	Captions.

          Captions and section headings are used for convenience only. They are not part of this Agreement and will not be used in construing it.

24.	Owner Representations, Warranties and Covenants.

          Owner represents, warrants and covenants that (i) it is a legal entity duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation, (ii) it and its Affiliates have and will continue to have throughout the term hereof the ability to perform their obligations under this Agreement, (iii) it has all necessary power and authority to execute and deliver this Agreement, (iv) it has read and fully understands the Franchise Agreement as it applies hereunder, and (v) during the term of the Franchise Agreement it will not enter into an agreement for the management of the Hotel that does not comply with the provisions of the Franchise Agreement, unless otherwise approved by Franchisor.

25.	Cost of Enforcement.

          If for any reason it becomes necessary for Franchisor or Owner to initiate any legal or equitable action to secure or protect its rights under this Agreement, the prevailing party will be entitled to recover all costs incurred by it in successfully enforcing such rights, including reasonable attorneys’ fees.

26.	Capitalized Terms.

          Unless the context requires otherwise, capitalized terms not defined herein will have the meaning stated in the Franchise Agreement.

27.	WAIVER OF JURY TRIAL AND PUNITIVE DAMAGES.

          OWNER, FRANCHISEE AND FRANCHISOR EACH HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE PUNITIVE DAMAGES IN ANY LITIGATION, ACTION, CLAIM, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, ARISING OUT OF, PERTAINING TO OR IN ANY WAY ASSOCIATED WITH THE COVENANTS, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES SET FORTH HEREIN, THE RELATIONSHIPS OF THE PARTIES HERETO, WHETHER AS “OWNER”, “FRANCHISEE,” OR “FRANCHISOR” OR OTHERWISE, THIS AGREEMENT OR ANY OTHER MARRIOTT AGREEMENT, OR ANY ACTIONS OR OMISSIONS IN CONNECTION WITH ANY OF THE FOREGOING.

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          IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Owner Agreement, under seal, as of the date first above written.

FRANCHISOR:

ATTEST:	MARRIOTT INTERNATIONAL, INC.

	By:	(SEAL)

Assistant Secretary	Name:
Title:

FRANCHISEE:

ATTEST:	APPLE TEN HOSPITALITY MANAGEMENT, INC.
a Virginia corporation

	By:	(SEAL)

(Assistant) Secretary	Name:
Title:

OWNER:

WITNESS:	APPLE TEN BUSINESS TRUST
a Virginia trust

	By:	(SEAL)

Witness	Name:
Title:

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ATTACHMENT A

Equity Interest(s) in Owner

Ownership of Apple Ten Business Trust	% Interest

Apple Ten Hospitality Ownership, Inc.	100%
814 East Main Street
Richmond, VA 23219

Ownership of Apple Ten Hospitality Ownership, Inc.	% Interest

Apple Ten Hospitality Management, Inc.	100%
814 East Main Street
Richmond, VA 23219

Ownership of Apple Ten Hospitality, Inc.	% Interest

Apple REIT Ten, Inc.	100%
814 East Main Street
Richmond, VA 23219

Ownership of Apple REIT Ten, Inc.	% Interest

Publicly-Held Company	100%

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ATTACHMENT B

FRANCHISE AGREEMENT

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